AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 13, 2010
Registration No. [_____]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TRANSWITCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	06-1236189
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

Three Enterprise Drive
Shelton, Connecticut 06484
(203) 929-8810
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dr. M. Ali Khatibzadeh
President and Chief Executive Officer
TranSwitch Corporation
Three Enterprise Drive
Shelton, Connecticut 06484
(203) 929-8810
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:
Timothy C. Maguire, Esq.
Jessica H. Collins, Esq.
Brown Rudnick LLP
One Financial Center
Boston, Massachusetts 02111
Telephone: (617) 856-8200
Telecopy: (617) 856-8201

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:   ☒

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer	☒

Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Small reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered (1)	Amount to be Registered (Shares)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Rights to purchase shares of Common Stock, no par value (2)	—	—	—	$0.00
Common Stock, par value $0.001 per share, underlying the rights	—	—	$10,000,000	$713.00

(1)
This registration statement relates to (a) the subscription rights to purchase Common Stock and (b) the shares of Common Stock deliverable upon the exercise of the subscription rights pursuant to the rights offering described in this Registration Statement on Form S-1.

(2)
The subscription rights are being issued without consideration. Pursuant to Rule 457(g), no separate registration fee is payable with respect to the subscription rights being offered hereby since the subscription rights are being registered in the same registration statement as the securities to be offered pursuant thereto.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 13, 2010

PRELIMINARY PROSPECTUS

[—] SHARES OF COMMON STOCK
SUBSCRIPTION RIGHTS TO PURCHASE AN AGGREGATE OF UP TO [—] SHARES OF COMMON STOCK AT $[—] PER SHARE

We are distributing, at no charge, to holders of our common stock subscription rights to purchase up to [—] shares of our common stock. We refer to this offering as the “rights offering.” In the rights offering, you will receive one subscription right for each full share of common stock owned at 5:00 p.m., Eastern Time, on[—], 2010, the record date of the rights offering.

Each subscription right will entitle you to purchase [—] shares of our common stock at a subscription price of $[—] per share, which we refer to as the basic subscription right. If you fully exercise all of your basic subscription rights, and other stockholders do not fully exercise their basic subscription rights, you will be entitled to exercise an over-subscription privilege to purchase a portion of the unsubscribed shares at the same price of $[—] per share, subject to proration and subject, further, to reduction by us under certain circumstances. To the extent you properly exercise your over-subscription privilege for an amount of shares that exceeds the number of the unsubscribed shares available to you, any excess subscription payments will be returned promptly, without interest or penalty.

The subscription rights will expire if they are not exercised by 5:00 p.m., Eastern Time, on [—], 2010, but we may extend the rights offering for additional periods ending no later than [—], 2010. Our board of directors may cancel the rights offering for any reason at any time before it expires. If we cancel the rights offering, all subscription payments received will be returned promptly, without interest or penalty.

We have agreed with Computershare Trust Company, N.A.  to serve as the subscription agent for the rights offering. The subscription agent will hold in escrow the funds we receive from subscribers until we complete or cancel the rights offering. We have agreed with Georgeson, Inc. to serve as information agent for the rights offering.

OUR BOARD OF DIRECTORS IS NOT MAKING A RECOMMENDATION REGARDING YOUR EXERCISE OF THE SUBSCRIPTION RIGHTS. You should carefully consider whether to exercise your subscription rights before the rights offering expires. All exercises of subscription rights are irrevocable.

THE PURCHASE OF SHARES OF OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD READ CAREFULLY THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 9 OF THIS PROSPECTUS.

Our common stock is traded on The NASDAQ Capital Market under the symbol “TXCC.”  The last reported sales price of our common stock on April 9, 2010 was $2.87 per share. The shares of common stock issued in the rights offering will also be listed on The Nasdaq Capital Market under the same ticker symbol.

This is not an underwritten offering. Our shares of common stock are being offered directly by us without the services of an underwriter or selling agent.

If you have any questions or need further information about this rights offering, please call Georgeson, Inc., our information agent for the rights offering, at (212) 440-9800 (call collect) or at  (888) 867-6856 (toll-free).

The date of this prospectus is [—], 2010.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION	1
QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING	2
SUMMARY	6
RISK FACTORS	9
CAPITALIZATION	17
DETERMINATION OF SUBSCRIPTION PRICE	18
DILUTION	19
SELECTED CONSOLIDATED FINANCIAL DATA	20
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	21
PRICE RANGE OF OUR COMMON STOCK AND DIVIDEND INFORMATION	30
OFFICER AND DIRECTORS INFORMATION	32
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS	37
COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS	43
THE RIGHTS OFFERING	53
USE OF PROCEEDS	60
PLAN OF DISTRIBUTION	61
DESCRIPTION OF COMMON STOCK	62
CERTAIN ANTI-TAKEOVER PROVISIONS OF OUR CERTIFICATE OF INCORPORATION AND BY-LAWS AND DELAWARE LAW	63
LEGAL MATTERS	64
EXPERTS	64
WHERE YOU CAN FIND MORE INFORMATION	65
INCORPORATION OF DOCUMENTS BY REFERENCE	65
CONSOLIDATED FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULE	F-1 - F-8

-i-

Important Notice about the Information Presented in this Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. For further information, see the section of this prospectus entitled “Where You Can Find More Information.” We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information appearing in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or the applicable prospectus supplement, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since such dates.

ABOUT THIS PROSPECTUS

We obtained statistical data, market data, and other industry data and forecasts used throughout this prospectus from market research, publicly available information, and industry publications. Industry publications generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy or completeness of the information. Similarly, while we believe that the statistical data, industry data, and forecasts and market research are reliable, we have not independently verified the data, and we do not make any representation as to the accuracy of the information. We have not sought the consent of the sources to refer to their reports appearing in this prospectus.

Unless the context otherwise requires, the terms “TranSwitch,” “the Company,” “our company,” “we,” “us,” “our” and similar names refer collectively to TranSwitch Corporation and its subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

 This prospectus includes and incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included or incorporated in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause our actual results to differ materially from those indicated by these forward-looking statements. These important factors include the factors that we identify in the documents we incorporate by reference in this prospectus, as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. See “Risk Factors.” You should read these factors and other cautionary statements made in this prospectus and any accompanying prospectus supplement, and in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in the prospectus and any accompanying prospectus supplement, and in the documents incorporated by reference. We do not assume any obligation to update any forward-looking statements made by us.

QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING

The following are examples of what we anticipate will be common questions about the rights offering.  The answers are based on selected information included elsewhere in this prospectus. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the rights offering. This prospectus and the documents incorporated by reference into this prospectus contain more detailed descriptions of the terms and conditions of the rights offering and provide additional information about us and our business, including potential risks related to the rights offering, the shares of our common stock offered in the rights offering and our business.

What is the rights offering?

We are distributing, at no charge, to holders of our shares of common stock,  subscription rights to purchase shares of our common stock at a price of $[— ] per whole share. You will receive one subscription right for each share of common stock you owned as of 5:00 p.m., Eastern Time, on [—], 2010, the record date for the rights offering. Each subscription right entitles the holder to a basic subscription right and an over-subscription privilege, as described below.

What is the basic subscription right?

The basic subscription right gives our stockholders the opportunity to purchase an aggregate of [—] shares of our common stock at a subscription price of $[— ] per share. For each share you owned as of the record date for the rights offering, your basic subscription right gives you the opportunity to purchase [— ] shares. For example, if you owned 100 shares of common stock as of the record date, you would have received 100 subscription rights and would have the right to purchase [— ] shares of our common stock for $[— ] per full share (or a total payment of $[—]). You may exercise all or a portion of your basic subscription rights, or you may choose not to exercise any subscription rights at all. If you exercise less than all of your basic subscription rights, you will not be entitled to purchase shares under your over-subscription privilege.

We will not issue or pay cash in place of fractional rights or fractional shares. Instead, we will round up any fractional rights to the nearest whole right, or any resulting fractional shares to the nearest whole share. If you hold a TranSwitch stock certificate, the number of shares you may purchase pursuant to your basic subscription rights is indicated on the enclosed rights certificate. If you hold your shares in the name of a broker, dealer, custodian bank or other nominee who uses the services of the Depository Trust Company (“DTC”), you will not receive a rights certificate. Instead, DTC will issue one subscription right to your nominee record holder for each share of our common stock that you own as of the record date. If you are not contacted by your nominee, you should contact your nominee as soon as possible.

What is the over-subscription privilege?

If you purchase all of the shares available to you pursuant to your basic subscription rights, you may also choose to purchase a portion of any shares that our other stockholders do not purchase through the exercise of their basic subscription rights. You should indicate on your rights certificate, or the form provided by your nominee if your shares are held in the name of a nominee, how many additional shares you would like to purchase pursuant to your over-subscription privilege. As described below, this offering is limited to an aggregate subscription price of $10,000,000.

If sufficient shares are available, we will seek to honor your over-subscription request in full. If over-subscription requests exceed the number of shares available, however, we will allocate the available shares pro rata among the stockholders exercising the over-subscription privilege in proportion to the number of shares of our common stock each of those stockholders owned on the record date, relative to the number of shares owned on the record date by all stockholders exercising the over-subscription privilege. If this pro rata allocation results in any stockholder receiving a greater number of shares than the stockholder subscribed for pursuant to the exercise of the over-subscription privilege, then such stockholder will be allocated only that number of shares for which the stockholder oversubscribed, and the remaining shares will be allocated among all other stockholders exercising the over-subscription privilege on the same pro rata basis described above. The proration process will be repeated until all shares have been allocated.

To properly exercise your over-subscription privilege, you must deliver to the subscription agent the subscription payment related to your over-subscription privilege before the rights offering expires. If you send payment by uncertified check, payment will not be deemed to have been delivered to the subscription agent until the check has cleared. Because we will not know the total number of unsubscribed shares before the rights offering expires, if you wish to maximize the number of shares you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of shares that may be available to you (i.e., the aggregate payment for both your basic subscription rights and for any additional shares you desire to purchase pursuant to your over-subscription privilege).  See “The Rights Offering—The Subscription Rights—Over-Subscription Privilege.” Any excess subscription payments received by the subscription agent will be returned promptly, without interest or penalty.

We will not issue or pay cash in place of fractional rights or fractional shares. Instead, we will round up any fractional rights to the nearest whole right, or any resulting fractional shares to the nearest whole share.

Computershare Trust Company, N.A., our subscription agent for the rights offering, will determine the over-subscription allocation based on the formula described above.

What happens if holders exercise basic subscription rights or over-subscription rights to purchase more than [—] shares in this offering?

If the rights holders exercise their basic subscription rights to purchase more than [—] shares, we will allocate the [—]available shares pro rata among rights holders who exercise their basic subscription rights, based on the number of shares they own on the record date. If the rights holders exercise their basic subscription rights to purchase less than [—] shares, we will allocate the remaining available shares pro rata among rights holders who exercise their over-subscription rights, based on the number of shares they own on the record date. The allocation process will assure that the total number of shares available for basic subscriptions and over-subscriptions is distributed on a pro rata basis. The percentage of shares each rights holder may acquire will be rounded up to result in delivery of whole shares.

Payments for basic subscription and over-subscription rights will be deposited upon receipt by the subscription agent and held in a segregated account with the subscription agent pending a final determination of the number of shares to be issued pursuant to the basic and over-subscription rights. If the prorated amount of shares allocated to you in connection with your basic subscription and over-subscription right is less than your basic subscription and over-subscription request, then the excess funds held by the subscription agent on your behalf will be promptly returned to you without interest or penalty. We will issue certificates or direct registration system statement (“DRS”) representing your shares of our common stock, or credit your account at your nominee holder with shares of our common stock, electronically in registered, book-entry form only on our records or on the records of our transfer agent, Computershare Trust Company, N.A., that you purchased pursuant to your basic subscription and over-subscription rights as soon as practicable after the rights offering has expired and all proration calculations, reductions, and additions contemplated by the terms of the rights offering have been effected.

Are there any limits on the number of shares I may purchase in the rights offering or own as a result of the rights offering?

You may only purchase the number of whole shares of common stock purchasable upon exercise of the number of basic subscription rights distributed to you in the rights offering, plus the maximum amount of over- subscription privilege shares available, if any. Accordingly, the number of shares of common stock that you may purchase in the rights offering is limited by the number of shares of our common stock you held on the record date and by the extent to which other stockholders exercise their subscription rights and over-subscription privileges, which we cannot determine prior to completion of the rights offering.  We reserve the right to reject any or all subscriptions not properly submitted or the acceptance of which would, in the opinion of our counsel, be unlawful or trigger the “poison pill” through the purchase of 15% or more of our outstanding common stock as set forth in our rights agreement dated as of October 1, 2001, as amended on February 24, 2006 with Computershare Trust Company, N.A., as rights agent.

Why are we engaging in a rights offering and how will we use the proceeds from the rights offering?

The purpose of this rights offering is to raise equity capital in a cost-effective manner that gives all of our stockholders the opportunity to participate.  The net proceeds will be used for working capital and other general corporate purposes. Working capital and other general corporate purposes may include research and development expenditures, capital expenditures and any other purpose that we may specify in any prospectus supplement, including the repayment of up to $7.5 million principal amount outstanding of certain indebtedness of the Company under our 5.45% Convertible Notes due 2011.  See “Use of Proceeds.”

Our board of directors has chosen the structure of a rights offering to raise capital to allow existing stockholders to purchase additional shares of our common stock based on their pro rata ownership percentage.

How was the $[—] per share subscription price determined?

We established a special committee, comprising of three members of our board of directors, all of whom are independent directors. In determining the subscription price, the special committee is considering a number of factors, including:, the price at which our stockholders might be willing to participate in the rights offering, historical and current trading prices for our common stock, the need for capital and alternatives available to us for raising capital, potential market conditions, and the desire to provide an opportunity to our stockholders to participate in the rights offering on a pro rata basis. In conjunction with its review of these factors, the special committee also reviewed our history and prospects, including our past and present earnings, our prospects for future earnings, and the outlook for our industry, our current financial condition and considered data relating to a range of discounts to market value represented by the subscription prices in various prior rights offerings.  The special committee determined that the subscription price should be designed to provide an incentive to our current stockholders to exercise their rights.  The special committee also obtained advice from Needham & Company, LLC, our financial advisor with respect to financing alternatives, including the rights offering, on a number of these issues.

The subscription price does not necessarily bear any relationship to any other established criteria for value. You should not consider the subscription price as an indication of value of the Company or our common stock. You should not assume or expect that, after the rights offering, our shares of common stock will trade at or above the subscription price in any given time period. The market price of our common stock may decline during or after the rights offering, and you may not be able to sell the underlying shares of our common stock purchased during the rights offering at a price equal to or greater than the subscription price. You should obtain a current quote for our common stock before exercising your subscription rights and make your own assessment of our business and financial condition, our prospects for the future, and the terms of this rights offering.  See “The Rights Offering—Determination of Subscription Price” in this prospectus.

Am I required to exercise all of the subscription rights I receive in the rights offering?

No. You may exercise any number of your subscription rights or you may choose not to exercise any subscription rights. If you do not exercise any subscription rights, the number of shares of our common stock you own will not change. However, if you choose not to exercise your subscription rights, your ownership interest in TranSwitch will be diluted by other stockholder purchases.

In addition, if you do not exercise all of your basic subscription rights in full, you will not be entitled to participate in the over-subscription privilege. See “Risk Factors—If you do not exercise your subscription rights, your percentage ownership in TranSwitch will be diluted.”

How soon must I act to exercise my subscription rights?

If you received a rights certificate and elect to exercise any or all of your subscription rights, the subscription agent must receive your completed and signed rights certificate and payment, including final clearance of any uncertified check, before the rights offering expires on [— ], 2010, at 5:00 p.m., Eastern Time. If you hold your shares in the name of a broker, dealer, custodian bank or other nominee, your nominee may establish a deadline before the expiration of the rights offering by which you must provide it with your instructions to exercise your subscription rights. Although our board of directors may, in its discretion, extend the expiration date of the rights offering, we currently do not intend to do so. Our board of directors may cancel the rights offering at any time. If we cancel the rights offering, all subscription payments received will be returned promptly, without interest or penalty.

Although we will make reasonable attempts to provide this prospectus to our stockholders, the rights offering and all subscription rights will expire on the expiration date, whether or not we have been able to locate each person entitled to subscription rights.

May I transfer my subscription rights?

Yes. You may sell, transfer, or assign your subscription rights to anyone in whole or in part. Subscription rights, however, will not be listed for trading on the NASDAQ Capital Market, any other stock exchange or market, or on the OTC Bulletin Board. Any transferee of any of your subscription rights must exercise those rights in the same way and subject to the same conditions as apply to you when exercising your rights, except as noted below.

Subscription rights, whether or not transferred, must be exercised prior to the expiration of the rights offering or they will terminate. It should be noted that the resale restrictions of Rule 144 will apply to the transfer of subscription rights by affiliates of the Company and to recipients of rights transferred from such affiliates. The resale restrictions of Rule 144 also will apply to shares of common stock purchased by affiliates as a result of the exercise of rights associated with restricted shares. Please see the section of this prospectus entitled “The Rights Offering - Rule 144” for additional information.

Practically speaking, the subscription agent must receive a proper transfer of a rights certificate from a transferor by [— ], 2010 for the transferee to be able to properly exercise the transferee’s own re-issued rights certificate by [●], 2010.

Are we requiring a minimum overall subscription to complete the rights offering?

No. We are not requiring an overall minimum subscription to complete the rights offering. However, our board of directors reserves the right to cancel the rights offering for any reason, including if we do not receive aggregate subscriptions that we believe will satisfy our capital plans.

Can the board of directors cancel or extend the rights offering?

Yes. Our board of directors may decide to cancel the rights offering at any time and for any reason before the rights offering expires. If our board of directors cancels the rights offering, any money received from subscribing stockholders will be returned promptly, without interest or penalty. We also have the right to extend the rights offering for additional periods ending no later than [— ], 2010, although we do not presently intend to do so.

Has the board of directors made a recommendation to stockholders regarding the rights offering?

No. Our board of directors is making no recommendation regarding your exercise of the subscription rights. Shareholders who exercise subscription rights will incur investment risk on new money invested. We cannot predict the price at which our shares of common stock will trade after the offering. The market price for our common stock may decrease to an amount below the subscription price, and if you purchase shares at the subscription price, you may not be able to sell the underlying shares of our common stock in the future at the same price or a higher price. You should make your decision based on your assessment of our business and financial condition, our prospects for the future, the terms of the rights offering and the information contained in, or incorporated by reference into, this prospectus.  See  “Risk Factors” for a discussion of some of the risks involved in investing in our shares of common stock.

Will our directors and executive officers participate in the rights offering?

We expect our directors and executive officers, together with their affiliates, to participate in the rights offering at various levels, but they are not required to do so. We expect that one or more directors and or executive officers may exercise their over-subscription privileges.  Directors and executive officers, as a group, have collectively committed to participate, such that we expect insider ownership to remain at or above existing levels.  If the offering is fully subscribed, we anticipate that directors and executive officers will purchase approximately $[—] of common stock. Our directors and officers are entitled to participate in the offering on the same terms and conditions applicable to all stockholders.  See “The Rights Offering—Directors’ and Executive Officers’ Participation.” Following the rights offering, our directors and executive officers, together with their affiliates, are expected to own approximately [— ] shares of common stock, [— ]% of our total outstanding shares of common stock if we sell [— ] shares in the rights offering, including shares of our common stock they currently own.

How do I exercise my subscription rights if I own shares in certificate form?

If you hold a TranSwitch stock certificate and you wish to participate in the rights offering, you must deliver a properly completed and signed rights certificate, together with payment of the purchase price, to the subscription agent before 5:00 p.m., Eastern Time, on [— ], 2010. If you send an uncertified check, payment will not be deemed to have been delivered to the subscription agent until the check has cleared. In certain cases, you may be required to provide signature guarantees.

Please follow the delivery instructions on the rights certificate. Do not deliver documents to TranSwitch. You are solely responsible for completing delivery to the subscription agent of your subscription documents, rights certificate and payment. You should allow sufficient time for delivery of your subscription materials to the subscription agent so that the subscription agent receives them by 5:00 p.m., Eastern Time, on [— ], 2010.

If you send a payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not specified in the forms, the payment received will be applied to exercise your subscription rights to the fullest extent possible based on the amount of the payment received, subject to the availability of shares under the over-subscription privilege and the elimination of fractional shares.

What should I do if I want to participate in the rights offering but my shares are held in the name of a broker, dealer, custodian bank or other nominee?

If you hold your shares of common stock through a broker, dealer, custodian bank or other nominee, then your nominee is the record holder of the shares you own. The record holder must exercise the subscription rights on your behalf. If you wish to purchase our common stock through the rights offering, you should contact your broker, dealer, custodian bank or nominee as soon as possible. Please follow the instructions of your nominee. Your nominee may establish a deadline that may be before the expiration date of the rights offering.

 What form of payment is required to purchase our common shares?

As described in the instructions accompanying the rights certificate, payments submitted to the subscription agent must be made in U.S. currency, by check or bank draft payable to “Computershare Trust Company N.A. (acting as Subscription Agent for TranSwitch Corporation),” drawn upon a U.S. bank. If you send payment by uncertified check, payment will not be deemed to have been delivered to the subscription agent until the check has cleared.

When will I receive my new shares?

If you purchase shares in the rights offering by submitting a rights certificate and payment, we will mail you a share certificate or DRS statement as soon as practicable after the completion of the rights offering. One share certificate or DRS statement will be generated for each rights certificate processed. Until your share certificate or DRS statement is received, you may not be able to sell the shares acquired in the rights offering. If your shares as of the record date were held by a custodian bank, broker, dealer or other nominee, and you participate in the rights offering, you will not receive share certificates for your new shares. Your custodian bank, broker, dealer or other nominee will be credited with the shares of common stock you purchase in the rights offering as soon as practicable after the completion of the rights offer.

After I send in my payment and rights certificate to the subscription agent, may I cancel my exercise of subscription rights?

No. All exercises of subscription rights are irrevocable unless the rights offering is cancelled, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights. You should not exercise your subscription rights unless you are certain that you wish to purchase shares at the subscription price of $[— ] per share.

Will the shares of common stock that I receive upon exercise of my rights be tradable on the NASDAQ Capital Market, other stock exchange or market, or on the OTC Bulletin Board?

  Our shares of common stock are listed for trading on the NASDAQ Capital Market and we expect that the shares of our common stock to be issued upon the exercise of the rights also will be listed for trading on that market.

What effects will the rights offering have on our outstanding common stock?

Assuming no other transactions by us involving our common shares other than as described herein, and no options for our common shares are exercised, prior to the expiration of the rights offering, if the offering is fully subscribed through the exercise of the subscription rights before the expiration of the rights offering, then an additional [— ] shares of our common stock will be issued and outstanding after the closing of the rights offering, for a total of [— ] shares of common stock outstanding. As a result of the rights offering, the ownership interests and voting interests of the existing stockholders that do not fully exercise their basic subscription rights will be diluted. The exact number of shares that we will issue in this rights offering will depend on the number of shares that are subscribed for in the rights offering by our stockholders.

On December 31, 2009, we entered into a Common Stock Purchase Agreement with Seaside 88, LP, a Florida limited partnership (“Seaside”), relating to the offering and sale of up to 1,950,000 shares of our common stock.  The Common Stock Purchase Agreement requires us to issue and sell, and Seaside to purchase, up to 75,000 shares of Common Stock once every two (2) weeks, subject to the satisfaction of customary closing conditions. As of April 13, 2010, we have sold 600,000 shares of our common stock in such closings.

In addition, if the subscription price of the shares is less than the market price of our common stock it will likely reduce the market price per share of shares you already hold.

How much will TranSwitch receive from the rights offering?

If all of the subscription rights (including all over-subscription privileges) are exercised in full by our stockholders, we estimate that the net proceeds to us from the rights offering, after deducting estimated offering expenses, will be approximately $[—] million. It is possible that we may not sell all or any of the shares being offered to existing stockholders or that we will elect to cancel the rights offering altogether.

Are there risks in exercising my subscription rights?

Yes. The exercise of your subscription rights involves risks. Exercising your subscription rights involves the purchase of additional shares of common stock and you should consider this investment as carefully as you would consider any other investment. Among other things, you should carefully consider the risks described under the heading “Risk Factors” beginning on page 9 of this prospectus and in the documents incorporated by reference into this prospectus.

If the rights offering is not completed, will my subscription payment be refunded to me?

Yes. The subscription agent will hold all funds it receives in a segregated bank account until completion of the rights offering. If we do not complete the rights offering, all subscription payments received by the subscription agent will be returned promptly, without interest or penalty. If you own shares in “street name,” it may take longer for you to receive your subscription payment because the subscription agent will return payments through the record holder of your shares.

How do I exercise my subscription rights if I live outside the United States?

We will not mail this prospectus or the rights certificates to stockholders whose addresses are outside the United States or who have a military post office or a foreign post office address. The subscription agent will hold the rights certificates for their account. To exercise subscription rights, our foreign stockholders must notify the subscription agent and timely follow the procedures described in “The Rights Offering—Foreign Shareholders.”

What fees or charges apply if I purchase shares in the rights offering?

We are not charging any fee or sales commission to issue subscription rights to you or to issue shares to you if you exercise your subscription rights. If you exercise your subscription rights through a broker, dealer, custodian bank or other nominee, you are responsible for paying any fees your record holder may charge you.

What are the U.S. federal income tax consequences of exercising my subscription rights?

For U.S. federal income tax purposes, you should not recognize income or loss in connection with the receipt or exercise of subscription rights in the rights offering. You should consult your tax advisor as to your particular tax consequences resulting from the rights offering. For a detailed discussion, see “Certain U.S. Federal Income Tax Consequences.”

What effect will the rights offering have on holders of stock options?

Option holders will not be eligible to participate in the rights offering with respect to stock options that are unexercised as of the record date. The offering will not affect the rights of option holders under our equity compensation plans and relevant stock option agreement.

To whom should I send my forms and payment?

If your shares are held in the name of a broker, dealer, custodian bank or other nominee, then you should send your subscription documents and subscription payment to that record holder. If you are the record holder, then you should send your subscription documents, rights certificate and subscription payment by mail or overnight courier to:

By mail:	By overnight courier:
Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer P.O. Box 43011 Providence, RI 02940-3011	Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer 250 Royall Street Suite V Canton, MA 02021

You or, if applicable, your nominee are solely responsible for completing delivery to the subscription agent of your subscription documents, rights certificate and payment. You should allow sufficient time for delivery of your subscription materials to the subscription agent and clearance of payment before the expiration of the rights offering at 5:00 p.m. Eastern Time on [— ], 2010.

Whom should I contact if I have other questions?

If you have any questions regarding the rights offering, completing a rights certificate or submitting payment in the rights offering, please contact our information agent for the rights offering, Georgeson, Inc., at (888) 867-6856 (toll-free) or, for banks and brokers, at (212) 440-9800 (call collect).

If you have any questions regarding TranSwitch, please contact Robert Bosi, our Chief Financial Officer, at (203) 929-8810, Monday through Friday, between 8:00 a.m. and 5:00 p.m., Eastern Time.

SUMMARY

The following summary contains basic information about us and the rights offering. Because it is a summary, it may not contain all of the information that is important to you. Before making a decision to invest in shares of our common stock, you should read this prospectus carefully, including the sections entitled “Risk Factors” and “The Rights Offering,” and the information incorporated by reference into this prospectus, including our audited consolidated financial statements and the accompanying notes included in our Annual Report on Form 10-K for the year ended December 31, 2009.

Overview

TranSwitch designs, develops and supplies innovative highly-integrated semiconductor solutions that provide core functionality for voice, data and video communications equipment for network, enterprise and customer premises applications.  TranSwitch customers for these semiconductor products are the original equipment manufacturers (“OEMs”) who supply wire-line and wireless network operators who provide voice, data and video services to end users such as consumers, corporations, municipalities etc. Our system-on-a-chip products incorporate digital and mixed-signal semiconductor technology and related embedded software. In addition to our system-on-a-chip products, we have been in the business of licensing intellectual property cores to both OEMs as well as other semiconductor companies.  One new area where we have made significant progress in the past couple years is in the area of licensing of our proprietary video interconnect technology that enables the transmission and reception of both HDMI and DisplayPort.  We have over 150 active customers, including the leading global equipment providers, and our products are deployed in the networks of the major service providers around the world.

TranSwitch Corporation is a Delaware corporation incorporated on April 26, 1988. Our principal executive offices are located at 3 Enterprise Drive, Shelton CT 06484, and our telephone number at that location is (203) 929-8810. Our Internet address is www.transwitch.com. We make available free of charge on or through our Internet website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Our common stock trades on the Nasdaq Capital Market under the symbol “TXCC.”

Our Strategy

Our goal is to be the leading supplier of innovative, complete VLSI solutions to telecommunications and data communications OEMs worldwide for the applications we enable. The key elements of our business strategy include the following:

Provide the Optimal Solutions Within Target Markets

We offer our customers unique chip sets that enable optimized performance and functionality for applications ranging from Ethernet-over-SONET mapping and framing for Optical Transport systems, voice media gateway platforms, fiber-to-the-premises applications, and home gateway/routers.  Our solutions include:

•	embedded software in the computer chip for control of our configurable devices;
•	product reference design models for both hardware and software applications;
•	evaluation boards and reference design;
•	OEM product design support;
•	multi-tier applications support; and
•	product technical and design documentation.

Our ‘complete product’ approach allows OEMs to optimally configure their products while maintaining product compatibility over multiple generations. This approach allows equipment vendors to selectively upgrade their products with next-generation higher functionality VLSI devices.

 Continue to Promote the Deployment of Programmable Devices

We will continue to develop highly integrated products that combine the use of embedded software-programmable blocks and optimized hardware blocks in order to provide an optimal level of performance and flexibility to our customers.  This flexibility enables customers to adapt the product for their unique needs or to accommodate changes resulting from emerging telecommunications standards.

Seek Early Market Penetration through Customer Sponsorship

We seek to develop close sponsoring relationships with strategic OEMs during product development in order to secure early adoption of our solutions. We believe that OEMs recognize the value of their early involvement through sponsorship of our products, as they can design their system products in parallel with our product development, thereby accelerating their time to market. In addition, we believe that our sponsoring relationships with leading OEMs help us to obtain early design wins and help reduce risks of market acceptance for our new products.

 Third-Party Semiconductor Fabrication

We work with select third-party foundries to produce our semiconductor devices. This approach allows us to avoid substantial capital spending, obtain competitive pricing and technologies, and retain the ability to migrate our products to new process technologies to reduce costs and optimize performance. Our design methodology enables the production of our devices at multiple foundries using well-established and proven processes. We engage foundries that are ISO 9001:2000 certified for quality and which use only semiconductor processes and packages that are qualified under industry-standard requirements.

THE RIGHTS OFFERING

The following summary describes the principal terms of the rights offering, but it is not intended to be a complete description of the offering. See the information under the heading “The Rights Offering” in this prospectus for a more detailed description of the terms and conditions of the rights offering.

Securities Offered
We are distributing to you, at no charge, one  subscription right to purchase [— ] shares of our common stock for every share of our common stock that you owned as of 5:00 p.m., Eastern Time, on [— ], 2010, the record date, either as a holder of record or, in the case of shares held of record by brokers, dealers, custodian banks or other nominees on your behalf, as a beneficial owner of those shares. If the rights offering is fully subscribed, we expect the gross proceeds from the rights offering will be $10,000,000.

Basic subscription rights	The basic subscription right will entitle you to purchase [—] shares of our common stock for each share you owned as of the record date, at a subscription price of $[— ] per share.

Over-subscription privilege
If you purchase all of the shares available to you pursuant to your basic subscription rights, you may also choose to subscribe for a portion of any shares that are not purchased by our stockholders through the exercise of their basic subscription rights. You may subscribe for shares pursuant to this over-subscription privilege, subject to the purchase and ownership limitations described below. We will not issue or pay cash in place of fractional rights or fractional shares. Instead, we will round up any fractional rights to the nearest whole right, or any resulting fractional shares to the nearest whole share.

Limitation on the Purchase of Shares
You may only purchase the number of whole shares of common stock purchasable upon exercise of the number of basic subscription rights distributed to you in the rights offering, plus the maximum amount of over- subscription privilege shares available, if any. Accordingly, the number of shares of common stock that you may purchase in the rights offering is limited by the number of shares of our common stock you held on the record date and by the extent to which other stockholders exercise their subscription rights and over-subscription privileges, which we cannot determine prior to completion of the rights offering.  We reserve the right to reject any or all subscriptions not properly submitted or the acceptance of which would, in the opinion of our counsel, be unlawful or trigger the “poison pill” through the purchase of 15% or more of our outstanding common stock as set forth in our rights agreement dated as of October 1, 2001, as amended on February 24, 2006 with Computershare Trust Company, N.A., as rights agent.

Subscription Price	$[—] per share.

Record Date	5:00 p.m., Eastern Time, on [— ], 2010.

Expiration of the Rights Offering	5:00 p.m., Eastern Time, on [—], 2010.

Use of Proceeds
The purpose of this rights offering is to raise equity capital in a cost-effective manner that gives all of our stockholders the opportunity to participate.  The net proceeds will be used for general working capital purposes, including the repayment of up to $7.5 million principal amount outstanding of certain indebtedness of the Company under our 5.45% Convertible Notes due 2011.

Transferability of Rights
The subscription rights may be sold, transferred or assigned in whole or in part. Subscription rights, however, will not be listed for trading on the NASDAQ Capital Market, any other stock exchange or market, or on the OTC Bulletin Board. Any transferee of any of your subscription rights must exercise those rights in the same way and subject to the same conditions as apply to when exercising the transferred rights.  Subscription rights, whether or not transferred, must be exercised prior to the expiration of the rights offering or they will terminate. It should be noted that the resale restrictions of Rule 144 will apply to the transfer of subscription rights by affiliates of the Company and to recipients of rights transferred from such affiliates. The resale restrictions of Rule 144 also will apply to shares of common stock purchased by affiliates as a result of the exercise of rights associated with restricted shares. Please see the section of this prospectus entitled “The Rights Offering - Rule 144” for additional information. Practically speaking, the subscription agent must receive a proper transfer of a rights certificate from a transferor by [— ], 2010 for the transferee to be able to properly exercise the transferee’s own re-issued rights certificate by Computershare.

Participation of Directors and Executive Officers
We expect our directors and executive officers, together with their affiliates, to participate in this rights offering at various levels, but they are not required to do so. Directors and executive officers have collectively committed to participate, such that we expect insider ownership to remain at existing levels. If the offering is fully subscribed, we anticipate that directors and executive officers will purchase approximately $[—] of common stock. Our directors and officers are entitled to participate in the offering on the same terms and conditions applicable to all stockholders.  See  “The Rights Offering-Directors’ and Executive Officers’ Participation.”

No Revocation
All exercises of subscription rights are irrevocable, even if you later learn of information that you consider to be unfavorable to the exercise of your subscription rights. You should not exercise your subscription rights unless you are certain that you wish to purchase shares at a subscription price of $[— ] per share.

U.S. Federal Income Tax Consequences
For U.S. federal income tax purposes, you should not recognize income or loss upon receipt or exercise of a subscription right. You should consult your own tax advisor as to the tax consequences to you of the receipt, exercise or lapse of the subscription rights in light of your particular circumstances.

Extension and Cancellation
Although we do not presently intend to do so, we have the option to extend the rights offering for additional periods ending no later than [— ]. Our board of directors may for any reason cancel the rights offering at any time before the expiration date. If we cancel the rights offering, the subscription agent will return all subscription payments promptly, without interest or penalty.

Procedures for Exercising Rights	To exercise your subscription rights, you must take the following steps:

•
If you are a registered holder of our common stock, you must deliver payment and a properly completed rights certificate to the subscription agent to be received before 5:00 p.m., Eastern Time, on [— ], 2010. You may deliver the documents and payments by first class mail or courier service. If you use first class mail for this purpose, we recommend using registered mail, properly insured, with return receipt requested.

•
If you are a beneficial owner of shares that are registered in the name of a broker, dealer, custodian bank or other nominee, you should instruct your broker, dealer, custodian bank or other nominee to exercise your subscription rights on your behalf. Please follow the instructions of your nominee, who may require that you meet a deadline earlier than 5:00 p.m., Eastern Time, on [— ], 2010.

Subscription Agent	Computershare Trust Company, N.A.

Information Agent	Georgeson, Inc.

Shares Outstanding Before the Rights Offering	20,619,417 shares of our common stock were outstanding as of April 9, 2010.

Shares Outstanding After Completion of the Rights Offering	Assuming all shares are sold in the rights offering, we expect approximately [—] shares of our common stock will be outstanding immediately after completion of the rights offering.

Fees and Expenses	We will pay the fees and expenses related to the rights offering.

The Nasdaq Capital Market	Our shares of common stock are currently listed for trading on The Nasdaq Capital Market under the ticker symbol “TXCC.”

Corporate Information
Our principal executive offices are located at 3 Enterprise Drive, Shelton CT 06484, and our telephone number at that location is (203) 929-8810. Our Internet address is www.transwitch.com. We make available free of charge on or through our Internet website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information contained on our website is not part of this prospectus.

RISK FACTORS

An investment in our common stock involves a high degree of risk. In evaluating an investment in shares of our common stock, you should carefully consider the risks described below, together with the other information included or incorporated by reference in this prospectus, including the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2009 and the risks we have highlighted in other sections of this prospectus.

The risks described below are not the only risks we face. If any of the events described in the following risk factors actually occurs, or if additional risks and uncertainties not presently known to us or that we currently deem immaterial, materialize, then our business, results of operations and financial condition could be materially adversely affected. In that event, the trading price of our common stock could decline, and you may lose all or part of your investment in our shares. The risks discussed below include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements.

Risks Related to Our Company

We have incurred significant net losses.

 Our net losses have been considerable for the past several years.  Due to current economic conditions, we expect that our revenues will continue to fluctuate in the future and there is no assurance that we will attain positive net earnings in the future.

Our net revenues may decrease.

Due to current economic conditions and slowdowns in purchases of VLSI semiconductor devices, it has become increasingly difficult for us to predict the purchasing activities of our customers and we expect that our net revenues may decrease.

Our business is characterized by short-term orders and shipment schedules, and customer orders typically can be cancelled or rescheduled without significant penalty to our customers.  Because we do not have substantial non-cancelable backlog, we typically plan our production and inventory levels based on internal forecasts of customer demand, which are highly unpredictable and can fluctuate substantially.  Future fluctuations to our operating results may also be caused by a number of factors, many of which are beyond our control.

In response to anticipated long lead times to obtain inventory and materials from our foundries, we may order inventory and materials in advance of anticipated customer demand, which might result in excess inventory levels if the expected orders fail to materialize.  As a result, we cannot predict the timing and amount of shipments to our customers, and any significant downturn in customer demand for our products would reduce our quarterly and annual operating results.

We continue to have substantial indebtedness.

As of March 31, 2010, we have approximately $7.5 million in principal amount of indebtedness outstanding in the form of our 5.45% Convertible Notes due September 30, 2011 (2011 Notes).

In addition to this indebtedness, we may incur substantial additional indebtedness in the future. The level of our indebtedness, among other things, could:

•	make it difficult for us to make payments on our 2011 Notes;

•	make it difficult for us to obtain any necessary future financing for working capital, capital expenditures, debt service requirements or other purposes;

•	limit our flexibility in planning for, or reacting to changes in, our business; and

•	make us more vulnerable in the event of a downturn in our business.

There can be no assurance that we will be able to meet our debt service obligations, including our obligations under the 2011 Notes.  The terms of our 2011 Notes permit the holders thereof to voluntarily convert their notes at any time into a certain number of shares of our common stock.

We are using our available cash and cash equivalents each quarter to fund our operations, investments and financing activities.

In January of 2010 we have restructured our operating expense to allow us to break-even at the rate of sales of approximately $13 million per quarter. Such rate of sales may not be sustained. Also we may incur unforeseen expenses, which will cause us to consume our available cash and cash equivalents.

However, we believe that we have adequate cash and cash equivalents and other financing resources to fund our operations, and to meet our debt obligations through at least December 31, 2010.

 We may not be able to pay our debt and other obligations.

If our cash, cash equivalents and operating cash flows are inadequate to meet our obligations, we could face substantial liquidity problems. If we are unable to generate sufficient cash flow or otherwise obtain funds necessary to make required payments on the 2011 Notes or our other obligations, we would be in default under their respective terms.  This would permit the holders of the 2011 Notes and our other obligations to accelerate their respective maturities and could also cause defaults under any future indebtedness we may incur.  Any such default or cross default would have a material adverse effect on our business, prospects, financial condition and operating results.  In addition, we cannot be sure that we would be able to repay amounts due in respect of the 2011 Notes if payment of those notes were to be accelerated following the occurrence of an event of default as defined in the 2011 Notes indenture.

We may seek to reduce our indebtedness by issuing equity securities, thereby causing dilution of our stockholders’ ownership interests.

We may from time to time seek to exchange our 2011 Notes for shares of our common stock or other securities.  These exchanges may take different forms, including exchange offers or privately negotiated transactions.  As a result of shares of our common stock or other securities being issued upon such conversion or pursuant to such exchanges, our stockholders may experience substantial dilution of their ownership interest.

The terms of the 2011 Notes include voluntary conversion provisions upon which shares of our common stock would be issued. As a result of these shares of our common stock being issued, our stockholders may experience dilution of their ownership interest.

If we seek to secure additional financing we may not be able to do so.  If we are able to secure additional financing our stockholders may experience dilution of their ownership interest or we may be subject to limitations on our operations.

If we are unable to generate sufficient cash flows from operations to meet our anticipated needs for working capital and capital expenditures, we may need to raise additional funds.  However, events in the future may require us to seek additional capital and, if so required, that capital may not be available on terms favorable or acceptable to us, if at all.  If we raise additional funds through the issuance of equity securities, our stockholders may experience dilution of their ownership interest, and the newly issued securities may have rights superior to those of our common stock.  On October 21, 2009 we filed a shelf registration statement on Form S-3 (File No. 333-162609) (the “Shelf Registration Statement”) which was declared effective by the Securities and Exchange Commission on October 28, 2009, to sell up to $40,000,000 of our securities.   On December 31, 2009, we agreed, pursuant to a privately negotiated purchase agreement, to sell up to 1,950,000 shares of our common stock from the Shelf Registration Statement in multiple closings over the next twelve months.  As of April 13, 2010, we have sold 600,000 shares of our common stock in such closings.

If we raise additional funds by issuing debt, we may be limited in our success, as the terms of the 2011 Notes restrict our ability to issue debt that is senior to or pari passu with the 2011 Notes, without the consent of the holders of the 2011 Notes.

We may fail to realize the anticipated benefits of the acquisition of Centillium.

The success of the acquisition of Centillium depends on, among other things, our ability to realize anticipated cost savings and to combine the businesses of TranSwitch and Centillium in a manner that does not materially disrupt Centillium’s existing customer relationships or otherwise result in decreased revenues, and that allows us to capitalize on Centillium’s growth opportunities. If we are not able to successfully achieve these objectives, the anticipated benefits of the acquisition may not be realized fully or at all or may take longer to realize than expected.

It is possible that the ongoing integration process could result in the loss of key employees, the disruption of our or Centillium’s ongoing businesses or inconsistencies in standards, controls, procedures and policies that could adversely affect our ability to maintain relationships with customers and employees or to achieve the anticipated benefits of the acquisition.

Our failure to continue to operate and manage the combined company effectively could have a material adverse effect on our business, financial condition and operating results.

We will need to meet significant challenges to realize the expected benefits and synergies of the acquisition of Centillium. These challenges include:

•	integrating the management teams, strategies, cultures and operations of the two companies;

•	retaining and assimilating the key personnel of each company;

•	integrating sales and business development operations;

•	retaining existing customers of each company;

•	developing new products and services that utilize the technologies and resources of both companies; and

•	creating uniform standards, controls, procedures, policies and information systems.

The accomplishment of these objectives will involve considerable risk, including:

•	the potential disruption of each company’s ongoing business and distraction of their respective management teams;

•	the difficulty of incorporating acquired technology and rights into our products and services;

•	unanticipated expenses related to technology integration; and

•	potential unknown liabilities associated with the acquisition.

If we do not succeed in addressing these challenges or any other problems encountered in connection with the acquisition, our operating results and financial condition could be adversely affected.

Our stock price is volatile.

The market for securities for communication semiconductor companies, including our Company, has been highly volatile. The daily closing price of our common stock has fluctuated between a low of $1.60 and a high of $22.72 (share price is reflective of the November 23, 2009 1 for 8 reverse stock split) during the period from January 1, 2006 to April 9, 2010. It is likely that the price of our common stock will continue to fluctuate widely in the future. Factors affecting the trading price of our common stock include:

•	responses to quarter-to-quarter variations in operating results;

•	announcements of technological innovations or new products by us or our competitors;

•	current market conditions in the telecommunications and data communications equipment markets; and

•	changes in earnings estimates by analysts.

We may have to further restructure our business.

We may have to make further restructuring changes if we do not sustain the current level of quarterly revenues.

We anticipate that shipments of our products to relatively few customers will continue to account for a significant portion of our total net revenues.

Historically, a relatively small number of customers have accounted for a significant portion of our total net revenues in any particular period. For the years ended December 31, 2009 and 2008, shipments to our top five customers, including sales to distributors, accounted for approximately 63% and 51% of our total net revenues, respectively. We expect that a limited number of customers may account for a substantial portion of our total net revenues for the foreseeable future.

Some of the following may reduce our total net revenues or adversely affect our business:

•	reduction, delay or cancellation of orders from one or more of our significant customers;
•	development by one or more of our significant customers of other sources of supply for current or future products;
•	loss of one or more of our current customers or a disruption in our sales and distribution channels; and
•	failure of one or more of our significant customers to make timely payment of our invoices.

We cannot be certain that our current customers will continue to place orders with us, that orders by existing customers will return to the levels of previous periods or that we will be able to obtain orders from new customers. We have no long-term volume purchase commitments from any of our significant customers.

The cyclical nature of the communication semiconductor industry affects our business.

Communication service providers, internet service providers, regional operating companies and inter-exchange carriers continue to closely monitor their capital expenditures. Spending on voice-only equipment remains slow while spending on equipment providing the efficient transport of data services on existing infrastructure appears to be slowly recovering. Demand for new, high bandwidth applications such as video conferencing, broadband audio and telephone is placing an increased burden on existing public network infrastructure. We cannot be certain that the market for our products will not decline in the future.

Because of our lack of diversity in geographic sources of revenues, economic factors specific to certain countries may adversely affect our business and operating results.

During 2009, a substantial amount of our revenue was from, China, Japan, Korea, Israel and other foreign countries. We expect revenues in 2010 will be substantial concentrated in foreign markets.  All of our sales have been historically denominated in U.S. dollars and major fluctuations in currency exchange rates could materially affect our customers’ demand, thereby causing them to reduce their orders, which could adversely affect our operating results. While part of our strategy is to diversify the geographic sources of our revenues, failure to further penetrate other markets could harm our business and results of operations and subject us to increased currency risk.

If foreign exchange rates fluctuate significantly, our profitability may decline.

We are exposed to foreign currency rate fluctuations because we incur a significant portion of our operating expenses in currencies other than U.S. dollars (mainly Indian rupees, Israeli shekels and Euros). The U.S. dollar has devalued significantly and this trend may continue.

Our international business operations expose us to a variety of business risks.

Foreign markets are a significant part of our net product revenues. For the years ended December 31, 2009 and December 31, 2008 foreign shipments accounted for approximately 70% and 85%, respectively of our total net product and services revenues. We expect foreign markets to continue to account for a significant percentage of our total net product revenues. A significant portion of our total net product revenues will, therefore, be subject to risks associated with foreign markets, including the following:

•	unexpected changes in legal and regulatory requirements and policy changes affecting the telecommunications and data communications markets;
•	changes in tariffs;
•	exchange rates, currency controls and other barriers;
•	political and economic instability;
•	risk of terrorism;
•	difficulties in accounts receivable collection;
•	difficulties in managing distributors and representatives;
•	difficulties in staffing and managing foreign operations;
•	difficulties in protecting our intellectual property overseas;
•	natural disasters;
•	seasonality of customer buying patterns; and
•	potentially adverse tax consequences.

Although substantially all of our total net product revenues to date have been denominated in U.S. dollars, the value of the U.S. dollar in relation to foreign currencies also may reduce our total net revenues from foreign customers. With the acquisition of our Israeli operations and the expansion of our India Design Center a substantial amount of our costs are denominated in Israeli shekels and the Indian rupee.  To the extent that we further expand our international operations or change our pricing practices to denominate prices in foreign currencies, we will expose our margins to increased risks of currency fluctuations.

Our net product revenues depend on the success of our customers’ products, and our design wins do not necessarily generate revenues in a timely fashion.

Our customers generally incorporate our new products into their products or systems at the design stage.  However, customer decisions to use our products (design wins), which can often require significant expenditures by us without any assurance of success, often precede the generation of production revenues, if any, by a year or more.  Some customer projects are canceled, and thus will not generate revenues for our products.  In addition, even after we achieve a design win, a customer may require further design changes.  Implementing these design changes can require significant expenditures of time and expense by us in the development and pre-production process.  Moreover, the value of any design win will largely depend upon the commercial success of the customer’s product and on the extent to which the design of the customer’s systems accommodates components manufactured by our competitors.  We cannot ensure that we will continue to achieve design wins in customer products that achieve market acceptance.  Further, most revenue-generating design wins take several years to translate into meaningful revenues.

We must successfully transition to new process technologies to remain competitive.

Our future success depends upon our ability to develop products that utilize new process technologies.

Semiconductor design and process methodologies are subject to rapid technological change and require large expenditures for research and development. We currently manufacture our products using 0.8, 0.5, 0.35, 0.25, 0.18 and 0.13 micron and 65 nanometer complementary metal oxide semiconductor (CMOS) processes. We continuously evaluate the benefits, on a product-by-product basis, of migrating to smaller geometry process technologies. Other companies in the industry have experienced difficulty in transitioning to new manufacturing processes and, consequently, have suffered increased costs, reduced yields or delays in product deliveries. We believe that transitioning our products to smaller geometry process technologies will be important for us to remain competitive. We cannot be certain that we can make such a transition successfully, if at all, without delay or inefficiencies.

Our success depends on the timely development of new products, and we face risks of product development delays.

Our success depends upon our ability to develop new VLSI devices and software for existing and new markets. The development of these new devices and software is highly complex, and from time to time we have experienced delays in completing the development of new products. Successful product development and introduction depends on a number of factors, including the following:

•	accurate new product definition;
•	timely completion and introduction of new product designs;
•	availability of foundry capacity;
•	achievement of manufacturing yields; and
•	market acceptance of our products and our customers’ products.

Our success also depends upon our ability to do the following:

•	build products to applicable standards;
•	develop products that meet customer requirements;
•	adjust to changing market conditions as quickly and cost-effectively as necessary to compete successfully;
•	introduce new products that achieve market acceptance; and
•	develop reliable software to meet our customers’ application needs in a timely fashion.

In addition, we cannot ensure that the systems manufactured by our customers will be introduced in a timely manner or that such systems will achieve market acceptance.

We sell a range of products that each has a different gross profit. Our total gross profits will be adversely affected if most of our shipments are of products with low gross profits.

We currently sell more than 60 products. Some of our products have a high gross profit while others do not. If our customers decide to buy more of our products with low gross profits and fewer of our products with high gross profits, our total gross profits could be adversely affected. We plan our mix of products based on our internal forecasts of customer demand, which are highly unpredictable and can fluctuate substantially.

The price of our products tends to decrease over the lives of our products.

Historically, average selling prices in the communication semiconductor industry have decreased over the life of a product, and, as a result, the average selling prices of our products may decrease in the future. Decreases in the price of our products would adversely affect our operating results. As global competition increases our customers are increasingly more focused on price. We may have to decrease our prices to remain competitive in some situations, which may negatively impact our gross margins.

Our success depends on the rate of growth of the global communications infrastructure.

We derive virtually all of our total net revenues from products for telecommunications, data and video communications applications. These markets are characterized by the following:

•	susceptibility to seasonality of customer buying patterns;
•	subject to general business cycles;
•	intense competition;
•	rapid technological change; and
•	short product life cycles.

We anticipate that these markets will continue to experience significant volatility in the near future.

Our products must successfully include industry standards to remain competitive.

Products for telecommunications and data communications applications are based on industry standards, which are continually evolving. Our future success will depend, in part, upon our ability to successfully develop and introduce new products based on emerging industry standards, which could render our existing products unmarketable or obsolete. If the telecommunications or data communications markets evolve to new standards, we cannot be certain that we will be able to design and manufacture new products successfully that address the needs of our customers and include the new standards or that such new products will meet with substantial market acceptance.

Our intellectual property indemnification practices may adversely impact our business.

We have historically agreed to indemnify our customers for certain costs and damages of intellectual property rights in circumstances where one of our products is the factor creating the customer’s infringement exposure. This practice may subject us to significant indemnification claims by our customers. In some instances, our products are designed for use in devices manufactured by our customers that comply with international standards. These international standards are often covered by patent rights held by third parties, which may include our competitors. The costs of obtaining licenses from holders of patent rights essential to such international standards could be high. The cost of not obtaining such licenses could also be high if a holder of such patent rights brings a claim for patent infringement. We are not aware of any claimed violations on our part. However, we cannot assure you that claims for indemnification will not be made or that if made, such claims would not have a material adverse effect on our business, results of operations or financial condition.

We continue to expense our new product process development costs when incurred.

In the past, we have incurred significant new product and process development costs because our policy is to expense these costs, including tooling, fabrication and pre-production expenses, at the time that they are incurred. We may continue to incur these types of expenses in the future. These additional expenses will have a material and adverse effect on our operating results in future periods.

We face intense competition in the communication semiconductor market.

The communication semiconductor industry is intensely competitive and is characterized by the following:

•	rapid technological change;
•	subject to general business cycles;
•	price erosion;
•	limited access to fabrication capacity;
•	unforeseen manufacturing yield problems; and
•	heightened international competition in many markets.

These factors are likely to result in pricing pressures on our products, thus potentially affecting our operating results.

Our ability to compete successfully in the rapidly evolving area of high-performance integrated circuit technology depends on factors both within and outside our control, including:

•	success in designing and subcontracting the manufacture of new products that implement new technologies;
•	protection of our products by effective use of intellectual property laws;
•	product quality;
•	reliability;
•	price;
•	efficiency of production;
•	failure to find alternative manufacturing sources to produce VLSI devices with acceptable manufacturing yields;
•	the pace at which customers incorporate our products into their products;
•	success of competitors’ products; and
•	general economic conditions.

The telecommunications and data communications industries, which are our primary target markets, have become intensely competitive because of deregulation, heightened international competition and significant decreases in demand since 2000.  A number of our customers have internal semiconductor design or manufacturing capability with which we also compete in addition to our other competitors.  Any failure by us to compete successfully in these target markets, particularly in the communications markets, would have a material adverse effect on our business, financial condition and results of operations.

We rely on outside fabrication facilities, and our business could be hurt if our relationships with our foundry suppliers are damaged.

We do not own or operate a VLSI circuit fabrication facility. Four foundries currently supply us with all of our semiconductor device requirements. While we have had good relations with these foundries, we cannot be certain that we will be able to renew or maintain contracts with them or negotiate new contracts to replace those that expire. In addition, we cannot be certain that renewed or new contracts will contain terms as favorable as our current terms. There are other significant risks associated with our reliance on outside foundries, including the following:

•	the lack of assured semiconductor wafer supply and control over delivery schedules;
•	the unavailability of, or delays in obtaining access to, key process technologies; and
•	limited control over quality assurance, manufacturing yields and production costs.

Reliance on third-party fabrication facilities limits our ability to control the manufacturing process.

Manufacturing integrated circuits is a highly complex and technology-intensive process. Although we try to diversify our sources of semiconductor device supply and work closely with our foundries to minimize the likelihood of reduced manufacturing yields, our foundries occasionally experience lower than anticipated manufacturing yields, particularly in connection with the introduction of new products and the installation and start-up of new process technologies. Such reduced manufacturing yields have at times reduced our operating results. A manufacturing disruption at one or more of our outside foundries, including, without limitation, those that may result from natural disasters, accidents, acts of terrorism or political instability or other natural occurrences, could impact production for an extended period of time.

Our dependence on a small number of fabrication facilities exposes us to risks of interruptions in deliveries of semiconductor devices.

We purchase semiconductor devices from outside foundries pursuant to purchase orders, and we do not have a guaranteed level of production capacity at any of our foundries. We provide the foundries with forecasts of our production requirements. However, the ability of each foundry to provide wafers to us is limited by the foundry’s available capacity and the availability of raw materials. Therefore, our foundry suppliers could choose to prioritize capacity and raw materials for other customers or reduce or eliminate deliveries to us on short notice. Accordingly, we cannot be certain that our foundries will allocate sufficient capacity to satisfy our requirements.

We have been, and expect in the future to be, particularly dependent upon a limited number of foundries for our VLSI device requirements. In 2009, approximately 85% of our wafer requirements were manufactured by one foundry.  The time required to qualify alternative manufacturing sources for existing or new products could be substantial and we might not be able to find alternative manufacturing sources able to produce our VLSI devices with acceptable manufacturing yields. As a result, we expect that we could experience substantial delays or interruptions in the shipment of our products if there was a sudden increase in demand or if our foundry suppliers were to cease operations or limit our capacity.

 We are subject to risks arising from our use of subcontractors to assemble our products.

Contract assembly houses in Asia assemble all of our semiconductor products.  Raw material shortages, natural disasters, political and social instability, service disruptions, currency fluctuations, or other circumstances in the region could force us to seek additional or alternative sources of supply or assembly.  This could lead to supply constraints or product delivery delays.

Our failure to protect our proprietary rights, or the costs of protecting these rights, may harm our ability to compete.

Our success depends in part on our ability to obtain patents and licenses and to preserve other intellectual property rights covering our products and development and testing tools. To that end, we have obtained certain domestic and foreign patents and intend to continue to seek patents on our inventions when appropriate. The process of seeking patent protection can be time consuming and expensive. We cannot ensure the following:

•	that patents will be issued from currently pending or future applications;
•	that our existing patents or any new patents will be sufficient in scope or strength to provide meaningful protection or any commercial advantage to us;
•	that foreign intellectual property laws will protect our foreign intellectual property rights; and
•	that others will not independently develop similar products, duplicate our products or design around any patents issued to us.

Intellectual property rights are uncertain and adjudication of such rights involves complex legal and factual questions. We may be unknowingly infringing on the proprietary rights of others and may be liable for that infringement, which could result in significant liability for us. We occasionally receive correspondence from third parties alleging infringement of their intellectual property rights. If we are found to infringe the proprietary rights of others, we could be forced to either seek a license to the intellectual property rights of others or alter our products so that they no longer infringe the proprietary rights of others. A license could be very expensive to obtain or may not be available at all. Similarly, changing our products or processes to avoid infringing the rights of others may be costly or impractical.

We are responsible for any patent litigation costs. If we were to become involved in a dispute regarding intellectual property, whether ours or that of another company, we may have to participate in legal proceedings in the United States Patent and Trademark Office or in the United States or foreign courts to determine any or all of the following issues: patent validity, patent infringement, patent ownership or inventorship. These types of proceedings may be costly and time consuming for us, even if we eventually prevail. If we do not prevail, we might be forced to pay significant damages, obtain a license, if available, or stop making a certain product. From time to time we may prosecute patent litigation against others and as part of such litigation, other parties may allege that our patents are not infringed, are invalid and are unenforceable.

We also rely on trade secrets, proprietary know-how and confidentiality provisions in agreements with employees and consultants to protect our intellectual property. Such parties may not comply with the terms of their agreements with us, and we may not be able to adequately enforce our rights against these parties.

The loss of key management could affect our ability to run our business.

Our success depends largely upon the continued service of our executive officers and technical personnel and on our ability to continue to attract, retain and motivate other qualified personnel.

We may engage in acquisitions that may harm our operating results, dilute our stockholders and cause us to incur debt or assume contingent liabilities.

We may pursue acquisitions from time to time that could provide new technologies, skills, products or service offerings. Future acquisitions by us may involve the following:

•	use of significant amounts of cash and cash equivalents;
•	potentially dilutive issuances of equity securities; and
•	incurrence of debt or amortization expenses related to intangible assets with definitive lives.

In addition, acquisitions involve numerous other risks, including:

•	diversion of management’s attention from other business concerns;
•	risks of entering markets in which we have no or limited prior experience; and
•	unanticipated expenses and operational disruptions while acquiring and integrating new acquisitions.

From time to time, we have engaged in discussions with third parties concerning potential acquisitions of product lines, technologies and businesses. We currently have no commitments or agreements with respect to any such acquisition. If such an acquisition does occur, we cannot be certain that our business, operating results and financial condition will not be materially adversely affected or that we will realize the anticipated benefits of the acquisition.

 We have made, and may continue to make, investments in development stage companies, which may not produce any returns for us in the future.

From time to time we have made investments in early stage venture-backed, start-up companies that develop technologies that are complementary to our product roadmap.  In April 2003, we made an initial investment in Opulan Technologies Corp. (Opulan). Opulan develops high performance and cost-effective IP convergence ASSPs from its development facility in Shanghai, China.  We plan to continue to use our cash to make selected investments in these types of companies. Certain companies in which we invested in the past have failed, and we have lost our entire investment in them. These investments involve all the risks normally associated with investments in development stage companies. As such, there can be no assurance that we will receive a favorable return on these or any future venture-backed investments that we may make. Additionally, our original and any future investments may continue to become impaired if these companies do not succeed in the execution of their business plans. Any further impairment or equity losses in these investments could negatively impact our future operating results.

We could be subject to class action litigation due to stock price volatility, which if it occurs, will distract our management and could result in substantial costs or large judgments against us.

In the past, securities and class action litigation has often been brought against companies following periods of volatility in the market prices of their securities. We may be the target of similar litigation in the future. Securities litigation could result in substantial costs and divert our management’s attention and resources, which could cause serious harm to our business, operating results and financial condition or dilution to our stockholders.

Provisions of our certificate of incorporation, by-laws, stockholder rights plan and Delaware law may discourage takeover offers and may limit the price investors would be willing to pay for our common stock.

Delaware corporate law contains, and our certificate of incorporation and by-laws and stockholder rights plan contain, certain provisions that could have the effect of delaying, deferring or preventing a change in control of our Company even if a change of control would be beneficial to our stockholders. These provisions could limit the price that certain investors might be willing to pay in the future for shares of our common stock. Certain of these provisions:

•
authorize the issuance of “blank check” preferred stock (preferred stock which our Board of Directors can create and issue without prior stockholder approval) with rights senior to those of common stock;

•	prohibit stockholder action by written consent;
•	establish advance notice requirements for submitting nominations for election to the Board of Directors and for proposing matters that can be acted upon by stockholders at a meeting; and

•	dilute stockholders who acquire more than 15% of our common stock.

Natural disasters or acts of terrorism affecting our locations, or those of our suppliers, in the United States or internationally may negatively impact our business.

We operate our businesses in the United States and internationally, including the operation of a design center in India, and sales, design and engineering operations in Israel.  Some of the countries in which we operate or in which our customers are located have in the past been subject to terrorist acts and could continue to be subject to acts of terrorism.  In addition, some of these areas may be subject to natural disasters, such as earthquakes or floods.  If our facilities, or those of our suppliers or customers, are affected by a natural disaster or terrorist act, our employees could be injured and those facilities damaged, which could lead to loss of skill sets and affect the development or fabrication of our products, which could lead to lower short and long-term revenues. In addition, natural disasters or terrorist acts in the areas in which we operate or in which our customers or suppliers operate could lead to delays or loss of business opportunities, as well as changes in security and operations at those locations, which could increase our operating costs.

Our ability to sublease excess office space may adversely affect our future cash outflows.

We have outstanding operating lease commitments of approximately $28.0 million, payable over the next eight years. Some of these commitments are for space that is not being utilized and, for which, we recorded restructuring charges in prior periods. We are in the process of trying to sublease additional excess space but it is unlikely that any sublease income generated will offset the entire future commitment. As of December 31, 2009, we have sublease agreements totaling approximately $12.0 million to rent portions of our excess facilities over the next five years. We currently believe that we can fund these lease commitments in the future; however, there can be no assurances that we will not be required to seek additional capital or provide additional guarantees or collateral on these obligations.

Of the office space being leased in our Shelton, Connecticut location, as of December 31, 2009 approximately 118,335 square feet is considered excess for which we have taken restructuring charges in prior years. Substantially all of this space is currently being sublet, but not for the full term that we are committed to under our lease agreements. If we are unable to re-lease this space, at similar rates, our future cash outflows would be adversely affected.

Our business could be harmed if we fail to integrate future acquisitions adequately.

During the past four years, we have acquired three companies, one based in the United States and two in Israel.

Our management must devote time and resources to the integration of the operations of any future acquisitions. The process of integrating research and development initiatives, computer and accounting systems and other aspects of the operations of any future acquisitions presents a significant challenge to our management. This is compounded by the challenge of simultaneously managing a larger and more geographically dispersed entity.

Future acquisitions could present a number of additional difficulties of integration, including:

•	difficulties in integrating personnel with disparate business backgrounds and cultures;
•	difficulties in defining and executing a comprehensive product strategy; and
•	difficulties in minimizing the loss of key employees of the acquired company.

If we delay integrating or fail to integrate operations or experience other unforeseen difficulties, the integration process may require a disproportionate amount of our management’s attention and financial and other resources. Our failure to address these difficulties adequately could harm our business or financial results, and we could fail to realize the anticipated benefits of the transaction.

We have in the past, as a result of industry conditions, later discontinued or abandoned certain product lines acquired through prior acquisitions.

Risks Related to the Rights Offering

The market price of our common stock is volatile and may decline before or after the subscription rights expire in the rights offering.

The market price of our common stock could be subject to wide fluctuations in response to numerous factors, some of which are beyond our control. These factors include, among other things,

•	responses to quarter-to-quarter variations in operating results;
•	announcements of technological innovations or new products by us or our competitors;
•	current market conditions in the telecommunications and data communications equipment markets; and
•	changes in earnings estimates by analysts.

Once you exercise your subscription rights, you may not revoke them. We cannot assure you that the market price of our common stock will not decline after you elect to exercise your subscription rights. If you exercise your subscription rights and, afterwards, the public trading market price of our shares of common stock decreases below the subscription price, you will have committed to buying shares of our common stock at a price above the prevailing market price and could have an immediate unrealized loss. Our common stock is traded on The Nasdaq Capital Market under the symbol “TXCC,” and the last reported sales price of our common stock on The Nasdaq Capital Market on April 9, 2010 was $2.87 per share. Moreover, we cannot assure you that following the exercise of your subscription rights you will be able to sell your shares of common stock at a price equal to or greater than the subscription price. Until shares are delivered upon expiration of the rights offering, you will not be able to sell shares that you purchase in the rights offering.

The subscription price determined for the rights offering is not necessarily an indication of the fair value of our common stock.

The per share subscription price is not necessarily related to our book value, tangible book value, multiple of earnings or any other established criteria of fair value and may or may not be considered the fair value of our common stock to be offered in the rights offering. After the date of this prospectus, our shares of common stock may trade at prices below the subscription price.

If you do not exercise your subscription rights, your percentage ownership in TranSwitch will be diluted.

Assuming we sell the full amount of shares issuable in connection with the rights offering, we will issue approximately [— ] shares of our common stock. If you choose not to exercise your basic subscription rights and you do not exercise your over-subscription privilege prior to the expiration of the rights offering, your relative ownership interest in our common stock will be diluted.

We may cancel the rights offering at any time without further obligation to you.

We may, in our sole discretion, cancel the rights offering before it expires. If we cancel the rights offering, neither we nor the subscription agent will have any obligation to you with respect to the rights except to return any payment received by the subscription agent, without interest, as soon as practicable.

You will not be able to sell the shares you buy in the rights offering until you receive your stock certificates, DRS statement  or your account is credited with the common stock.

If you purchase shares in the rights offering by submitting a rights certificate and payment, we will mail you a stock certificate or DRS statement as soon as practicable after [—], 2010, or such later date as to which the rights offering may be extended. If your shares are held by a broker, dealer, custodian bank or other nominee and you purchase shares, your account with your nominee will be credited with the shares of our common stock you purchased in the rights offering as soon as practicable after the expiration of the rights offering, or such later date as to which the rights offering may be extended. Until your stock certificates or DRS statement have been delivered or your account is credited, you may not be able to sell your shares even though the common stock issued in the rights offering will be listed for trading on The Nasdaq Capital Market. The stock price may decline between the time you decide to sell your shares and the time you are actually able to sell your shares.

The rights offering does not require a minimum amount of proceeds for us to close the offering, which means that if you exercise your rights, you may acquire additional shares of common stock in us when we do not have enough capital to execute our business strategy in the long term.

There is no minimum amount of proceeds required to complete the rights offering and your exercise of your subscription rights is irrevocable. Therefore, if you exercise your basic subscription rights or the over-subscription privilege, but we do not sell the entire amount of securities being offered in this rights offering, you may be investing in a company that does not have sufficient capital to execute its business strategy.

CAPITALIZATION

The following table shows our historical consolidated capitalization at December 31, 2009, our pro forma consolidated capitalization at December 31, 2009 giving effect to the sale of an assumed [●] shares at the subscription price of $[●] per share and the receipt of net proceeds of $[●] million from the rights offering after deducting estimated offering expenses in the amount of $[—]. You should read this table in conjunction with “Selected Consolidated Financial Data” and with our consolidated financial statements and the notes to those financial statements included in the documents incorporated by reference into this prospectus.

	At December 31, 2009
		Pro Forma
	Actual	As Adjusted
	(dollars in thousands)
Cash and cash equivalents and restricted cash	$5,075	$15,075

Total liabilities excluding debt	$31,519	$31,519

Total debt	$8,762	8,762

Common stock, $0.001 par value (300,000,000 shares authorized; 20,012,521 issued at December 31, 2009)	20	24

Accumulated other comprehensive income	551	551

Common stock held in treasury (20,794 shares), at cost	(118)	(118)

Additional paid-in capital	382,935	392,931

Accumulated deficit	(370,713)	(370,713)

Total shareholders’ equity	$12,675	$22,675

Total liabilities and shareholders’ equity	$52,956	$62,956

DETERMINATION OF SUBSCRIPTION PRICE

We established a special committee, comprising of three members of our board of directors, all of whom are independent directors. In determining the subscription price, the special committee is considering a number of factors, including: the price at which our stockholders might be willing to participate in the rights offering, historical and current trading prices for our common stock, the need for capital and alternatives available to us for raising capital, potential market conditions, and the desire to provide an opportunity to our stockholders to participate in the rights offering on a pro rata basis. In conjunction with its review of these factors, the special committee also reviewed our history and prospects, including our past and present earnings, our prospects for future earnings, and the outlook for our industry, our current financial condition and considered data relating to a range of discounts to market value represented by the subscription prices in various prior rights offerings.  The special committee determined that the subscription price should be designed to provide an incentive to our current stockholders to exercise their rights.  The special committee also obtained advice from Needham & Company, LLC, our financial advisor with respect to financing alternatives, including the rights offering, on a number of these issues.

The subscription price does not necessarily bear any relationship to any other established criteria for value. You should not consider the subscription price as an indication of value of the Company or our common stock. You should not assume or expect that, after the rights offering, our shares of common stock will trade at or above the subscription price in any given time period. The market price of our common stock may decline during or after the rights offering, and you may not be able to sell the underlying shares of our common stock purchased during the rights offering at a price equal to or greater than the subscription price. You should obtain a current quote for our common stock before exercising your subscription rights and make your own assessment of our business and financial condition, our prospects for the future, and the terms of this rights offering.  See “The Rights Offering—Determination of Subscription Price” in this prospectus.

DILUTION

Purchasers of our common stock in the rights offering will experience an immediate dilution of the net tangible book value per share of our common stock. Our net tangible book value as of December 31, 2009 was approximately $(11.3) million, or $(0.57) per share of our common stock, based upon 20,012,521 shares of our common stock outstanding. Net tangible book value per share is equal to our total net tangible book value, which is our total tangible assets less our total liabilities, divided by the number of shares of our outstanding common stock. Dilution per share equals the difference between the amount per share paid by purchasers of shares of common stock in the rights offering and the net tangible book value per share of our common stock immediately after the rights offering.

Based on the aggregate offering of $10.0 million and after deducting estimated offering expenses payable by us of $ [●], and the application of the estimated $[●] million of net proceeds from the rights offering, our pro forma net tangible book value as of December 31, 2009 would have been approximately $[●] million, or $[●] per share. This represents an immediate increase in pro forma net tangible book value to existing stockholders of $[●] per share and an immediate dilution to purchasers in the rights offering of $[●] per share.

The following table illustrates this per share dilution, assuming a fully subscribed rights offering of [●] shares at the subscription price of $[●] per share to raise a maximum of $10.0 million in this offering.

Subscription price	$ [●]
Net tangible book value per share prior to the rights offering	[●]
Increase per share attributable to the rights offering	[●]
Pro forma net tangible book value per share after the rights offering	[●]
Dilution in net tangible book value per share to purchasers	$ [●]

SELECTED CONSOLIDATED FINANCIAL DATA

The following selected consolidated financial data should be read in conjunction with the consolidated financial statements and related notes incorporated herein by reference thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing in this prospectus. The selected consolidated statements of operations data as well as the selected consolidated balance sheets data presented below are derived from our consolidated financial statements.

	Years ended December 31,
	2009	2008	2007	2006	2005
	(Amounts presented in thousands, except per share amounts)
Selected Consolidated Statements of Operations Data:

Net revenues	$56,107	$41,934	$32,565	$38,920	$32,900

Gross profit	31,484	23,894	20,171	28,174	23,984

Operating loss	(9,720)	(19,774)	(18,800)	(11,136)	(14,662)

Net loss (1)	$(11,531)	$(17,046)	$(19,712)	$(10,856)	$(23,754)

Basic and diluted net loss per common share	$(0.58)	$(0.99)	$(1.19)	$(0.70)	$(1.81)

Shares used in calculation of basic and diluted net loss per common share	19,938	17,260	16,566	15,600	13,097

	December 31,
	2009	2008	2007	2006	2005
Selected Consolidated Balance Sheets Data:
Cash, cash equivalents, restricted cash and short-term investments	$5,075	$15,284	$34,098	$57,723	$72,702
Total current assets	23,224	35,179	45,527	68,236	80,822
Working capital	(2,706)	8,708	36,867	30,323	73,385
Total non-current assets	29,732	43,248	22,060	14,420	6,004
Total assets	52,956	78,427	67,587	82,656	86,826

Convertible Notes due within one year, net of discount	5,004	—	—	28,811	—
Derivative liability, current	—	—	—	980	—
Total current liabilities	25,930	26,471	8,660	37,913	7,437
5.45% Convertible Plus Cash Notes due 2007, net of debt discount, long-term	—	—	—	—	49,102
5.45% Convertible Notes due 2010, long-term	—	10,013	25,013	—	—
5.45% Convertible Notes due 2011, long-term	3,758	—	—	—	—
Derivative liability, long-term	—	—	—	—	6,040
Total non-current liabilities	14,351	29,677	45,259	20,689	76,180
Total stockholders’ equity	12,675	22,279	13,668	24,054	3,209

(1)
Effective January 1, 2006, we adopted FASB ASC Topic 718.  As such, the reported net loss for 2009, 2008, 2007 and 2006 reflects stock-based compensation expense of $1.3 million, $1.5 million, $2.0 million and $2.4 million, respectively.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

 Management’s Discussion and Analysis of Financial Conditions and Results of Operations (MD&A) is provided to supplement the accompanying consolidated financial statements and notes in our consolidated Financial Statements as filed with our Annual Report on Form 10-K for the year ended December 31, 2009 and incorporated herein by reference and attached hereto, to help provide an understanding of our financial condition, changes in our financial condition and results of operations. MD&A is organized as follows:

Caution concerning forward-looking statements.    This section discusses how certain forward-looking statements made by us throughout the MD&A are based on management’s present expectations about future events and are inherently susceptible to uncertainty and changes in circumstances.

Overview.    This section provides a general description of our business.

Critical accounting policies and use of estimates.    This section discusses those accounting policies that are both considered important to our financial condition and operating results and require significant judgment and estimates on the part of management in their application.

Results of operations.    This section provides an analysis of our results of operations for the years ended December 31, 2009, 2008 and 2007. In addition, a brief description is provided of transactions and events that impact the comparability of the results.

Liquidity and capital resources.    This section provides an analysis of our cash position and cash flows, as well as a discussion of our financing arrangements. In this section, we also summarize related party transactions and recent accounting pronouncements not yet adopted by us.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

Management’s Discussion and Analysis of Financial Condition and Results of Operations contain forward-looking statements that involve risks and uncertainties. When used in this report, the words, “intend,” “anticipate,” “believe,” “estimate,” “plan,” “expect” and similar expressions as they relate to us are included to identify forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of factors, including those set forth under “Risk Factors” and elsewhere in this report. You should read this discussion in conjunction with the consolidated financial statements and the notes thereto included in this report.

OVERVIEW

TranSwitch designs, develops and markets innovative semiconductor solutions that provide core functionality for voice, data and video communications network equipment. We supply innovative highly-integrated semiconductor solutions that provide core functionality for communications network equipment which is supplied to the world-wide telecommunications industry.  In this market, TranSwitch offers a broad range of next-generation telecom products addressing both copper and fiber-based broadband access, optical transport, carrier Ethernet, and Voice-over-Internet Protocol (VoIP) applications. Also, we deliver standards-based products and technologies that enable the transmission and reception of high-speed, high-definition content and data to third-party semiconductor companies, consumer electronics manufacturers, and OEMs worldwide.  The standards that are supported today by these products include Fast Ethernet, Gigabit Ethernet, HDMI, and DisplayPort. Our customers are the original equipment manufacturers (“OEMs”) who supply wire-line and wireless network operators who provide voice, data and video services to end users such as consumers, corporations, municipalities, etc.  We have approximately 150 active customers, including the leading global equipment providers, and our products are deployed in the networks of the major service providers around the world.

TranSwitch is a Delaware corporation incorporated on April 26, 1988. Our common stock trades on The NASDAQ Capital Market under the symbol “TXCC.”

 Our products and services are compliant with relevant communications network standards.  We offer several products that combine multi-protocol capabilities on a single chip, enabling our customers to develop network equipment for triple play (voice, data and video) applications. A key attribute of our products is their inherent flexibility. Many of our products incorporate embedded programmable micro-processors, enabling us to rapidly accommodate new customer requirements or evolving network standards by modifying the functionality of the device via software instructions.

We bring value to our customers through our communications systems expertise, very large scale integration (“VLSI”) design skills and commitment to excellence in customer support. Our emphasis on technical innovation results in defining and developing products that permit our customers to achieve faster time-to-market and to develop communications systems that offer a host of benefits such as greater functionality, improved performance, lower power dissipation, reduced system size and cost, and greater reliability for their customers.

Our revenues were $56.1 million in 2009, $41.9 million in 2008 and $32.6 million in 2007.  Despite our revenues being depressed by our world-wide recession, we view 2009 as another successful year for us. During 2009 we completed our integration of our acquisition of Centillium and further diversified our product portfolio to include rapidly growing Fiber-to-the-Home (FTTH) and VoIP solutions. The combination strengthens our leadership position in the next-generation communications semiconductor market. The combined companies will have greater scale, a significantly improved expense structure and a truly global reach. In addition to growing our revenue streams, we are focusing on improving our gross margin both by reducing costs on lower margin products and working to increase sales of higher margin products.

We continued our move toward profitability by reducing our operating loss from 2008 and 2007 both in dollar amount and as a percentage of revenue. This was achieved through strict cost control measures and the implementation of a force reduction plan in both TranSwitch and Centillium.  In the fourth quarter of 2008, we were also able to enter into an agreement with certain holders of our 2010 Notes to purchase $15.0 million of the aggregate principal amount for $9.9 million in cash, plus accrued and unpaid interest. This enabled us to reduce our long-term debt by 60% and also realize a $4.5 million gain. In the fourth quarter of 2009, we entered into an agreement with our note holders to exchange the remaining $10 million of 2010 notes for an equal aggregate principal amount of new 5.45% notes maturing in September of 2011. These 2011 notes call for monthly principal and interest payments that could, under certain conditions, be paid in our stock.

On December 31, 2009, we entered into a Common Stock Purchase Agreement with Seaside 88, LP, a Florida limited partnership (“Seaside”), relating to the offering and sale of up to 1,950,000 shares of our common stock.  The Common Stock Purchase Agreement requires us to issue and sell, and Seaside to purchase, up to 75,000 shares of Common Stock once every two (2) weeks, subject to the satisfaction of customary closing conditions, beginning on January 4, 2010 and ending on or about the date that is fifty (50) weeks subsequent to that initial closing.  Such offering and sale is made pursuant to our shelf registration statement on Form S-3 (File No. 333-162609), which was declared effective by the SEC on October 28, 2009.  The offering price of the Common Stock at each closing is an amount equal to the lower of (i) the daily volume weighted average of actual trading prices of the Common Stock on the trading market (the “VWAP”) for the ten consecutive trading days immediately prior to a closing date multiplied by 0.875 and (ii) the VWAP for the trading day immediately prior to a closing date multiplied by 0.90.  In the event that the 3-Day VWAP, as defined in the Common Stock Purchase Agreement, does not equal or exceed $1.00 (the “Floor”), as calculated with respect to any subsequent closing date, then such subsequent closing will not occur, and there will be one fewer subsequent closing and the aggregate number of Shares to be purchased under the Common Stock Purchase Agreement will be reduced by 75,000 shares for each subsequent closing that does not occur because the Floor has not been reached.  We have agreed to indemnify and hold harmless Seaside against certain liabilities in connection with the issuance and sale of the shares of our common stock under the Common Stock Purchase Agreement.  The price per share for the initial Closing was $1.6025, and we raised gross proceeds of approximately $120,000 at such closing, before estimated offering expenses of approximately $33,545.  Proceeds from subsequent closings are dependent on the VWAP calculations as provided above.

CRITICAL ACCOUNTING POLICIES AND USE OF ESTIMATES

Our consolidated financial statements and related disclosures, which are prepared to conform with accounting principles generally accepted in the United States of America (U.S. GAAP), require us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses during the period reported. We are also required to disclose amounts of contingent assets and liabilities at the date of the consolidated financial statements. Our actual results in future periods could differ from those estimates and assumptions. Estimates and assumptions are reviewed periodically, and the effects of revisions are reflected in the consolidated financial statements in the period they are determined to be necessary.

We consider the most critical accounting policies and uses of estimates in our consolidated financial statements to be those relating to:

(1) recognizing net revenues, cost of revenues and gross profit;
(2) estimating allowances for doubtful accounts;
(3) estimating the derivative liability associated with our 5.45% Convertible Plus Cash Notes due 2007;
(4) estimating assumptions used in the calculation of stock-based compensation;
(5) estimating values for goodwill and long-lived assets;
(6) estimating excess inventories;
(7) estimating restructuring liabilities; and
(8) estimating values of investments in non-publicly traded companies.

These accounting policies, the bases for these estimates and their potential impact to our consolidated financial statements, should any of these estimates change, are further described as follows:

Net Revenues, Cost of Revenues and Gross Profit.    Net revenues are primarily comprised of product shipments, principally to domestic and international telecommunications and data communications OEMs and to distributors. Net revenues from product sales are recognized at the time of product shipment when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) title and risk of loss transfers to the customer; (3) the selling price is fixed or determinable; and (4) collectability is reasonably assured. Agreements with certain distributors provide price protection and return and allowance rights. With respect to recognizing revenues from our distributors: (1) the prices are fixed at the date of shipment from our facilities; (2) payment is not contractually or otherwise excused until the product is resold; (3) we do not have any obligations for future performance relating to the resale of the product; and (4) the amount of future returns, allowances, refunds and costs to be incurred can be reasonably estimated and are accrued at the time of shipment. Service revenues are recognized when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) we have performed a service in accordance with our contractual obligations; (3) the fee is fixed or determinable; and (4) collectability is reasonably assured.

At the time of shipment, we record a reduction to revenue (with a related liability) to accrue for future price protection. This liability is established based on historical experience, contractually agreed-to provisions and future shipment forecasts. Such accruals have been insignificant for the last three years.

We also accrue, at the time of shipment, a reduction to revenue (with a related liability) and an inventory asset against product cost of revenues in order to establish a provision for the gross margin related to future returns under our distributor stock rotation program. Such accruals related to reductions of revenue were $0.6 million and less than $0.1 million at December 31, 2009 and 2008, respectively.  The accruals related to inventory assets are insignificant to our financial position and results of operations for all periods presented.  Should our actual experience differ from our estimated liabilities, there could be adjustments (either favorable or unfavorable) to our net revenues, cost of revenues and gross profits.

We warranty our products for up to one year from the date of shipment. Warranty expense is insignificant to all periods presented.

We license HDMI and other intellectual property.  Revenues from licensing arrangements generally consist of multiple elements such as license, implementation and maintenance services. The items (deliverables) included in the arrangements are evaluated to determine whether they represent separate units of accounting. We perform this evaluation at the inception of an arrangement and as we deliver each item in the arrangement.

Generally, we account for a deliverable (or a group of deliverables) separately if (1) the delivered item(s) has standalone value to the customer, (2) there is objective and reliable evidence of the fair value of the undelivered items included in the arrangement, and (3) if we have given the customer a general right of return relative to the delivered items, delivery or performance of the undelivered items or services are probable and substantially in our control.

 We also recognize revenue from royalties upon notification of sale by our licensees. The terms of the royalty agreements generally require licensees to give us notification and to pay royalties within 45 days of the end of the quarter during which the sales by the licensees take place.

Estimated Allowances for Doubtful Accounts.  We record allowances for doubtful accounts for estimated losses based upon specifically identified amounts that we believe to be uncollectible along with our assessment of the general financial condition of our customer base. If our actual collections experience changes, revisions to our allowances may be required. We have a limited number of customers with individually large amounts due at any given balance sheet date. Any unanticipated change in one of those customers’ creditworthiness or other matters affecting the collectibility of amounts due from such customers could have a material effect on our results of operations in the period in which such changes or events occur.

Derivative Liability Associated with our 5.45% Convertible Plus Cash Notes due 2007.  The holder’s conversion right contained in the terms governing our 5.45% Convertible Plus Cash Notes due 2007 (the “Plus Cash Notes”) was not clearly and closely related to the characteristics of the Plus Cash Notes upon issuance. Accordingly, this feature qualified as an embedded derivative instrument and, because it does not qualify for any scope exception, it is required to be accounted for separately from the debt instrument and recorded as a derivative financial instrument.

During the years ended December 31, 2009 and 2008, there were no Plus Cash Notes outstanding. During the year ended December 31, 2007, we recorded other income of $1.0 million all of which related to the holder’s conversion right, to reflect the change in fair value of our derivative liability.

We adjust the derivative financial instruments to their estimated fair value and analyze the instruments to determine their classification as a liability or equity. As of December 31, 2009, 2008 and 2007, the estimated fair value of our derivative liability was zero as these Plus Cash Notes due 2007 were no longer outstanding. On July 6, 2007, the Company exchanged approximately $21.2 million aggregate principal amount of its outstanding Plus Cash Notes for an equivalent principal amount of a new series of 5.45% Convertible Notes due September 30, 2010 (the “2010 Notes”).  The remaining $8.9 million balance of the Plus Cash Notes was redeemed at par value at the end of September, 2007.  The 2010 Notes were subsequently exchanged in October 2009 for an equivalent principal amount of 5.45% Convertible Notes due September 30, 2011.  The estimated fair value of the holder’s conversion right was determined using a lattice (trinomial) option-pricing model, while it was estimated.

Stock-based Compensation.  Determining the amount of stock-based compensation for awards granted includes selecting an appropriate model to calculate fair value at the grant date. We have used the Black-Scholes option valuation model to value employee stock option awards. Certain inputs to this valuation model require considerable judgment. These inputs include estimating the volatility of our stock, the expected life of the option awarded and the forfeiture rate. We have estimated volatility, the expected life and the forfeiture rate based on historical data. Volatility is estimated over a term that approximates the expected life of the option awarded.

Goodwill and Long-Lived Assets.   Our goodwill is tested for impairment annually or more frequently if events or changes in circumstances indicate that the asset might be impaired.  We perform impairment reviews using a fair-value method and discounted cash flow models with estimated cash flows based on internal forecasts which include terminal values based on current market valuation metrics.  The fair value represents the amount at which a reporting unit could be bought or sold in a current transaction between willing parties on an arms-length basis.  In estimating fair value, we use our common stock’s market price to determine fair value and other valuation metrics. The estimated fair value is then compared with the carrying amount of the reporting unit, including goodwill.  In addition, we perform discounted cash flow analysis on the entity to determine fair value.  We are subject to financial statement risk to the extent that the carrying amount exceeds the estimated fair value.

During the fourth quarter of 2009, impairment testing we performed indicated that the estimated fair values of two reporting units tested were less than their corresponding carrying amounts. As a result of the analyses performed, we recorded a goodwill impairment charge of $10.1 million. The impaired goodwill related to business acquisitions in 2007 and 2006.

Indefinite lived intangible assets are subject to annual impairment testing, as well.  On an annual basis, the fair value of the indefinite lived assets is evaluated by us to determine if an impairment charge is required. We have only nominal amounts of indefinite lived assets.

We review long-lived assets for impairment when events or changes in business circumstances indicate the carrying amount of the assets may not be fully recoverable.  If such indicators are present, we perform undiscounted operating cash flow analyses to determine if impairment exists.  If impairment is determined to exist, any related impairment loss is calculated based on fair value.

A considerable amount of management judgment and assumptions are required in performing impairment tests.  While we believe that our judgments and assumptions were reasonable, different assumptions could change the estimated fair values and, therefore, additional impairment charges could be required.

Estimated Excess Inventories.     We periodically review our inventory levels to determine if inventory is stated at the lower of cost or net realizable value. The telecommunications and data communications industries have experienced a significant downturn during the past few years and, as a result, we have had to evaluate our inventory position based on known backlog of orders, projected sales and marketing forecasts, shipment activity and inventory held at our significant distributors.  We recorded charges for excess and obsolete inventories totaling approximately $0.7 million in 2009, $0.3 million in 2008 and $0.4 million in 2007.

During 2009, 2008 and 2007, we recorded net product revenues of approximately $3.0 million, $4.8 million and $3.5 million, respectively, on shipments of excess and obsolete inventory that had previously been written down to their estimated net realizable value of zero. This resulted in almost 100% gross margin on these product revenues. Had these products been sold at our historical average cost basis, gross margin on these revenues would have been 51%, 64% and 64% in 2009, 2008 and 2007 respectively. We currently do not anticipate that a significant amount of the excess and obsolete inventories subject to the write-downs described above will be used in the future based upon our current demand forecast. Should our actual future demand exceed the estimates that we used in writing down our excess and obsolete inventories, we will recognize a favorable impact to cost of revenues and gross profits. Should demand fall below our current expectations, we may record additional inventory write-downs which will result in a negative impact to cost of revenues and gross profits.

Estimated Restructuring Liabilities.    During 2009, we recorded net restructuring credits of $6.3 million related to new sublease agreements we entered into during 2009 for unused space in our Shelton, Connecticut location which were partially offset by charges related to workforce reductions and other restructuring adjustments. During 2008 and 2007, we recorded restructuring charges and asset impairments totaling $3.8 million and $1.5 million, respectively, related to employee termination benefits and costs to exit certain facilities, net of sub-lease benefits. At December 31, 2009 and 2008, the restructuring liabilities were $12.4 million and $25.4 million, respectively, on our consolidated balance sheets. Restructuring liabilities at December 31, 2009 include approximately $12.1 million of liabilities for facility lease costs (Refer to Note 16 – Restructuring and Asset Impairment Charges of the Notes to Consolidated Financial Statements). These facility operating leases expire in 2017. The future cash outlays for all of our operating lease commitments are discussed in Note 17 of the Notes to Consolidated Financial Statements.  Certain assumptions are used by us to derive this estimate, including future maintenance costs, price escalation and sublease income derived from these facilities. Should we negotiate additional sublease rental income agreements or reach a settlement with our lessors to be released from our existing obligations, we could realize a favorable benefit to our results of future operations. Should future lease, maintenance or other costs related to these facilities exceed our estimates, we could incur additional expenses in future periods.

Valuation of Investments in Non-Publicly Traded Companies.    Since 1999, we have been making strategic equity investments in non-publicly traded companies that develop technologies that are complementary to our product road map. Depending on our level of ownership and whether or not we have the ability to exercise significant influence, we account for these investments on either the cost or equity method, and review such investments periodically for impairment. The appropriate reductions in carrying values are recorded when, and if, necessary. The process of assessing whether a particular investment’s net realizable value is less than its carrying cost requires a significant amount of judgment. In making this judgment, we carefully consider the investee’s cash position, projected cash flows (both short and long-term), financing needs, most recent valuation data, the current investing environment, management / ownership changes, and competition. This evaluation process is based on information that we request from these privately held companies. This information is not subject to the same disclosure and audit requirements as the reports required of U.S. public companies, and as such, the reliability and accuracy of the data may vary. Based on our evaluations, we recorded impairment charges related to our investments in non-publicly traded companies of less than $0.1 million, zero and $0.1 million during 2009, 2008 and 2007, respectively. The total investment in non-public companies was $3.0 million as of both December 31, 2009 and 2008. (For further discussion, please refer to Note 6. Investments in Non-Publicly Traded Companies and Venture Capital Funds in our Consolidated Financial Statements). We used the modified equity method of accounting to determine the impairment loss for certain investments, as it was determined that no better current evidence of the value of our cost method investments existed and we believe that this gives us the best basis for our estimate given the historic negative cash flows of these companies. The modified equity method of accounting results in recording an impairment loss on a cost method investment equal to the investor’s proportionate share of the investee’s losses as its contributed capital is consumed to fund operating losses of the investee from the inception of the investor’s investment.

RESULTS OF OPERATIONS

The results of operations that follow should be read in conjunction with our critical accounting policies and estimates summarized above as well as our consolidated financial statements and notes thereto contained in Item 8 of this report. The following table sets forth certain consolidated statements of operations data as a percentage of net revenues for the periods indicated.

	Years ended December 31,
	2009		2008		2007
Net revenues:
Product revenues	90%		95%		90%
Service revenues	10%		5%		10%

Total net revenues	100%		100%		100%
Cost of revenues:
Product cost of revenues	38%		40%		32%
Provision for excess and obsolete inventories	1%		1%		1%
Service cost of revenues	5%		2%		5%

Total cost of revenues	44%		43%		38%

Gross profit	56%		57%		62%

Operating expenses:
Research and development	34%		58%		67%
Marketing and sales	19%		21%		32%
General and administrative	14%		16%		17%
Restructuring charge and asset impairment, net	6%		9%		4%

Total operating expenses	73%		104%		120%

Operating loss	(17	) %	(47	) %	(58)%

Comparison of Fiscal Years 2009 and 2008

Net Revenues.   We have two product line categories: Network Infrastructure and Customer Premises Equipment (CPE). Our Network Infrastructure product lines include our Optical Transport, Carrier Ethernet, Media Gateway using VoIP Technology and Broadband Access product line technologies and other Non-Telecommunications products. The Optical Transport product line is incorporated into OEM systems that improve the efficiency of fiber optic networks and in the process increase the overall network capacity. Media gateway/VoIP products are used in carrier-class and enterprise-class media gateways and access gateways and used in residential gateway markets. The Broadband Access product line is incorporated into OEM systems that allow telecommunications service providers to transition their legacy voice networks to support next generation services such as voice, data and video. The Carrier Ethernet product line allows carriers to provide robust and differentiated services using Ethernet technology in their wide-area networks. The Non-Telecommunications product line consists of non-telecommunications ASIC products. Our CPE product line category includes Multi-Service Communications Processors used in broadband modems or to be added as part of a small office, home office, or SOHO, network and HDMI, DisplayPort and Ethernet IP Cores which have been incorporated into a number of consumer electronics and PC appliances.

The following table summarizes our net revenue mix by product line category:

(Tabular dollars in thousands)	Year Ended December 31, 2009		Year Ended December 31, 2008
	Revenues	Percent of Total Revenues	Revenues	Percent of Total Revenues	Percentage Increase (Decrease) in Revenues

Network Infrastructure	$34,988	62%	$34,932	83%	—

Customer Premises Equipment	21,119	38%	7,002	17%	202%

Total	$56,107	100%	$41,934	100%	34%

Total net revenues in 2009 were $56.1 million as compared to $41.9 million in 2008, an increase of $14.2 million or 34%.  Our product revenues for 2009 were $50.7 million, a 27% increase compared to 2008 and our service revenues which consist of design services performed for third parties on a contract basis and HDMI and technology licenses were $5.4 million, a 180% increase compared to 2008. The increase in net revenue for 2009 compared to 2008 includes approximately $21.9 million of increased sales as a result of the acquisition of Centillium in the fourth quarter of 2008.  This was partially offset by decreased revenues from some of our legacy products and our non-telecommunications ASIC products.

Our 2009 Network Infrastructure revenues of approximately $35.0 million were flat with 2008 revenues. These 2009 revenues included increased sales of our Entropia products which were offset by decreased sales of our non-telecommunications ASIC products and our E1Mx21 product. Our 2009 CPE revenues were approximately $21.1 million, a $14.1 million increase as compared to 2008 revenues. This increase was attributable to increased sales from our Atlanta and Mustang products.

For 2009 and 2008 international net revenues were approximately 70% and 85%, respectively, of net revenues.

As of December 31, 2009 our backlog was $11.3 million, as compared to $8.3 million as of December 31, 2008. Backlog represents firm orders anticipated to be shipped, and service revenue expected to be billed under existing contracts, during the next 12 months. Our business and, to a large extent, that of the entire communication semiconductor industry, is characterized by short-term order and shipment schedules. Since orders constituting our current backlog are subject to changes in delivery schedules or to cancellation at the option of the purchaser without significant penalty, backlog is not necessarily indicative of future revenues.

Gross Profit.    Gross profit was $31.5 million and $23.9 million for the years ended December 31, 2009 and 2008, respectively. Gross profit increased by approximately $7.6 million for 2009 as compared to 2008 while the gross profit as a percentage of revenue decreased by approximately 1%.  This is a result of increased revenues from our newly acquired Centillium products.

During the years ended December 31, 2009 and 2008, gross profit was affected favorably in the amount of $1.3 million and $1.6 million, respectively, from the sales of products that had previously been written down to a cost basis of zero. Also during the years ended December 31, 2009 and 2008, we recorded provisions for excess and obsolete inventories in the amount of $0.7 million and $0.3 million, respectively. These charges had a negative impact on our gross profit.

We anticipate that gross profit will continue to be impacted by fluctuations in the volume and mix of our product shipments as well as material costs, yield and the fixed cost absorption of our production operations.

Research and Development.    Research and development expenses consist primarily of salaries and related costs of employees engaged in research, design and development activities, costs related to electronic design automation tools, subcontracting and fabrication costs, depreciation and amortization and facilities expenses. Research and development expenses for 2009 were $19.1 million which decreased $5.4 million, or 22% as compared to the prior year. This decrease was a result of decreased depreciation for computer chip design tools and decreases in facilities costs and salaries and employee related costs as a result of workforce reductions and other cost cutting measures that were implemented in 2008 partially offset by increased expenses due to the acquisition of Centillium.

Marketing and Sales.    Marketing and sales expenses consist primarily of personnel-related expenses, trade shows, travel expenses and facilities expenses. Marketing and sales expenses for 2009 were $10.4 million which increased $1.6 million, or 18% as compared to the prior year. This increase was a result of increased commissions due to increased revenues and increased salaries, amortization of purchase accounting intangibles and other expenses due to the acquisition of Centillium.  These expense increases were partially offset by decreased employee related expenses as a result of workforce reductions and other cost cutting measures that were implemented in 2008.

General and Administrative.   General and administrative (G&A) expenses consist primarily of personnel-related expenses, professional and legal fees, and facilities expenses. G&A expenses were $8.0 million in 2009, an increase of approximately $1.4 million or 20% compared to the prior year.  The increase was a result of increased legal fees and other increased expenses due to the acquisition of Centillium.

Restructuring (Credits) Charges, net.   During the years ended December 31, 2009 and 2008, we recorded net restructuring credits of approximately $6.3 million and net restructuring charges of $3.8 million, respectively. Information on restructuring credits and charges for each of the last two years is located in Note 16 of the Notes to Consolidated Financial Statements.

Impairment of Goodwill.   For 2009 and 2008, we recorded goodwill impairment charges of $10.1 million and zero, respectively. Information on the impairment of goodwill recorded during 2009 is located in Note 1 and Note 9 of the Notes to Consolidated Financial Statements.

Change in Fair Value of the Derivative Liability.  For 2009 and 2008, we recorded other expense of zero and approximately $0.3 million, respectively, to reflect the change in the fair value of the derivative liabilities.

During the first quarter of 2008 we entered into a number of foreign exchange contracts to purchase Indian rupees to fund our India operations. For the year ended December 31, 2008, we recorded other expense of approximately $0.3 million to reflect the change in the fair value of these derivative financial instruments. There were no foreign exchange contracts outstanding at December 31, 2009 or December 31, 2008.

Gain/Loss on Extinguishment of Debt.   We had no gain or loss on the extinguishment of debt during 2009.  On December 24, 2008, we entered into an agreement with certain holders of our 5.45% Convertible Notes due 2010 (the “2010 Notes”) to purchase $15.0 million aggregate principal amount of the Notes for $9.9 million in cash, plus accrued and unpaid interest.  As a result of this transaction, we recorded a $4.5 million gain on the extinguishment of debt in 2008.

Interest Expense net.    Interest expense, net was approximately $0.7 million in 2009, a decrease of $0.3 million as compared to 2008.

Interest expense decreased from $1.9 million in 2008 to $0.8 million in 2009 due to lower debt balances resulting from the extinguishment of $15.0 million of our 2010 Notes during the fourth quarter of 2008 and payments made during 2009 on our 2011 Notes of approximately $1.2 million.

Interest income decreased from $0.9 million in 2008 to $0.1 million in 2009 as a result of lower market yields due to decreased interest rates and lower cash and investment balances. At December 31, 2009 and 2008, the effective interest rates on our interest-bearing securities were approximately 0.43% and 1.63%, respectively.

Income Tax Expense.  Our income tax expense of $0.4 million in 2009 and $0.5 million in 2008 is applicable to the operating results of certain of our foreign subsidiaries.  We have incurred significant taxable losses for U.S. federal and state purposes. We have not recognized any income tax benefits on those losses because their realization is uncertain.

Comparison of Fiscal Years 2008 and 2007

Net Revenues.   We have two product line categories: Network Infrastructure and Customer Premises Equipment (CPE). Our Network Infrastructure product lines include our Optical Transport, Carrier Ethernet, Media Gateway using VoIP Technology and Broadband Access product line technologies and other Non-Telecommunications products. The Optical Transport product line is incorporated into OEM systems that improve the efficiency of fiber optic networks and in the process increase the overall network capacity. Media gateway/VoIP products are used in carrier-class and enterprise-class media gateways and access gateways and used in residential gateway markets. The Broadband Access product line is incorporated into OEM systems that allow telecommunications service providers to transition their legacy voice networks to support next generation services such as voice, data and video. The Carrier Ethernet product line allows carriers to provide robust and differentiated services using Ethernet technology in their wide-area networks. The Non-Telecommunications product line consists of non-telecommunications ASIC products. Our CPE product line category includes Multi-Service Communications Processors  used in broadband modems or to be added as part of a small office, home office, or SOHO, network and HDMI, DisplayPort and Ethernet IP Cores which have been incorporated into a number of consumer electronics and PC appliances.  The following table summarizes our net revenue mix by product line category:

(Tabular dollars in thousands)	Year Ended December 31, 2008		Year Ended December 31, 2007
	Revenues	Percent of Total Revenues	Revenues	Percent of Total Revenues	Percentage Increase (Decrease) in Revenues

Network Infrastructure	$34,932	83%	$29,836	92%	17%

Customer Premises Equipment	7,002	17%	2,729	8%	157%

Total	$41,934	100%	$32,565	100%	29%

Total net revenues in 2008 were $41.9 million as compared to $32.6 million in 2007, an increase of $9.3 million or 29%.  Our product revenues for 2008 were $40.0 million, a 36% increase compared to 2007 and our service revenues which consist of design services performed for third parties on a contract basis and HDMI and technology licenses were $1.9 million, a 41% decrease compared to 2007. The increase in net revenue for 2008 compared to 2007 includes approximately $6.2 million of increased sales as a result of the acquisition of Centillium in the fourth quarter of 2008.

Our 2008 Network Infrastructure revenues were approximately $34.9 million, a $5.1 million increase as compared to 2007 revenues. These 2008 revenues included increased sales of our non-telecommunications ASIC products and our Entropia, L3M, E1Mx21 and ET family products which were offset by decreased sales of our ASPEN, ASPEN Express and CUBIT-PRO products. Our 2008 CPE revenues were approximately $7.0 million, a $4.3 million increase as compared to 2007 revenues. This increase was attributable to increased sales from our Apollo, Atlanta and Mustang products, which are new product lines from the acquisition of Centillium.

For 2008 and 2007 international net revenues were approximately 85% and 79%, respectively, of net revenues.

As of December 31, 2008 our backlog was $8.3 million, as compared to $4.6 million as of December 31, 2007. Backlog represents firm orders anticipated to be shipped, and service revenue expected to be billed under existing contracts, during the next 12 months. Our business and, to a large extent, that of the entire communication semiconductor industry, is characterized by short-term order and shipment schedules. Since orders constituting our current backlog are subject to changes in delivery schedules or to cancellation at the option of the purchaser without significant penalty, backlog is not necessarily indicative of future revenues.

Gross Profit.  Gross profit was $23.9 million and $20.2 million for the years ended December 31, 2008 and 2007, respectively. Gross profit increased by approximately $3.7 million for 2008 as compared to 2007 while the gross profit as a percentage of revenue decreased by approximately 5%.  This is a result of increased revenue from our lower margin ASIC and newly acquired Centillium products.   During the years ended December 31, 2008 and 2007, gross profit was affected favorably in the amount of $1.6 million and $1.2 million, respectively, from the sales of products that had previously been written down to a cost basis of zero. Also during the years ended December 31, 2008 and 2007, we recorded provisions for excess and obsolete inventories in the amount of $0.3 million and $0.4 million, respectively. These charges had a negative impact on our gross profit.

We anticipate that gross profit will continue to be impacted by fluctuations in the volume and mix of our product shipments as well as material costs, yield and the fixed cost absorption of our production operations.

Research and Development.    Research and development expenses consist primarily of salaries and related costs of employees engaged in research, design and development activities, costs related to electronic design automation tools, subcontracting and fabrication costs, depreciation and amortization and facilities expenses. Research and development expenses for 2008 were $24.6 million which increased $2.9 million, or 13% as compared to the prior year.  This increase was a result of increased expenses due to the acquisition of Centillium and increased expenses due to our HDMI development program partially offset by decreased depreciation and amortization and decreases in salaries and subcontracting costs as a result of workforce reductions and other cost cutting measures that were implemented in 2007 and 2008.

Marketing and Sales.    Marketing and sales expenses consist primarily of personnel-related, trade show, travel and facilities expenses. Marketing and sales expenses for 2008 were $8.8 million which decreased $1.4 million, or 14% as compared to the prior year. These expense decreases were primarily from lower salaries and employee related expenses partially offset by increased marketing and sales expenses due to the acquisition of Centillium.

General and Administrative.   General and administrative (G&A) expenses consist primarily of personnel-related expenses, professional and legal fees, and facilities expenses. G&A expenses were $6.7 million in 2008, an increase of approximately $1.1 million or 19% compared to the prior year.  The increase was due to increased expenses due to the acquisition of Centillium.

Restructuring Charges.   We recorded restructuring charges of $3.8 million and $1.4 million for 2008 and 2007, respectively.  Information on restructuring charges and asset impairments for each of the last two years is located in Note 16 of the Notes to Consolidated Financial Statements.

Change in Fair Value of the Derivative Liability.  For 2008 and 2007, we recorded other expense of approximately $0.3 million and other income of approximately $1.0 million, respectively, to reflect the change in the fair value of the derivative liabilities.

During the first quarter of 2008 we entered into a number of foreign exchange contracts to purchase Indian rupees to fund our India operations. For the year ended December 31, 2008, we recorded other expense of approximately $0.3 million to reflect the change in the fair value of these derivative financial instruments. There were no foreign exchange contracts outstanding at December 31, 2008.

For the year ended December 31, 2007, we recorded other income of approximately $1.0 million to reflect the change in the fair value of the derivative liability resulting from the 5.45% Convertible Plus Cash Notes due 2007 (“Plus Cash Notes”).   (Refer to Note 15 – Convertible Notes of the Notes to Consolidated Financial Statements). There were no Plus Cash Notes outstanding at December 31, 2008 and 2007.

Gain/Loss on Extinguishment of Debt.  On December 24, 2008, we entered into an agreement with certain holders of our 5.45% Convertible Notes due 2010 (the “2010 Notes”) to purchase $15.0 million aggregate principal amount of the Notes for $9.9 million in cash, plus accrued and unpaid interest.  As a result of this transaction, we recorded a $4.5 million gain on the extinguishment of debt in 2008.

On July 6, 2007, we exchanged approximately $21.2 million aggregate principal amount of our outstanding Plus Cash Notes for an equivalent principal amount of the 2010 Notes.  As a result, we recognized a $0.4 million extinguishment loss in 2007.

Interest Expense net.  Interest expense, net decreased approximately $0.1 million to $1.0 million in 2008.

Interest expense decreased from $3.6 million in 2007 to $1.9 million in 2008 due to lower debt balances resulting from the exchanges of our Plus Cash Notes in 2007, the payment at maturity of the remaining outstanding Plus Cash Notes in 2007 and the elimination of the debt discount associated with the Plus Cash Notes during 2007.

Interest income decreased from $2.5 million in 2007 to $0.9 million in 2008 as a result of lower market yields due to decreased interest rates and lower cash and investment balances. At December 31, 2008 and 2007, the effective interest rates on our interest-bearing securities were approximately 1.63% and 4.70%, respectively.

Income Tax Expense.  Our income tax expense of $0.5 million in 2008 and $0.3 million in 2007 is applicable to the operating results of certain of our foreign subsidiaries.  We have incurred significant taxable losses for U.S. federal and state purposes. We have not recognized any income tax benefits on those losses because their realization is uncertain.

LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2009, we had cash, cash equivalents, restricted cash and short-term investments of approximately $5.1 million compared to $15.3 million as of December 31, 2008. Further, our working capital was a negative ($2.7) million compared to $8.7 million last year. Our primary source of liquidity is cash, cash equivalents and a bank line of credit. We have used cash in our operating activities in each of the last three years, including $9.1 million in 2009, $18.5 million in 2008 and $12.8 million in 2007. During 2009 we reduced our notes payable from $10.0 million as of December 31, 2008 to $8.8 million as of December 31, 2009.

In the fourth quarter 2008, we implemented restructuring plans that included the elimination of approximately 76 positions, primarily in our Shelton, Connecticut, Bedford, Massachusetts, Fremont, California, Eclubens, Switzerland, New Delhi, India and Bangalore, India locations. We continued to reduce expenses in 2009 and in the first quarter of 2010 we implemented another restructuring plan that included the elimination of an additional 20 positions. We believe that we have reduced our anticipated operating expenses to the point where we can break even on an operating income basis, excluding stock compensation costs and amortization of purchase accounting intangibles, at the rate of $13.0 million in revenue per quarter.

Also, we intend to continue to assess our cost structure in relationship to our revenue levels and to make appropriate adjustments to expense levels as required. None-the-less we believe that our existing cash and cash equivalents and a bank financing facility will be sufficient to fund operating activities and capital expenditures, and provide adequate working capital through at least December 31, 2010.

If our existing resources and cash generated from operations are insufficient to satisfy liquidity requirements, we may seek to raise additional funds through public or private debt or equity financings.  The sale of equity or debt securities could result in additional dilution to our stockholders, could require us to pledge our intellectual property or other assets to secure the financing, or could impose restrictive covenants on us.  We cannot be certain that additional financing will be available in amounts or on terms acceptable to us, or at all.  If we are unable to obtain this additional financing, we may be required to reduce the scope of our planned product development and sales and marketing efforts, which could harm our business, financial condition and operating results, and/or cause us to sell assets or otherwise restructure our business to remain viable.

Commitments and Significant Contractual Obligations

In October of 2009, we exchanged approximately $10.0 million aggregate principal amount of our 2010 Notes due September 30, 2010 for an equal principal amount of new 5.45% Convertible Notes due September 30, 2011 (2011 Notes). We have existing commitments to make future interest payments on the 2011 Notes and to pay principal on a monthly basis until September 2011. Over the remaining life of the outstanding 2011 Notes, we expect to pay approximately $0.4 million in interest and $8.8 million of principal.

We have outstanding operating lease commitments of $28.0 million, payable over the next eight years. Some of these commitments are for space that is not being utilized and, for which, we recorded restructuring charges in prior years for excess facilities. We are in the process of trying to sublease additional excess space but it is unlikely that any sublease income generated will offset the entire future commitment. As of December 31, 2009, we have approximately $12.0 million in anticipated sub-lease income over the next five years relating to portions of our excess facilities. We currently believe that we can fund these lease commitments in the future. However, there can be no assurances that we will not be required to seek additional capital or provide additional guarantees or collateral on these obligations.

A summary of our significant future contractual obligations and their payments follows (in thousands):

	Payments Due by Period
Contractual Obligations	Total	2010	2011 & 2012	2013 & 2014	Thereafter
Interest on convertible notes	$438	$352	$86	$—	$—
Principal on convertible notes	8,762	5,004	3,758	—	—
Operating lease obligations	28,036	5,506	8,536	6,601	7,393
Purchase obligations	5,657	5,657	—	—	—

	$42,893	$16,519	$12,380	$6,601	$7,393

We also have pledged approximately $2.7 million as collateral for stand-by letters of credit that guarantee certain long-term property lease obligations and to support customer credit requirements. This $2.7 million is in our bank accounts and is included in our restricted cash as of December 31, 2009.

Recent Accounting Pronouncements

Newly issued accounting pronouncements that potentially impact our financial statements are disclosed in the Notes to Consolidated Financial Statements for the fiscal year ended December 31, 2009 included elsewhere herein.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Interest Rate Risk.  We have investments in money market accounts that earn interest income that is a function of the market rates. As a result, we have exposure to changes in interest rates. For example, if interest rates were to decrease by one half percentage point from their current levels, our potential interest income for 2010, assuming a constant cash balance, would decrease by less than $0.1 million.

Foreign Currency Exchange Risk.  As substantially all of our net revenues are currently made or denominated in U.S. dollars, a strengthening of the dollar could make our products less competitive in foreign markets. Although we recognize our revenues in U.S. dollars, we incur expenses in currencies other than U.S. dollars. In 2009, operating expenses incurred in foreign currencies, excluding impairment of goodwill, were approximately 58% of our total operating expenses. Although we have not experienced significant foreign exchange rate losses to date, we may in the future, especially to the extent that we do not engage in hedging.  We do not enter into derivative financial instruments for trading or speculative purposes. The economic impact of currency exchange rate movements on our operating results is complex because such changes are often linked to variability in real growth, inflation, interest rates, governmental actions and other factors. These changes, if material, may cause us to adjust our financing and operating strategies. Consequently, isolating the effect of changes in currency does not incorporate these other important economic factors.

Fair Market Value of Financial Instruments.  As of December 31, 2009, our debt consisted exclusively of convertible notes due September 30, 2011 with interest at a fixed rate of 5.45%. Consequently, we do not have significant cash flow exposure on the interest payments on these notes. However, the Company does have considerable exposure in the requirement to redeem these convertible notes between now and September 30, 2011.  There is no guarantee that the Company will have either enough cash to pay down this debt, or the ability to refinance this debt on terms acceptable to the Company.  The fair market value of our outstanding 5.45% Convertible Notes due September 30, 2011 was estimated based on current market conditions at approximately $8.8 million at December 31, 2009. Among other factors, changes in interest rates and the price of our common stock affect the fair value of our convertible notes. Refer to critical accounting policies and use of estimates in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for additional information associated with our 2010 Notes.

RECENT DEVELOPMENTS

On March 12, 2010, TranSwitch entered into a Business Financing Agreement (the “Agreement”) with Bridge Bank, National Association (“Bridge Bank”) together with certain other related financing documents (the “Financing Documents”).  The Financing Documents collectively provide an uncommitted credit facility to TranSwitch of up to $5 million (the “Facility”) secured by substantially all the personal property of TranSwitch, including the Company’s accounts receivable and intellectual property.  Subject to the terms of the Agreement, availability under the Facility is based on a formula pursuant to which Bridge Bank would advance, in its discretion, an amount equal to the lower of $5,000,000 or 80% of TranSwitch’s eligible accounts receivable, with account eligibility determined by Bridge Bank in its sole discretion.  Either party may terminate the Facility at any time and all loan advances under the Facility would then become immediately due and payable.  TranSwitch has no immediate expectation of drawing funds under the Facility.

Except as otherwise set forth in the Agreement, borrowings made pursuant to the Agreement will bear interest at a rate equal to the higher of (i) the Prime Rate (as announced by Bridge Bank) or (ii) 4%, plus, in either case, a margin of 2.5%.  Bridge Bank is also entitled to the payment of certain fees and expenses pursuant to the Financing Documents, including an annual fee equal to $62,500 and an early termination fee of 1% of the gross amount of the Facility.

The Agreement contains customary representations, warranties, and affirmative and negative covenants for facilities of this type, including certain restrictions on dispositions of the Company’s assets, changes in business, and incurrence of certain indebtedness and encumbrances.  The Agreement also contains customary events of default, including payment defaults and a breach of representations and warranties and covenants.  If an event of default occurs and is continuing, Bridge Bank has customary rights and remedies under the Agreement, including the right to declare all outstanding indebtedness under the Facility immediately due and payable, ceasing to advance money or extend credit, and rights of set-off.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Controls and Procedures

Conclusion Regarding the Effectiveness of Disclosure Controls and Procedures

Under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, we conducted an evaluation of our disclosure controls and procedures, as such term is defined under Rule 13a-15(e) promulgated under the Securities Exchange Act of 1934, as amended. Based upon that evaluation, our principal executive officer and principal financial officer concluded that, as of the evaluation date, our disclosure controls and procedures are effective to ensure that information required to be disclosed in the reports that we file or submit under the Securities Exchange Act of 1934 are recorded, processed, summarized and reported, within the time periods specified in the Securities and Exchange Commission’s rules and forms.

Management’s Annual Report on Internal Control over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Exchange Act Rules 13a-15(f). Under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, we conducted an evaluation of the effectiveness of our internal control over financial reporting based on the framework in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on our evaluation under the framework in Internal Control — Integrated Framework, our management concluded that our internal control over financial reporting was effective as of December 31, 2009.

The independent registered public accounting firm of the Company has issued a report on its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2009.  That report appears elsewhere herein.

Changes in Internal Control over Financial Reporting

No change in our internal control over financial reporting occurred during the quarter ended December 31, 2009, that materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

PRICE RANGE OF OUR COMMON STOCK AND DIVIDEND INFORMATION

Our common stock is traded under the symbol “TXCC” on The Nasdaq Capital Market. The following table sets forth, for the periods indicated, the range of high and low closing prices for our common stock. The closing prices indicated reflect the 1 for 8 reverse stock split that was effected on November 23, 2009.

	High	Low
Quarter to date

First Quarter	$3.34	$1.52
Second Quarter (through April 9, 2010)	$2.95	$2.71

Year ended December 31, 2009

First Quarter	$4.00	$1.60
Second Quarter	$4.16	$2.40
Third Quarter	$6.00	$3.36
Fourth Quarter	$5.68	$1.66

Year ended December 31, 2008
First Quarter	$7.04	$4.80
Second Quarter	$7.36	$4.88
Third Quarter	$8.96	$4.00
Fourth Quarter	$4.00	$2.08

As of April 9,  2010, there were approximately 135 holders of record and approximately 16,107 beneficial stockholders of our common stock.

We have never paid cash dividends on our common stock. We currently do not anticipate paying any cash dividend in the foreseeable future. Any future declaration and payment of dividends will be subject to the discretion of our Board of Directors, will be subject to applicable law and will depend upon our results of operations, earnings, financial condition, contractual limitations, cash requirements, future prospects and any other factors deemed relevant by our Board of Directors.

PROPERTIES

Our headquarters is located in a suburban office park in Shelton, Connecticut. We have additional sales offices and design centers located throughout the world. The following is a summary of our material offices and locations for which we have lease commitments:

Location	Business Use	Square Footage	Lease Expiration Dates

Shelton, Connecticut	Corporation Headquarters, Product Development, Operations, Sales, Marketing and Administration	18,561	November 2012

Herzeliya, Israel	Product Development, Sales & Service	9,688	Less than 1 Year

New Delhi, India	Product Development	16,804	January 2015

Fremont, California	Product Development, Sales, Marketing and Administration	12,500	February 2011

Bangalore, India	Product Development	12,378	February 2014

Excess property:

Fremont, California	Available for Lease	91,500	February 2011

Shelton, Connecticut	Available for Lease	118,335	November 2012—April 2017

Internationally, we lease space in Japan, China, Taiwan, France and South Korea for sales offices. Our current facilities are adequate for our needs.

See Note 17—Commitments and Contingencies of our Consolidated Financial Statements in the Notes the Financial Statements filed as Exhibits to our Annual Report on Form 10-K incorporated herein by reference and filed as an attachment hereto, for additional disclosures regarding our commitments under lease obligations. Also, refer to Note 16—Restructuring and Asset Impairment Charges in our Consolidated Financial Statements regarding our restructuring charges during fiscal years 2007 through 2009 as we have recorded charges for future rent payments relating to excess office space.

LEGAL PROCEEDINGS

We are not party to any material litigation proceedings.

From time to time, we may be subject to other legal proceedings and claims in the ordinary course of business. We are not currently aware of any such proceedings or claims that we believe will have, individually or in the aggregate, a material adverse effect on the business, financial condition or results of our operations.

OFFICER AND DIRECTORS INFORMATION

Board of Directors

Information regarding our current Directors, including their respective ages, the year in which each first joined the Company and their principal occupations or employment during the past five years, is provided below:

	Committee Participation
		Nominating
		& Year			Corporate		Audit and
Name	Age	Appointed	Position	Compensation	Governance	Executive	Finance
Mr. Gerald F. Montry	71	2000	Chairman	X		C	C
Mr. Faraj Aalaei	48	2008	Director
Mr. Thomas H. Baer	73	2008	Director	X	C	X
Mr. Herbert Chen	49	2008	Director			X
Mr. Michael Crawford	44	2008	Director	X
Dr. Santanu Das	65	1988	Director
Dr. M. Ali Khatibzadeh	50	2009	Director			X
Mr. James M. Pagos	62	1999	Director	C	X		X
Mr. Sam Srinivasan	65	2008	Director		X		X

(X)	Member of Committee
(C)	Chairman of Committee

There are no family relationships among any of the directors or named executive officers of the Corporation.

Mr. Gerald F. Montry became a director of the Corporation in May 2000 and became Chairman in May 2008. Since 1998 Mr. Montry has been the Managing Partner of Mont Reuil & Co., a private investment firm. From 2002 to 2008 Mr. Montry served as a member of the Board of Directors of Intervoice Corporation, a developer of voice recognition and speech automation applications and held positions of Chairman of the Board and Chairman of the Audit Committee. From 1986 through its acquisition by Alcatel in 1998, Mr. Montry served as Senior Vice President and Chief Financial Officer of DSC Communications Corporation, a telecommunications equipment provider. He also served as a member of the Board of Directors. Prior to his tenure at DSC, Mr. Montry held management positions within the Aerospace, Defense and Computer industries.

Mr. Faraj Aalaei became a director of the Corporation in October 2008. He is currently the President and CEO of Aquantia Corporation.  Prior to this, Mr. Aalaei served as Chief Executive Officer and was one of the founders of Centillium Corporation. Mr. Aalaei served as the Vice President, Marketing and Business Development from Centillium’s inception in February 1997 until January 2000, when he was named Chief Executive Officer. Prior to co-founding Centillium, Mr. Aalaei was Director of Access Products at Fujitsu Network Communications, Inc., a designer and manufacturer of fiber-optic transmission and broadband switching platforms, from October 1993 to February 1997. Mr. Aalaei received a B.S. in Electrical Engineering Technology from Wentworth Institute of Technology, an M.S. in Electrical Engineering from the University of Massachusetts and an M.B.A. from the University of New Hampshire.

Mr. Thomas H. Baer became a director of the Corporation in May 2008. Mr. Baer has served as a director of Medici Arts, B.V, a Netherlands holding company since its creation in September 2004, and as Vice Chairman of Medici Arts, LLC since January 2007. Since November, 2007, Mr. Baer has served as a special advisor to Ideation Acquisition Corporation, a special purpose acquisition corporation seeking acquisitions in the digital media space. Mr. Baer founded Baer & McGoldrick, now Schulte, Roth and Zabel, a New York and London based law firm. From 1961 to 1966 Mr. Baer served as an Assistant United States Attorney for the Southern District of New York. Since 1983, Mr. Baer has been active as a motion picture producer and as an executive in the entertainment and media industry in partnership with Michael H. Steinhardt. Mr. Baer is a graduate of Tufts University and Yale Law School.

Mr. Herbert Chen became a director of the Corporation in May 2008. Mr. Chen is the co-founder and managing member of Lattanzio Chen Management, LLC, an investment firm based in New York, New York that he founded in 2005. He also founded the investment firm of Chen Capital Management, Inc. in 1993. In addition Mr. Chen was a partner at Steinhardt Partners, LP from 1991 to 1993. Mr. Chen does not sit on the board of directors of any other corporation. Mr. Chen received a BA from Brown University in 1982 and an MBA from the Wharton School in 1987.

Mr. Michael Crawford became a director of the Corporation in December 2008. He is a Senior Analyst at B. Riley & Co. and joined Riley Investment Management LLC as Research Director from April 2007 to November 2008. B. Riley & Co. is a FINRA and SIPC member firm providing research and trading ideas to institutional clients and high net worth individuals, and investment banking services to a wide range of middle market private and public companies. Riley Investment Management LLC is an investment adviser, which provides investment management services and is the general partner of Riley Investment Partners Master Fund, L.P. Mr. Crawford earned an MBA at USC’s Marshall School of Business in 1998 and joined Seidler AMDEC Research as a sell-side analyst before joining B. Riley & Co. as a Senior Analyst in March 1999, where he covered a wide range of special situations during a near six-year tenure. From January 2005 through March 2007, Mr. Crawford served as Research Director of Barrington Wilshire, Inc., providing services to its two managed hedge funds, Barrington Partners and Barrington Investors. Prior to business school, Mr. Crawford worked in a variety of capacities at Sumitomo Bank of California from 1990 to 1996, including public affairs, fixed income portfolio management, trading, and as Assistant Corporate Secretary. Mr. Crawford earned his Bachelor of Science from UC Berkeley in 1988.

Dr. Santanu Das, a founder of the Corporation, has been a director of the Corporation since its inception in 1988. He was President and Chief Executive Officer of the Corporation from 1998 to December 2009. Prior to joining the Corporation, Dr. Das held various positions, including President, with Spectrum Digital Corporation, where he worked from 1986 through 1988. Prior to joining Spectrum Digital Corporation, he held various positions, including Director of the Applied Technology Division of ITT Corporation’s Advanced Technology Center.

Dr. M. Ali Khatibzadeh became a director of the Corporation in December 2009. He has been President and Chief Executive Officer of the Corporation since December 2009. Dr. Khatibzadeh has over twenty years of engineering and general management experience in the communications semiconductor industry. Prior to his appointment at the Corporation, he was Senior Vice President and General Manager of the RF Products Business Unit of Anadigics (NASDAQ: ANAD) from April 2009 to October 2009. He also served Anadigics as Senior Vice President and General Manager of the Wireless Business Unit from August 2005 to April 2009 and as Vice President of the Wireless Business Unit from June 2000 to August 2005. Prior to Anadigics, Dr. Khatibzadeh was Director of Technology for Ericsson in its American Business Unit and Worldwide RF IC Design manager at Texas Instruments Wireless Communications Business Unit. Dr. Khatibzadeh holds a Ph.D., M.S., and a B.S. in Electrical Engineering as well as a B.S. in Physics from North Carolina State University.

Mr. James M. Pagos became a director of the Corporation in April 1999. Since May 2001, Mr. Pagos has been the Chief Executive Officer of P TEK, LLC, a consulting and investment company. From September 2006 to February 2008 Mr. Pagos was the Chief Executive Officer and member of the Board of Renaissance Lighting, a solid state lighting fixture and technology company located in Herndon, VA. From August 2003 to September 2006, Mr. Pagos was Chief Executive Officer and member of the Board of Vibrant Solutions, Inc., a provider of performance improvement software and services to the telecom industry. From November 1999 to April 2001, Mr. Pagos was the Chief Executive Officer of Vectant, Inc., a global infrastructure and data network services corporation. From 1972 to 1999, Mr. Pagos was employed by AT&T, a telecommunications corporation, where he most recently served as Chief Operating Officer of AT&T Solutions, the managed services division of AT&T. He also served as Vice President of AT&T Global Services from 1994 until June 1998 and began his telecommunications career in 1972 with AT&T in New England Telephone.

Mr. Sam Srinivasan  became a director of the Corporation in October 2008.  From 2004 to 2009, he served on the board of SiRF Technology Holdings, Inc., a semiconductor company.  From 2006 to 2008, he served on the board of Centillium Communications, Inc.  From 2008 to 2009, he served on the board of Leadis Technology, Inc.  Currently, Mr. Srinivasan serves as the Chairman of the Audit Committees of Inphi Corporation and Beceem Communications, Inc., also.  From May 2000 until March 2002, he served as Founder and Chairman of Health Language, Inc.  From November 1988 until March 1996, he served as Senior Vice President, Finance and Chief Financial Officer of Cirrus Logic.  From May 1984 until November, 1988, he served as director of internal audits and subsequently as Corporate Controller of Intel Corporation.  Mr. Srinivasan holds an MBA from Case Western Reserve University, Cleveland, Ohio and is a member of the American Institute of Certified Public Accountants.

CORPORATE GOVERNANCE AND BOARD MATTERS

Independence of Members of the Board of Directors

The Board of Directors has determined that each of Messrs. Montry, Baer, Chen, Crawford, Pagos and Srinivasan has no relationship with the Corporation other than service on the Board of Directors and is independent within the meaning of the Corporation’s director independence standards and the director independence standards of the NASDAQ Stock Market, Inc. (“NASDAQ”). Furthermore, the Board of Directors has determined that each member of each of the committees of the Board of Directors has no relationship with the Corporation other than service on the Board of Directors and is independent within the meaning of the Corporation’s and NASDAQ’s director independence standards.

The business and affairs of the Corporation are managed under the direction of its Board of Directors. The Board of Directors met six times in person, six times via the telephone during the fiscal year ended December 31, 2009. Each of the directors attended at least 75% of the aggregate of all meetings of the Board of Directors and of all committees on which he serves. The Corporation does not have a formal policy regarding attendance by members of the Board of Directors at the Corporation’s annual meeting of stockholders, although it does encourage attendance by the directors. Of the eleven members of the Board of Directors who were serving as directors at the 2009 annual meeting of shareholders, all were in attendance at such meeting. During 2009, the Board of Directors held executive sessions on a regular basis that excluded the Chief Executive Officer and President, who is a member of management and is not independent.

Any holder of the Corporation’s securities that wishes to communicate directly with an individual member of the Board of Directors or the Board as a whole may do so by sending such communication to the director or directors at TranSwitch Corporation, Three Enterprise Drive, Shelton, CT 06484. For more information regarding Security Holder—Board Communications please see the Policy Governing Director Nominations and Security Holder—Board Communications at the Investor Relations section of the Corporation’s website http://www.transwitch.com.

Board Leadership Structure

The Corporation separates the roles of Chairman of the Board and Chief Executive Officer. The Board feels that having separate positions allows each individual to focus on the primary responsibility of their position. The CEO provides the strategic vision for the Corporation and manages its day-to-day operations. The Chairman provides guidance to the CEO and manages the activities of the Board.

Risk Oversight

The Board of Directors has overall responsibility for risk oversight in the Corporation. This responsibility is delegated to each committee of the Board, which focuses on the risk in its particular scope. The Audit Committee assesses the risk in the Corporation’s financial position and any risk in its system of internal controls. The Compensation Committee examines the risk created by its employee related policies. The Strategy and R&D Committee reviews the risk of the Corporation’s strategic initiatives and product development process.

Audit Committee

The Audit Committee of the Board of Directors, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, currently consisting of Messrs. Gerald F. Montry (Chairman), James M. Pagos, and Sam Srinivasan oversees the accounting and financial reporting processes of the Corporation and the audits of the financial statements of the Corporation. The Audit Committee assists the Board of Directors in fulfilling its responsibilities by reviewing with the Corporation’s independent auditors the scope and timing of their audit services and any other services the independent auditors are asked to perform and the independent auditor’s report on the Corporation’s consolidated financial statements and its internal control over financial reporting following completion of their audit. The Audit Committee also (i) oversees the appointment, compensation, retention and oversight of the work performed by any independent public accountants engaged by the Corporation, (ii) serves as the Qualified Legal Compliance Committee of the Corporation in accordance with Section 307 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated by the SEC thereunder, (iii) recommends, establishes and monitors procedures designed to facilitate (a) the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and (b) the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters, (iv) engages advisors as necessary, and (vi) determines the funding from the Corporation that is necessary or appropriate to carry out the Audit Committee’s duties. The Audit Committee met thirteen times during the fiscal year ended December 31, 2009.

The Audit Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at the Investor Relations section of the Corporation’s website at http://www.transwitch.com.

Compensation Committee

The Compensation Committee of the Board of Directors, consisting of Messrs. James M. Pagos (Chairman), Thomas H. Baer, Michael Crawford and Gerald F. Montry, reviews and evaluates the compensation and benefits of all officers of the Corporation, reviews general policy matters relating to compensation and benefits of employees of the Corporation and administers the Corporation’s 2008 Equity Incentive Plan and the 2005 Employee Stock Purchase Plan. The Compensation Committee met nine times during the fiscal year ended December 31, 2009.

The Compensation Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at the Investor Relations section of the Corporation’s website at http://www.transwitch.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors, consisting of Messrs. James M. Pagos (Chairman), Thomas Baer and Sam Srinivasan, is responsible for (i) reviewing and making recommendations to the Board of Directors regarding the Board of Directors’ composition and structure, (ii) establishing criteria for membership on the Board of Directors and evaluating corporate policies relating to the recruitment of members of the Board of Directors; and (iii) establishing, implementing and monitoring policies and processes regarding principles of corporate governance in order to ensure the Board of Directors’ compliance with its fiduciary duties to the Corporation and its stockholders. The Nominating and Corporate Governance Committee met twice during the fiscal year ended December 31, 2009. The Nominating and Corporate Governance Committee will consider nominations for directors from the stockholders delivered pursuant to the Policy Governing Director Nominations and Security Holder – Board Communications which is available on the Corporation’s website.

Stockholders wishing to bring a nomination for a director candidate before a stockholders meeting must give written notice to the Nominating and Corporate Governance Committee c/o Mr. Robert A. Bosi, Vice President and CFO, TranSwitch Corporation, Three Enterprise Drive, Shelton, CT 06484. The stockholder’s notice must set forth all information relating to each person whom the stockholder proposes to nominate that is required to be disclosed under applicable rules and regulations of the SEC and the Policy Governing Director Nominations and Security Holder-Board Communications.

The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at the Investor Relations section of the Corporation’s website at http://www.transwitch.com. The policies regarding shareholder nomination of directors can also be found at the Investor Relations section of the Corporation’s website at http://www.transwitch.com.

For more information regarding the governance of our Corporation, you are invited to access the Investor Relations section of our website available at http://www.transwitch.com.

Compensation of Directors

Directors who are not employees of the Corporation receive compensation in the form of cash and Restricted Stock Units.

	Cash	RSUs
Annual retainer	$20,000	$40,000
Board Chair	$20,000	$20,000
Committee Chair	$5,000
Member - Audit Committee	$10,000	$10,000
Member - Compensation Committee	$10,000	$8,000
Member – Other Committees	$10,000	$7,000

Cash compensation is paid quarterly. Restricted Stock Units are granted semi-annually, at the December and May regularly scheduled Board meetings. The amount of RSUs granted is determined by the closing stock price of the Corporation’s Common Stock on the grant date. These RSUs vest 100% one year from the grant date.

All directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with attending Board and committee meetings. No employee of the Corporation receives separate compensation for services rendered as a director.

Dr. Das has received no compensation for services as a director since his resignation as President and CEO. Dr. Das received a severance payment of $350,000 pursuant to a severance agreement with the Corporation that was effective on December 1, 2009.  He currently has a consulting agreement with the Corporation commencing December 2, 2009 under which he shall perform such duties and accept such responsibilities as may reasonably be assigned to him by the Board and the Chief Executive Officer. These duties have primarily involved working with Dr. Khatibzadeh to ensure a smooth transition with customers, investors, and employees. Payments to Dr. Das in 2009 under this agreement are shown under All Other Compensation in the executive Summary Compensation Table.

Director Compensation Table

Director	Fees Earned or Cash Paid $	Equity Awards (1) $	All Other Compensation $	Total $
Mr. Gerald F. Montry, Chairman (2)	76,358	65,998	0	142,356
Mr. James M. Pagos (3)	62,460	59,501	0	121,961
Mr. Herbert Chen (4)	45,255	50,500	0	95,755
Mr. Thomas H. Baer (5)	45,255	51,001	0	96,256
Mr. Faraj Aalaei (6)	30,000	43,499	13,771	87,270
Mr. Sam Srinivasan (7)	33,602	48,500	0	82,102
Mr. Michael Crawford (8)	30,000	44,000	0	74,000
Dr. Santanu Das (9)	0	0	0	0
Dr. Albert Paladino (10)	13,642	0	0	13,642
Mr. Alfred Boschulte (11)	13,642	0	0	13,642
Mr. Hagen Hultzsch (12)	11,694	0	0	11,694

(1)
The assumptions used to calculate the value of stock awards are set forth under Note 10 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on March 16, 2010. The calculation above is a FAS123R calculation.

(2)
Mr. Montry was granted 16,129 restricted stock units on May 21, 2009 and 10,699 restricted stock units on December 9, 2009. Both of these grants will vest one year after the grant date. Mr. Montry has 14,400 stock options outstanding as well as the 26,828 restricted stock units.

(3)
Mr. Pagos was granted 16,129 restricted stock units on May 21, 2009 and 8,025 restricted stock units on December 9, 2009. Both of these grants will vest one year after the grant date. Mr. Pagos has 14,400 stock options outstanding as well as the 24,154 restricted stock units.

(4)
Mr. Chen was granted 16,129 restricted stock units on May 21, 2009 and 4,321 restricted stock units on December 9, 2009. Both of these grants will vest one year after the grant date. In addition to these 20,450 restricted stock units, Mr. Chen has 4,687 options outstanding.

(5)
Mr. Baer was granted 16,129 restricted stock units on May 21, 2009 and 4,527 restricted stock units on December 9, 2009. Both of these grants will vest one year after the grant date. In addition to these 20,656 restricted stock units, Mr. Baer also has 4,687 stock options outstanding.

(6)
Mr. Aalaei was granted 16,129 restricted stock units on May 21, 2009 and 1,440 restricted stock units on December 9, 2009. Both of these grants will vest one year after the grant date. In addition to these 17,569 restricted stock units, Mr. Aalaei also has 294,850 stock options outstanding. On August 6, 2009, Mr. Aalaei had 3,187 restricted stock units released. The proceeds from this transaction was $13,771.

(7)
Mr. Srinivasan was granted 16,129 restricted stock units on May 21, 2009 and 3,498 restricted stock units on December 9, 2009.  Both of these grants will vest one year after the grant date. In addition to these 19,627 restricted stock units, Mr. Srinivasan also has 36,559 stock options outstanding.

(8)
Mr. Crawford currently serves as a Director but is not standing for election at the Annual Meeting.  He was granted 16,129 restricted stock units on May 21, 2009 and 1,646 restricted stock units on December 9, 2009. In addition to these 17,775 restricted stock units, Mr. Crawford also has 4,687 stock options outstanding.

(9)
Dr. Das currently serves as a Director but is not standing for election at the Annual Meeting.  He resigned as the CEO in December of 2009. He received no stock options or awards in 2009. Payments to Dr. Das in 2009 for his service as CEO, pursuant to his severance agreement and under his consulting agreement with the Corporation are shown in the Summary Compensation Table for named executive officers under the Salary and All Other Compensation columns.

(10)	Dr. Paladino resigned as a Director in 2009. He received no stock options or awards in 2009. He has 18,337 stock options outstanding.
(11)	Mr. Boschulte resigned as a Director in 2009. He received no stock options or awards in 2009. Mr. Boschulte currently owns 14,400 outstanding stock options.
(12)
Mr. Hultzsch resigned from TranSwitch’s Board of Directors in 2009. Mr. Hultzsch was granted 562 stock options on October 8, 2009 for participation on a TranSwitch subsidiary Board of Directors. This award will vest one year after the grant date. He has 14,962 stock options outstanding and 0 restricted stock units outstanding.

Compensation Committee Interlocks and Insider Participation

Mr. Alfred Boschulte (Chairman), Mr. Herbert Chen, Dr. Hagen Hultzsch, and Mr. Michael Crawford, through May 20, 2009, and Messrs. James M. Pagos (Chairman), Thomas, H. Baer, Michael Crawford, and Gerald F. Montry, after May 20, 2009, comprised the Compensation Committee for fiscal year ended December 31, 2009. No person who served as a member of the Compensation Committee was, during the past fiscal year, an officer or employee of the Corporation or any of its subsidiaries, was formerly an officer of the Corporation or any of its subsidiaries, or had any relationship requiring disclosure herein. No executive officer of the Corporation served as a member of the Compensation Committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director of the Corporation. Nor did any executive officer of the Corporation serve as a director of another entity, one of whose executive officers served on the Compensation Committee of the Corporation.

Code of Business Conduct and Ethics

The Board of Directors adopted a Code of Business Conduct and Ethics (the “Ethics Code”) for all employees, officers and directors. The Ethics Code meets the requirements of regulations promulgated under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. We require all employees to adhere to the Ethics Code in addressing the legal and ethical issues encountered in conducting their work. The Ethics Code requires that our employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Corporation’s best interest. In support of the Ethics Code, the Corporation has provided its employees with numerous avenues for the reporting of ethics violations or other similar concerns, including employee reports and an anonymous telephone hotline. The Nominating and Corporate Governance Committee monitors the implementation and enforcement of the Ethics Code.

A current copy of the Ethics Code is available at the Investor Relations section of the Corporation’s website. A copy of the Ethics Code may also be obtained, free of charge, from the Corporation upon a request directed to: TranSwitch Corporation, Three Enterprise Drive, Shelton, CT 06484, Attention: Investor Relations. The Corporation intends to disclose amendments to or waivers from a provision of the Ethics Code, by posting such information on its website available at http://www.transwitch.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth as of the March 23, 2010 certain information regarding the ownership of outstanding shares of Common Stock by (i) each person who, to the knowledge of the Corporation, beneficially owns more than 5% of the outstanding shares of Common Stock, (ii) each director of the Corporation, (iii) each Named Executive Officer (as defined under “Compensation and Other Information Concerning Named Executive Officers”) and (iv) all directors and Named Executive Officers as a group. Unless otherwise indicated below, each person listed below maintains a business address in the care of TranSwitch Corporation, Three Enterprise Drive, Shelton, Connecticut 06484 and has sole voting and investing power with respect to all shares of Common Stock owned.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)
Herbert Chen (3) Chen Capital Management, Inc. 650 Madison Avenue, 17th Floor New York, NY 10022	2,500,438	12.16%
Michael H. Steinhardt (4) 650 Madison Avenue, 17th Floor New York, NY 10022	1,783,623	8.67%
Brener International Group (5) 421 N. Beverly Drive, Suite 300 Beverly Hills, CA 90210	1,243,750	6.05%
Dr. M. Ali Khatibzadeh (6)	254,800	1.24%
Dr. Santanu Das (7)	194,975	1.00%
Mr. Michael McCoy (8)	22,971	*
Mr. Theodore Chung (9)	46,471	*
Mr. Robert A. Bosi (10)	19,250	*
Mr. Michael Macari (11)	62,208	*
Mr. Kris Shankar (12)	46,082	*
Mr. Gerald F. Montry (13)	136,926	*
Mr. James M. Pagos (14)	42,254	*
Mr. Thomas H. Baer (15)	24,378	*
Mr. Faraj Aalaei (16)	356,084	1.73%
Mr. Sam Srinivasan (17)	46,208	*
Mr. Michael Crawford (18)	34,223	*
All directors and executive officers as a group (14 persons)	3,787,268	17.73%

*	Less than 1% of the outstanding Common Stock.

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of the Record Date (“Presently Exercisable Securities”) are deemed outstanding for computing the percentage held by each person or entity listed, but are not deemed outstanding for computing the percentage of any other person or entity.

(2)	Percentage of beneficial ownership is based on 20,542,924 shares of Common Stock outstanding as of March 23, 2010.
(3)
In calculating the beneficial ownership of this person, the Corporation has relied upon the Form 4 filed by this entity with the SEC on June 16, 2008 adjusted for an 8 for 1 reverse stock split. According to this Form 4, Mr. Chen directly owns 470,227 shares and indirectly owns 2,009,395 shares, of which 9,753 shares are owned directly by his wife, 75 shares are owned directly by his minor daughter, and 1,999,567 shares are held in accounts of unregistered investment companies and managed accounts over which Mr. Chen has investment control. In addition, Mr. Chen beneficially owns 20,816 shares issuable upon the exercise of Presently Exercisable Securities.

(4)
In calculating the beneficial ownership of this person, the Corporation has relied upon the Schedule 13G, filed by him with the SEC on December 31, 2009. According to such Schedule 13G, Mr. Steinhardt shares voting and dispositive power over the shares reported with Ilex Partners, L.L.C. and Steinhardt Overseas Management, L.P.

(5)
In calculating the beneficial ownership of this entity, the Corporation has relied upon the Schedule 13D, filed by this entity with the SEC on March 16, 2010, According to this Schedule 13D, Brener International Group, LLC has sole voting and dispositive power over 393,750 shares; Marbre Servias, Ltd. has sole voting and dispositive power over 837,500 shares; and Clive Fleissig has sole voting and dispositive power over 12,500 shares.

(6)
Consists of 254,800 shares owned and 0 shares issuable upon exercise of Presently Exercisable Securities. 247,400 shares are owned directed by Dr. Khatibzadeh and 7,400 shares are held by his minor daughter. Dr. Khatibzadeh is the Corporation’s President and CEO and is also a Director of the Corporation.

(7)	Consists of 8,758 shares owned and 186,217 shares issuable upon exercise of Presently Exercisable Securities. Dr. Das currently serves on the Board of Directors of the Corporation.
(8)	Consists of 9,650 shares owned and 13,321 shares issuable upon exercise of Presently Exercisable Securities. Mr. McCoy is the Corporation’s Corporate Secretary.
(9)	Consists of 2,500 shares owned and 43,971 shares issuable upon exercise of Presently Exercisable Securities. Mr. Chung serves as the Vice President - Business Development.
(10)	Consists of 13,000 shares owned and 6,250 shares issuable upon exercise of Presently Exercisable Securities. Mr. Bosi is the Corporation’s Vice President and Chief Financial Officer.
(11)	Consists of 167 shares owned and 62,041 shares issuable upon exercise of Presently Exercisable Securities. Mr. Macari is the Corporation’s Vice President - Engineering and Operations.
(12)	Consists of 821 shares owned and 45,261 shares issuable upon exercise of Presently Exercisable Securities. Mr. Shankar is the Corporation’s Vice President – Worldwide Sales and Marketing.
(13)	Consists of 106,397 shares owned and 30,529 shares issuable upon exercise of Presently Exercisable Securities. Mr. Montry is the Chairman of the Board of Directors of the Corporation.
(14)	Consists of 11,725 shares owned and 42,254 shares issuable upon exercise of Presently Exercisable Securities.
(15)	Consists of 1,250 shares owned directly and 2,312 shares owned indirectly in charitable remainder trust as well as 20,816 shares issuable upon exercise of Presently Exercisable Securities.
(16)	Consists of 53,073 shares owned and 303,011 shares issuable upon exercise of Presently Exercisable Securities.
(17)	Consists of 747 shares owned and 45,461 shares issuable upon exercise of Presently Exercisable Securities.
(18)	Consists of 15,000 shares owned and 19,223 shares issuable upon exercise of Presently Exercisable Securities.

Compensation Discussion and Analysis

Introduction

The Compensation Committee of the Board of Directors (the “Compensation Committee”) has the responsibility for establishing, implementing and monitoring the Corporation’s executive compensation programs. The Compensation Committee is responsible for ensuring that its total compensation paid to its executives is competitive, reasonable, fair and adheres to the Corporation’s compensation philosophy and objectives.

Throughout this proxy statement, the individuals who served as the Corporation’s President and Chief Executive Officer and the Corporation’s Chief Financial Officer during fiscal years 2007, 2008 and 2009, as well as the other individuals included in the Summary Compensation Table below are referred to as the “Named Executive Officers.” The Corporation had several changes in fiscal 2009 to the individuals serving as our Named Executive Officers. Dr. M. Ali Khatibzadeh was appointed President and Chief Executive Officer effective December 1, 2009, replacing Dr. Santanu Das, who resigned effective the same day. In May, the Board elected Kris Shankar to serve as a Section 16 Corporate Officer. In August, the Board elected Michael Macari to be a Section 16 Corporate Officer.

Compensation Committee

All members of the Compensation Committee meet the independence requirements as determined in accordance with Securities and Exchange Commission, the National Association of Securities Dealers and Internal Revenue Code rules. Members of the Committee are appointed annually by the outside Directors of the Board. Each member of the Committee will serve until his successor is appointed and qualified, or until his earlier resignation or removal. The Compensation Committee operates under a written charter adopted by our Board. The Compensation Committee’s charter is available on the TranSwitch corporate website under Investor Relations—Corporate Governance: http://www.transwitch.com/investors/compensation/index.jsp.

Members of the Committee have significant depth of experience relevant to compensation matters at both the Board and corporate levels. They serve on other boards, and have extensive knowledge of TranSwitch and the telecommunications industry, which assists in their evaluation of the Named Executive Officers’ performance and compensation. The Compensation Committee members and its Chairman are selected by the Board of Directors following the annual meeting of the shareholders and their own reelection at that time.

The Compensation Committee’s role is generally one of oversight. Management is responsible for designing and modifying salary ranges and grades, incentive compensation programs, compensation strategy and practices, performance evaluation systems, succession planning, and the conduct and funding of the various retirement plans of the Corporation. In carrying out its responsibilities, the Committee provides oversight, review, and consultation to management.

The Compensation Committee’s scope of authority includes discharging the Board of Director’s responsibilities relating to corporate executive compensation, reviewing and approving administration of the Corporation’s incentive compensation and stock plans, and producing an annual report on executive compensation for inclusion in the Corporation’s proxy statement. The Committee reviews proposals and makes recommendations to the Corporation’s management on company-wide compensation programs and practices.

Pursuant to the charter of the Compensation Committee, the Compensation Committee has the authority to retain a compensation consultant to advise the Committee on executive compensation practices and policies, or any other matters within its charter. In 2009, no compensation consultant was engaged for employee or executive compensation.

Role of Executives in Establishing Compensation

At the invitation of the Compensation Committee, select executives attend Compensation Committee meetings. The Corporation’s Chief Executive Officer (“CEO”) and other members of management regularly attend meetings of the Compensation Committee. The Chief Financial Officer prepares information for review with the CEO, which he then presents to the Compensation Committee at each meeting. In addition, the Compensation Committee periodically assigns special action items or compensation programs to be researched and reported on to the Committee by executives.

Each year,  management makes a general recommendation to the Compensation Committee of reward actions for TranSwitch for the coming year. When making the recommendation, the CEO and management consider recent trends in executive compensation among other factors. During the fourth quarter, management presents a proposal to the Compensation Committee for the upcoming year’s reward cycle. This recommendation takes into account the status of the Corporation’s profitability, performance, as well as retention and other talent management issues.

As further discussed below, following the presentation of trends and/or compensation programs to the Compensation Committee, the Chief Executive Officer meets with other members of management to make specific recommendations for each executive officer, other than the Chief Executive Officer. The specific recommendations are then presented to the Compensation Committee for review and approval.

Compensation Philosophy

The Corporation’s executive compensation programs are designed to provide levels of compensation that will allow the Corporation to attract, motivate and retain qualified executives. It provides a competitive compensation package that ultimately is based on individual and company performance. The Committee’s goal is to establish performance criteria, evaluate executive performance against those criteria, and establish base salary, annual bonuses and long-term incentives for the Corporation’s key decision-makers. Bonuses and incentives are designed to maximize the Corporation’s short- and long-term financial results for the benefit of the Corporation’s stockholders.

Generally, total compensation consists of base salary and equity awards that are targeted at the median of the Peer Group (see discussion below). Typically, the Corporation’s long-term compensation awards consist of equity awards in the form of Restricted Stock Units, since the Corporation has not given cash bonuses in recent years in order to achieve its financial and business goals.

Setting Executive Compensation

The Corporation has structured the Corporation’s base salaries and non-cash executive compensation to motivate executives to achieve the business goals set by the Corporation and reward the executives for achieving such goals. In making compensation decisions, the Committee compares each element of total compensation against a peer group of publicly-traded telecommunications and semiconductor companies (collectively, the Peer Group). The Peer Group, which is periodically reviewed and updated by the Committee, consists of companies against which the Committee believes the Corporation competes for talent and for stockholder investment. In developing the Peer Group, the management team provides the Compensation Committee with a Peer Group that is partly derived from a survey of various public companies purchased from Radford Surveys and Consulting. The Peer Group consists of the following companies: Applied Micro Circuits Corporation, California Micro Devices Corporation, Cavium Networks Inc., Entropic Communications Inc., Exar Corporation, Finisar Corporation, Mindspeed Technologies Inc., PMC-Sierra Inc., Silicon Image Inc., and ZiLOG, Inc.

The Committee reviews and approves corporate goals and objectives relevant to compensation of the President and Chief Executive Officer, makes a performance appraisal in light of those goals and objectives, and establishes and approves the appropriate level of base compensation, bonus and incentive compensation. Based on such evaluations, the Vice President - Business Development, the Vice President – Engineering and Operations, and the Vice President – Worldwide Sales and Marketing received special merit bonuses in 2009. In determining the long-term incentive component of compensation of the President and Chief Executive Officer, the Committee considers the Corporation’s performance and relative shareholder return, the value of similar incentive plan awards to Chief Executive Officers and Presidents at comparable companies, and the awards given to the Corporation’s Chief Executive Officer and President in past years. The Committee then presents its recommendation to the Board of Directors for final approval and ratification. In conjunction with the President and Chief Executive Officer, the Committee directs the management succession planning, particularly for Chief Executive Officer succession.

With the exception of the President and Chief Executive Officer, the Committee, in consultation with management, evaluates the performance of the Corporation’s other Named Executive Officers and makes recommendations to the Board regarding the appropriate level of base compensation, bonus, and incentive compensation for such officers.

With respect to the Chief Executive Officer, the Committee, in consultation with management, reviews and approves annually any employment agreements, severance agreements and change in control agreements or provisions, when and if appropriate, and any special or supplemental benefits.

In consultation with management, the Committee designs and approves incentive plans, including any equity-based compensation, to allow the Corporation to attract and retain talented personnel and align the pay of such personnel with the long-term interests of shareholders. In addition, the Committee submits each equity-based compensation plan and each material modification thereof to the Board for its approval. The Committee takes actions that may be necessary or advisable to implement and administer the Corporation’s incentive compensation plans, all in accordance with the terms of such plans. The Committee evaluates and recommends to the full Board the appropriate level of director compensation and takes primary responsibility for ensuring that any payments to directors, other than in their capacity as directors, are fully and properly disclosed. The Committee regularly communicates with the Board in order to ensure that the Board is fully informed of the Corporation’s compensation policies and other issues within the Committee’s jurisdiction. The Committee exercises such additional powers as may be reasonably necessary or desirable, in the Committee’s discretion, to fulfill its responsibilities and duties under its Charter.

2009 Executive Compensation Components

The following is a summary of the principal components of compensation for Named Executive Officers. There are four major elements that compromise the Corporation’s compensation of Named Executive Officers: (i) base salary, (ii) incentive plans, (iii) perquisites and (iv) retirement benefits provided under a 401(k) plan.

Base salary

The Corporation provides Named Executive Officers and other employees with base salary to compensate them for services rendered during the fiscal year. Base salary ranges for Named Executive Officers are determined for each executive based on his or her position and responsibility by using market data.

During its review of base salaries for executives, the Committee primarily considers:

•	market data;
•	internal review of the executive’s compensation, both individually and relative to other executive officers; and
•	individual performance of the executive.

Salary levels are typically considered annually as part of the Corporation’s performance review process as well as upon a promotion or other change in job responsibility. Merit based increases to salaries are based on the Committee’s assessment of the individual’s performance.

Short-Term Incentive Plan

The Short-Term Incentive Plan gives the Committee the latitude to design stock-based incentive compensation programs to promote high performance and achievement of corporate goals by all employees, encourage the growth of stockholder value, and allow all employees to participate in the long-term growth and profitability of the Corporation.

The Short-Term Incentive Plan assists the Corporation to:

•	enhance the link between the creation of stockholder value and short-term executive incentive compensation;
•	provide an opportunity for increased equity ownership by executives; and
•	maintain competitive levels of total compensation.

Management presents an incentive plan to the Compensation Committee each year designed to provide awards to all employees, including Named Executive Officers. The plan for non-sales employees is a 100% equity based plan while the plan for sales employees (described for Mr. Shankar below) is a combination of cash and equity awards. The awards to the Chief Executive Officer and Named Executive Officers under the Short-Term Incentive Plan are contingent upon actual results meeting key target metrics established by the Compensation Committee. These key targets are designed in a way to challenge management to achieve the Corporation’s goals. They are achievable yet ambitious enough so that in any given year not all of them will be achieved.  For 2009, the Compensation Committee, in consultation with the CEO, determined that the metric for corporate results would be non-GAAP Operating Income, consistent with the Company’s goal of attaining profitability. Achievement of non-GAAP Operating Income target is weighted 80% of award potential and achievement of the executive officers’ individual goals is weighted at 20% of award potential.

Under the terms of the 2009 Short-Term Incentive Plan, the Corporation’s former President and CEO, Dr. Das, had a target award of Restricted Stock Units equivalent to 50% of his base salary. Due to his resignation on December 1, 2009, he did not receive any award under the plan.

The Corporation’s new President and CEO, Dr. Khatibzadeh, was not eligible to participate in the 2009 Short-Term Incentive Plan. He will be eligible to participate in the 2010 Plan.

Under the terms of the Short-Term Incentive Plan, each of the other Named Executive Officers, except for Mr. Shankar, had a target award of Restricted Stock Units equivalent to 40% of his base salary. Since the corporate key metric of non-GAAP Operating Income was not achieved, no Named Executive Officer received any award based on this measurement, which was weighted at 80% of the target. Relative to the 20% of target that was based on achievement of individual goals, no awards for 2009 were made as of this date.

Mr. Shankar, as the Vice President – Worldwide Sales & Marketing, has an annual cash bonus target of 40% of his base salary, plus up to an additional 1,250 stock options. The 40% target is weighted 50% on the achievement of revenue goals and the 50% on the achievement of design win goals. The additional stock options are weighted 100% on the achievement of design win goals. For the first three quarters of 2009, Mr. Shankar received $41,370 under the plan. In 2010, he received $8,881 for fourth quarter 2009 results. In 2009, Mr. Shankar was granted 437 stock options for the first three quarterly results and was granted 100 stock options in April 2010 for fourth quarter results.

The Board grants stock options and Restricted Stock Units at regularly scheduled Board meetings. Options are awarded at the closing price of the Corporation’s Common Stock on the date of the grant. In certain limited circumstances, the Committee may grant options to an executive at an exercise price in excess of the closing price of the Corporation’s Common Stock on the grant date. The Committee has never granted options with an exercise price that is less than the closing price of the Corporation’s Common Stock on the grant date, nor has it granted options which are priced on a date other than the grant date.

The stock options granted pursuant to the Short-Term Incentive Plan by the Committee vest over a two year period, 12.5% every 90 days. The Restricted Stock Units granted pursuant to the Short-Term Incentive Plan by the Committee vest 100% one year following the grant date. Unless otherwise modified by the Board, vesting ceases upon termination of employment and exercise rights cease 90 days after termination of employment, except in the case of death (subject to a one year limitation), disability or retirement. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents.

The Compensation Committee has adopted a policy regarding the recovery or adjustment of performance incentive plan awards, already paid, in the event relevant corporate performance measures are restated in a manner that would have reduced a previously granted award’s size or payment. To the extent permitted by governing law, the Board will seek reimbursement of incentive compensation paid to any executive officer in the event of a restatement of the Corporation’s financial results that would have reduced a previously granted award’s size or payment. In that event, the discretion of the Compensation Committee depending on the specific circumstances, the Board will seek to recover either (i) the entire amount of the incentive award or (ii) the amount of the award paid to an executive officer which is in excess of the amount that would have been paid based on the restated financial results.

Executive performance evaluations, including for the Named Executive Officers, take place every year and are completed during the first quarter. To help achieve the Corporation’s strategic goals and annual objectives, the Corporation has developed an integrated performance management program, which has an overall purpose to strengthen results at the individual and organizational level. The program is designed to align individual performance with strategic business goals and annual objectives. It is intended to foster two-way communication to provide all employees, including executives, with the resources, information and support needed to be successful. The performance management program’s primary objectives are to ensure that individual contributions and results are directed toward achieving the Corporation’s business plan based on its strategic and tactical goals. It also ensures that rewards are clearly linked to performance and recognizes outstanding performance with corresponding compensation action. The process begins with establishing individual and corporate performance objectives for senior executive officers during the fourth quarter of each year for the following year. These goals are based on the Corporation’s annual operating plan which is reviewed and approved by the Board of Directors.

Each executive may complete an optional self assessment that provides feedback from his or her perspective relevant to job responsibilities and achievements. If completed, the self assessment would then be provided to the Chief Executive Officer by his direct reports. Otherwise, the Chief Executive Officer completes a performance evaluation, as well as a goals and training form, which directly link to the annual Operating Plan on a strategic, tactical and operational effectiveness basis. The Operating Plan reflects each business unit and the Chief Executive Officer uses these strategic and tactical objectives to measure the performance of the heads of each business unit. Qualitative assessment is completed as well based on set performance factors which encompass corporate-wide competencies that all employees are expected to not only possess, but to regularly demonstrate on the job. Each performance factor category requires a performance rating. The results provide guidelines for compensation decisions and development planning as necessary.

The Chief Executive Officer’s performance is evaluated first by the Chairman of the Board of Directors with input from all independent Board members. The Chief Executive Officer is also evaluated on performance against the Operating Plan which is summarized in the annual score card in the Short-Term Incentive Plan results. The scorecard contains a percent achievement reached for each corporate metric as well as an overall weighted average achievement percentage on all corporate performance goals. The Chief Executive Officer provides this information to the Chairman of the Board. The Chairman reviews this with the other Board members, obtains their feedback on the Chief Executive Officer’s performance and completes the review. The performance evaluation is discussed at a private meeting between the Chief Executive Officer and Chairman of the Board. The Board frequently discusses with the Chief Executive Officer the performance of the Named Executive Officers. The Chief Executive Officer incorporates this feedback into the Named Executive Officer evaluations, and other officers of the Corporation.

For 2010, the Committee has changed the Short-Term Incentive Plan for non-sales employees in order to align the Plan with the objectives of the 2010 Operating Plan. The target award for the President and CEO is 57% of his base salary, per the terms of his employment agreement. The target award for the other Named Executive Officers remains at 40%. All awards will be made in Restricted Stock Units, vesting in one year from the date of grant. For Dr. Khatibzadeh and Mr. Bosi, the key metrics are the annual corporate revenue goal, weighted at 75%, and the annual corporate non-GAAP Operating Income goal, weighted at 25%. For Mr. Chung and Mr. Macari, the key metric is the achievement of their department goals as outlined in the 2010 Operating Plan, weighted at 100%. At the end of the year, the percent achievement relative to goal is calculated for each executive. This percent is then multiplied times the target award to determine the dollar amount of the actual award. This dollar amount is then converted into Restricted Stock Units based on the closing stock price at the end of the day on the grant date.

For 2010, the Committee has also changed the Short-Term Incentive Plan for sales employees. Mr. Shankar will receive a cash commission based on a percentage of all revenue generated above the corporate baseline forecast. For design wins, he will receive Restricted Stock Units awarded upon the achievement of specific design wins to targeted customers. The definition of design wins has been changed to give greater rewards to wins that result in revenue from expected near-term production of customers’ products. Restricted Stock Units granted under this plan will vest 100% one year after the grant date.

Long-Term Incentive Plan

The Long-Term Incentive Plan gives the Committee the latitude to design stock-based incentive compensation programs to enable the Corporation to attract and retain key employees, encourage the growth of stockholder value, and allow these employees to participate in the long-term growth and profitability of the Corporation.

The Long-Term Incentive Plan assists the Corporation to:

•	enhance the link between the creation of stockholder value and long-term executive incentive compensation;
•	provide an opportunity for increased equity ownership by executives; and
•	maintain competitive levels of total compensation.

The Long-Term Incentive Plan grants Restricted Stock Units to Named Executive Officers solely at the discretion of the Compensation Committee and the Board. The President and CEO makes recommendations to the Committee on the awards for officers other than himself. These Restricted Stock Units vest 100% three years from the grant date.

In October 2009, the Board granted the following amounts of Restricted Stock Units pursuant to the Long-Term Incentive Plan under the 2008 Plan to these Named Executive Officers: Mr. Bosi, 21,304, Mr. Chung, 18,116, Mr. Macari, 18,116, and Mr. Shankar, 18,116.

Perquisites

The Corporation provides Named Executive Officers with perquisites and other personal benefits that the Corporation and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Corporation to attract and retain superior employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to Named Executive Officers.

The Named Executive Officers are provided with basic life insurance coverage equal to twice their base salary. In addition, for 2008 and 2009, executive term life insurance coverage equal to $1,000,000 for the Chief Executive Officer and $500,000 for the Vice President – Business Development and for the Vice President – Engineering and Operations was provided. The Corporation has entered into agreements containing termination or  change-in-control severance provisions with its Chief Executive Officer, its Chief Financial officer, and its Vice President – Worldwide Sales and Marketing. The termination or  change-in-control severance provisions were designed to promote stability and continuity of senior management. Information regarding applicable payments under such agreements is provided under the heading “Potential Payments upon Termination or Change-in-Control” below.

Retirement Benefits

The Corporation sponsors a 401(k) retirement plan that permits the Named Executive Officers to electively defer a portion of their salary on a pre-tax basis into the plan. The Corporation matches 50% of contributions by all participants, including the Named Executive Officers, to the 401(k) plan including the Named Executive Officers, up to a maximum of 6% of covered compensation. This match was suspended effective July 1, 2009. No other qualified or non-qualified retirement plans are sponsored by the Corporation.

Deductibility of Executive Compensation

As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code, which provides that the Corporation may not deduct compensation of more than $1,000,000 that is paid to certain individuals. The Corporation believes that compensation paid under the Corporation’s incentive plans are generally fully deductible for federal income tax purposes. However, in certain situations, the Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers.

Assessment of Risk

In the design of executive compensation plans, the Committee considers the desired behavior the Committee wants to incent and how that behavior relates to increasing shareholder value. The Committee does not feel that there are any compensation-related risks that are reasonably likely to have a material effect on the Corporation.

Certain key aspects of our compensation plans address potential risks:

-
The structure of our incentive plans is the same for all employees worldwide, including executives. The Board reviews and approves the incentive plans annually. All awards that involve equity grants require Board approval.

-
The Short-Term Incentive Plan does focus on the execution of the current year’s Operating Plan and its awards are tied to key short-term (annual) financial metrics (e.g., revenue and profitability) in that Plan. The Committee believes that the target amount of compensation in the Short-Term Incentive Plan is large enough to incent desired employee behavior but not so large, as a percent of an employee’s total compensation, as to encourage excessive risk taking to achieve the targets. In addition, the Board monitors performance to the Operating Plan on a regular basis and can adjust the Short-Term Incentive Plan if necessary.

-
The awards in the Short-Term Incentive Plan for non-sales personnel are in the form of Restricted Stock Units which vest after one year, promoting equity ownership by officers and employees and supporting the creation of shareholder value.

-
Cash compensation for sales personnel for revenue generation is a very small percentage of the revenue, and is only paid on the amount of revenue that exceeds the baseline revenue forecast. Commissions are only paid after revenue is recognized.

-
Compensation for design wins for sales personnel is now paid 100% in Restricted Stock Units rather than in cash and options. These RSUs vest in one year and the focus of the Plan component for design wins is now production-ready wins to targeted customers in order to align with the interest of the shareholders by creating near-term as well as long-term revenue streams.

-
Our Long-Term Incentive Plan with its three year cliff vesting aligns the interests of officers and employees with long-term shareholder interests and supports employee retention. The timing and amount of awards under the Long-Term Incentive Plan are totally at the discretion of the Board.

EQUITY COMPENSATION AND PLAN INFORMATION

We maintain a number of equity compensation plans for employees, officers, directors and others whose efforts contribute to our success. The table below sets forth certain information as of our fiscal year ended December 31, 2009 regarding the shares of our common stock available for grant or granted under equity incentive plans that (i) were approved by our stockholders, and (ii) were not approved by our stockholders.

Plan Category	Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants And Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number Of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders (1)	2,674,014	(3)	$9.55	(3)	1,211,752
Equity compensation plans not approved by security holders (2)	377,129		$10.41		0

Total	3,051,143		$9.65		1,211,752

(1)
Consists of the 1995 Plan, the 1995 Non-Employee Director Stock Option Plan and the 2005 Employee Stock Purchase Plan (the “Purchase Plan”). As of May 22, 2008, with the inception of our 2008 Equity Incentive Plan, options and awards may no longer be granted from our 1995 Plan.

(2)
Consists of the 2000 Plan and shares subject to outstanding options granted under equity compensation plans assumed by us in connection with mergers and acquisitions of the companies which originally granted those options. No additional options may be granted under the assumed plans. Also no options may be issued from the 2000 Plan with the inception of the 2008 Equity Incentive Plan on May 22, 2008.

(3)
Excludes purchase rights accruing under the Purchase Plan which has a stockholder-approved reserve of 125,000 shares. Under the Purchase Plan, each eligible employee is able to purchase up to 125 shares of our common stock at semi-annual intervals each year at a purchase price per share equal to 85% of the lower of the fair market value of our common stock on the first or last trading day of a purchase period.

2000 Stock Option Plan. The purpose of the 2000 Plan adopted by our Board of Directors on July 14, 2000 and amended on December 21, 2001, was to promote our long-term success, by providing financial incentives to employees and consultants of the Corporation who are in positions to make significant contributions toward such success except that no member of our Board of Directors or officer of the Corporation appointed by the Board of Directors shall be eligible for grants of options under the 2000 Plan. The 2000 Plan is designed to attract individuals of outstanding ability to become or to continue as employees or consultants, to enable such individuals to acquire or increase proprietary through the ownership of shares of our Common Stock, and to render superior performance during their associations with us, by providing opportunities to participate in the ownership of our future growth through the granting of NQSOs. The 2000 Plan is administered by our Board of Directors or, at its option, a committee appointed by our Board of Directors. A total of 1,250,000 shares of common stock were reserved for issuance under the 2000 Plan. In April 2008, our Board of Directors determined that no further awards would be made under this plan and that all remaining 303,379 shares available for issuance under the 2000 Plan that are not subject to outstanding stock option awards would be eligible for issuance under the 2008 Equity Incentive Plan.

1999 Stock Incentive Plan of Onex Communications Corporation. The purpose of the 1999 Stock Incentive Plan of Onex Communications Corporation (the “Onex Plan”) was to advance the interests of the shareholders by enhancing the Onex Communications Corporation’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to Onex Communications Corporation by providing those persons with opportunities for equity ownership and performance-based incentives and thereby to better align the interests of those persons with those of the shareholders. All of Onex Communications Corporation’s employees, officers, directors, consultants and advisors were eligible to be granted options, restricted, stock, or other stock-based awards under the Onex Plan. We assumed the Onex Plan in connection with our acquisition of Onex Communications Corporation in 2001. No additional awards may be granted under the Onex Plan.

COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS

Named Executive Officers

Listed below are the Corporation’s Named Executive Officers and their respective backgrounds, excluding Dr. M. Ali Khatibzadeh who is listed above under Directors.

Mr. Robert A. Bosi, 54, Vice President and Chief Financial Officer, has over 30 years of financial management experience. He has served in this position since January 4, 2008. Prior to joining the Corporation, Mr. Bosi held the positions of VP-Finance/Chief Financial Officer for Curtiss-Wright Corporation from 1991 to 2001 and VP-Chief Financial Officer for Vesper Corporation from 2002 to 2004. Since 2004 Mr. Bosi has been a partner with Tatum LLC where he filled the positions of Interim Senior Vice President and Chief Financial Officer of Concord Camera Corporation from 2004 to 2005 and Acting Chief Financial Officer of Monitor Oil PLC from 2006 to 2007. Mr. Bosi has a B.A. in accounting from William Paterson University and an MBA from Fairleigh Dickinson University.

Mr. Theodore Chung, 36, Vice President of Business Development, also served as Interim Chief Financial Officer and Treasurer from January 12, 2007 through January 4, 2008. Prior to joining the Corporation in 2001, Mr. Chung was Director, Business Development for Lydstrom, Inc, a maker of internet-enabled set-top boxes. From 1997-2000, he was with Fahnestock & Co., where he worked in Structured Finance. Mr. Chung resigned from the position of Interim Chief Financial Officer on January 4, 2008 and is currently serving as the company’s Vice President – Business Development.

Mr. Michael McCoy, 61, Vice President and Corporate Secretary, was also Interim Chief Accounting Officer from  January 12, 2007 to January 4, 2008. Mr. McCoy is a founder of TranSwitch and has been involved with the Corporation, in several roles, since 1988. From 1980 to 1988 Mr. McCoy was employed by ITT’s Advanced Technology Center, now part of Alcatel, where he was the Division Controller. Prior to that, he was at United Technologies in finance. Mr. McCoy is a graduate of Kent State University. Mr. McCoy resigned from his position of Vice President and Interim Chief Accounting Officer on January 4, 2008 and is now the company’s Corporate Secretary.

Mr. Michael Macari, 58, Vice President – Engineering and Operations, has over 25 years of semiconductor industry experience in product and test engineering, design, supply chain management, quality and reliability. Prior to joining TranSwitch in 1999, he spent 13 years at General DataComm where he held positions including director of VLSI and executive director of Technology Services. In that capacity he was responsible for VLSI design, test and manufacturing, CAD and Information Technology. Prior to General DataComm, Mr. Macari was the manager of LSI Test and Reliability at ITT. He holds a BS degree in Electrical Engineering from Fairleigh Dickinson University and a MBA from the University of New Haven.

Mr. Kris Shankar, 45, Vice President – Worldwide Sales and Marketing, has over 21 years of technical and management experience in the telecommunications industry. During this tenure, he was involved in the planning, design and deployment of a number of custom silicon-based products such as Digital Loop Carriers, Class-V switches, DSLAMs, ATM concentrators, OC3-OC192 SONET multiplexers and 2.4Tb/s ultra long-haul DWDM equipment. He joined Centillium Communications in 2004 and has continued with the Corporation following the acquisition of Centillium by the Corporation in 2008. Prior to 2004, he was Chief Technology Officer and a co-founder of Metro-Optix, a venture-funded optical startup acquired by Xtera Communications. Prior to Metro-Optix, Mr. Shankar held a number of technical and management positions with Nortel Networks, Fujitsu Network Communications and Ericsson. He received his B.E. (Honors) from Regional Engineering College, Trichy, India and his M.S.E.E. from the University of Houston. He serves on the technical advisory board of Panorama Capital, a technology investment firm based in Menlo Park, CA.

Management Transition

In December 2009, we announced a management transition. We named Dr. M Ali Khatibzadeh as President and Chief Executive Officer of the Corporation when former President and Chief Executive Officer Dr. Santanu Das stepped down.  Dr. Khatibzadeh was also appointed as a member of the board of directors of the Corporation.

Dr. Khatibzadeh has over twenty years of engineering and general management experience in the communications semiconductor industry. Prior to his appointment at the Corporation, he was Senior Vice President and General Manager of the RF Products Business Unit of Anadigics (NASDAQ: ANAD) from April 2009 to October 2009. He also served Anadigics as Senior Vice President and General Manager of the Wireless Business Unit from August 2005 to April 2009 and as Vice President of the Wireless Business Unit from June 2000 to August 2005. Prior to Anadigics, Dr. Khatibzadeh was Director of Technology for Ericsson in its American Business Unit and Worldwide RF IC Design manager at Texas Instruments Wireless Communications Business Unit. Dr. Khatibzadeh holds a Ph.D., M.S., and a B.S. in Electrical Engineering as well as a B.S. in Physics from North Carolina State University.

Executive Compensation

The following table sets forth the compensation earned by the Corporation’s Chief Executive Officer and each of the other executive officers designated “Named Executive Officers” by the Corporation (collectively, the “Named Executive Officers”) for services rendered in all capacities to the Corporation for the fiscal years ended December 31, 2007, 2008, and 2009. No Named Executive Officer received any salary increase in 2009.

	Executive Summary Compensation Table
Name and Principal Position	Year	Salary $	Bonus $	Option Awards $ (1)	All Other Compensation $ (2)	Total $
Dr. M. Ali Khatibzadeh (3)	2009	29,167	0	654,066	0	683,233
President and Chief Executive Officer

Dr. Santanu Das (4)	2009	322,179	0	908	379,349	702,436
President and Chief Executive Officer	2008	350,000	0	104,315	17,170	471,485
	2007	350,000	0	171,351	18,670	540,021

Mr. Robert Bosi (5)	2009	336,000	0	146,388	5,004	487,392
Vice President and Chief Financial Officer,	2008	336,000	0	0	3,360	339,360
Principal Accounting Officer

Mr. Theodore Chung (6)	2009	155,000	90,000	113,293	3,146	361,439
Vice President–Business Development,	2008	155,000	37,000	45,030	5,419	242,449
	2007	146,250	55,000	69,455	4,197	274,902
Mr. Michael McCoy (7)	2009	20,000	0	0	0	20,000
Corporate Secretary	2008	20,000	0	5,758	79	25,837
	2007	40,000	0	16,025	1,406	57,431

Mr. Michael Macari (8)	2009	155,000	70,000	117,673	6,247	348,920
Vice President – Engineering and Operations	2008	155,000	35,000	4,965	7,910	202,875
	2007	155,000	0	64,650	7,910	227,560

Mr. Kris Shankar (9)	2009	204,359	61,370	119,992	7,187	392,908
Vice President – Worldwide Sales and Marketing	2008	210,238	33,140	50,389	438	294,205
	2007	203,962	14,139	5,640	429	224,170

(1)
The assumptions used to calculate the value of stock awards are set forth under Note 10 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on March 16, 2010.

(2)	Includes 401(k) matching contributions and/or life insurance payments.
(3)	Dr. Khatibzadeh was appointed President and Chief Executive Officer on December 1, 2009.
(4)
Dr. Das resigned as President and Chief Executive Officer on December 1, 2009. Dr. Das received a severance payment of $350,000 pursuant to a severance agreement with the Corporation that was effective on December 1, 2009.  He currently has a two year consulting agreement with the Corporation commencing December 2, 2009 under which he shall be paid $200,000 to perform such duties and accept such responsibilities as may reasonably be assigned to him by the Board and the Chief Executive Officer.  Such agreement is terminable by the Company after one year.   Payments to Dr. Das in 2009 under the severance agreement and the consulting agreement are shown above under All Other Compensation. Dr. Das received no compensation for his service as a Director.

(5)	Mr. Bosi was appointed Vice President and Chief Financial Officer on January 4, 2008.
(6)
Mr. Chung received special merit bonuses, pursuant to the Short-Term Incentive Plan of $12,000 on March 31, 2008, $25,000 on August 15, 2008, $20,000 on January 15, 2009, and $70,000 on April 13, 2009. Mr. Chung resigned as the Corporation’s Interim Chief Financial Officer on January 4, 2008 and is currently serving as the Vice President – Business Development.

(7)	Mr. McCoy was appointed Interim Chief Accounting Officer on January 12, 2007 and resigned from this position on January 4, 2008. He currently serves as the Corporate Secretary.
(8)	Mr. Macari received special merit bonuses pursuant to the Short-Term Incentive Plan of $15,000 on March 31, 2008, $20,000 on December 31, 2008, $35,000 on July 1, 2009, and $35,000 on October 1, 2009.
(9)
Mr. Shankar received bonuses of $14,139 in 2007 and $33,140 in 2008 under the Centillium Executive Bonus Plan. In 2009, he received $41,370 from the TranSwitch Short-Term Incentive Plan and a special merit bonus of $20,000 on October 1, 2009.

Grants Of Plan Based Awards

The following table contains information concerning the equity incentive plan awards for each Named Executive Officer granted during the fiscal year ended December 31, 2009.

Stock Options Awarded

Name	Grant Date	All Other Option Awards: Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)
M. Ali Khatibzadeh (1)	12/09/09	187,500	2.43	319,941
Santanu Das (2)	03/18/09	911	2.00	908
Robert Bosi (3)	03/18/09	25,000	2.00	28,788
Theodore Chung (4)	01/15/09	9,375	2.64	12,952
	03/18/09	341	2.00	341
Michael McCoy	None
Michael Macari (5)	01/15/09	12,500	2.64	17,269
	03/18/09	405	2.00	404
Kris Shankar (6)	05/21/09	112	2.48	152
	08/06/09	225	4.32	535
	10/08/09	5,000	5.52	19,152
	12/09/09	100	2.43	151

(1)	Dr. Khatibzadeh was granted an initial equity grant of stock options on December 9, 2009.

(2)	Dr. Das was granted options pursuant to the Corporation’s Management Incentive Plan on March 18, 2009 for the 4th quarter of 2008.

(3)
Mr. Bosi was granted new hire stock options on March 18, 2009  Mr. Bosi’s hire date was January 4, 2008 but the options were not granted until March 2009.These options will vest 25% annually over four years.

(4)
Mr. Chung was granted special performance stock options on January 15, 2009 and stock options pursuant to the Corporation’s Management Incentive Plan on March 18, 2009 for the 4th quarter of 2008.  The Special Performance Grant of January 15, 2009 will vest 12.5% every 90 days over two years. The Management Incentive Plan grant of March 18, 2009 will have immediate vesting of 50% of the grant with the remainder vesting between 15 and 24 months of the grant date.

(5)
Mr. Macari was granted special performance stock options on January 15, 2009 and stock options pursuant to the Corporation’s Management Incentive Plan on March 18, 2009 for the 4th quarter of 2008. The special performance grant of January 15, 2009 will vest 12.5% every 90 days over two years. 50% of the Management Incentive Plan grant of March 18, 2009 will vest immediately with the remainder vesting between 15 and 24 months.

(6)
Mr. Shankar was granted special performance stock options on October 8, 2009, stock options pursuant to the Corporation’s Sales Incentive Plan and granted under the 2008 Plan on May 21, August 6, and December 9, 2009 for the 1st, 2nd, and 3rd quarters of 2009, respectively. Mr. Shankar’s retention options will vest 25% every year over 4 years. Options granted under the company’s Sales Incentive Plan will vest 12.5% every 90 days over two years.

Restricted Stock Units Awarded

Name	Grant Date	Securities Underlying Stock Awards (#)	Grant Date Fair Value of Stock and Option Awards ($)
M. Ali Khatibzadeh (1)	12/09/09	137,500	334,125
Santanu Das (2)	None
Robert Bosi (3)	10/08/09	21,304	117,600
Theodore Chung (4)	10/08/09	18,116	100,000
Michael McCoy	None
Michael Macari (5)	10/08/09	18,116	100,000
Kris Shankar (6)	10/08/09	18,116	100,000

(1)	Dr. Khatibzadeh was granted an initial equity grant of RSUs on December 9, 2009. These RSUs will vest 25% annually on December 1 over four years.

(2)	Mr. Bosi was granted Restricted Stock Units pursuant to the Long-Term Incentive Plan under the 2008 Plan on October 8, 2009. These Restricted Stock Units will vest 100% 3 years from the grant date.

(3)	Mr. Chung was granted Restricted Stock Units pursuant to the Long-Term Incentive Plan under the 2008 Plan on October 8, 2009. These Restricted Stock Units will vest 100% 3 years from the grant date.

(4)	Mr. Macari was granted Restricted Stock Units pursuant to the Long-Term Incentive Plan under the 2008 Plan on October 8, 2009. These Restricted Stock Units will vest 100% 3 years from the grant date.

(5)	Mr. Shankar was granted Restricted Stock Units pursuant to the Long-Term Incentive Plan under the 2008 Plan on October 8, 2009. These Restricted Stock Units will vest 100% 3 years from the grant date.

Outstanding Options & Restricted Stock Unit Awards At Fiscal Year-End

The following table contains information concerning the unexercised options and restricted stock unit awards for each Named Executive Officer as of December 31, 2009:

Stock Options

	Number of Securities	Number of Securities
	Underlying	Underlying		Option
	Unexercised Options	Unexercised Options	Option Exercise	Expiration
Name	(Exercisable)	(Unexercisable)	Price	Date
Khatibzadeh, Mohammad Ali	0	164,608	$2.4300	12/9/2016
	0	22,892	$2.4300	12/9/2016
Totals Khatibzadeh	0	187,500

Das, Santanu	1,106	0	$31.5200	9/21/2011
	3,125	0	$7.3600	1/22/2010
	9,375	0	$7.3600	1/22/2010
	3,750	0	$7.3600	1/22/2010
	6,250	0	$7.5200	5/22/2010
	6,675	0	$12.4100	8/12/2010
	10,000	0	$19.7600	10/8/2010
	6,250	0	$19.7600	10/8/2010
	3,875	0	$17.5200	12/11/2010
	125	0	$17.5200	12/11/2010
	11,375	0	$27.1200	1/15/2011
	3,750	0	$12.4000	5/20/2011
	6,250	0	$12.4000	5/20/2011
	3,656	0	$12.0000	8/5/2011
	6,093	0	$12.0000	8/5/2011
	390	0	$12.0000	8/5/2011
	2,734	0	$12.0000	8/5/2011
	3,537	0	$10.2400	10/14/2011
	3,537	0	$10.2400	10/14/2011
	3,187	0	$8.9600	1/20/2012
	3,187	0	$8.9600	1/20/2012
	5,800	0	$13.4400	5/19/2012
	5,187	0	$13.2800	8/10/2012
	2,087	0	$11.7600	10/13/2012
	2,087	0	$11.7600	10/13/2012
	3,237	0	$14.7200	1/26/2013
	2,587	0	$14.3200	3/1/2013
	3,307	0	$16.8800	5/18/2013
	2,470	0	$13.2800	8/10/2013
	2,435	0	$13.2800	8/10/2013
	1,584	0	$11.8400	10/12/2013
	7,616	0	$12.4000	12/12/2013
	911	0	$2.0000	3/18/2016
	1,345	0	$2.3200	12/11/2015
	1,345	0	$2.3200	12/11/2015
	9,912	0	$14.3200	3/1/2013
	3,629	0	$16.8800	5/18/2013
	4,883	0	$12.4000	12/12/2013
	918	0	$13.2000	5/24/2014
	6,428	0	$13.2000	5/24/2014
	703	0	$12.6400	8/7/2014
	1,171	0	$12.6400	8/7/2014
	421	0	$5.5200	3/18/2015
	421	0	$5.5200	3/18/2015
	421	0	$5.5200	3/18/2015
	421	0	$5.5200	3/18/2015
	478	0	$6.0000	5/22/2015
	478	0	$6.0000	5/22/2015
	7,015	0	$6.0000	5/22/2018
	2,984	0	$6.0000	5/22/2018
	1,322	0	$5.1200	8/7/2015

	1,322	0	$5.1200	8/7/2015
	1,584	0	$11.8400	10/12/2013
	1,111	0	$10.8000	11/10/2009
	370	0	$16.2400	12/5/2010
Totals Das	186,217	0

Bosi, Robert	6,250	18,750	$2.0000	3/18/2016
Totals Bosi	6,250	18,750

Chung, Theodore	1,250	0	$19.7600	10/8/2010
	750	0	$12.4000	5/20/2011
	1,250	0	$12.4000	5/20/2011
	737	0	$12.0000	8/5/2011
	269	0	$10.2400	10/14/2011
	975	0	$13.4400	5/19/2012
	875	0	$13.2800	8/10/2012
	1,250	0	$13.2800	8/10/2012
	725	0	$11.7600	10/13/2012
	625	0	$13.2000	12/27/2012
	525	0	$14.7200	1/26/2013
	2,500	0	$14.3200	3/1/2013
	1,737	0	$16.8800	5/18/2013
	1,231	0	$13.2800	8/10/2013
	793	0	$11.8400	10/12/2013
	3,125	0	$12.4000	12/12/2013
	4,688	4,687	$2.6400	1/15/2016
	171	170	$2.0000	3/18/2016
	505	503	$2.3200	12/11/2015
	2,500	0	$12.4000	4/5/2014
	2,448	0	$13.2000	5/24/2014
	1,875	0	$12.6400	8/7/2014
	625	0	$12.6400	8/7/2014
	281	0	$8.4000	11/5/2014
	1,094	156	$5.5200	3/18/2015
	246	35	$5.5200	3/18/2015
	314	44	$6.0000	5/22/2015
	7,032	2,343	$5.1200	8/7/2015
	746	246	$5.1200	8/7/2015
Totals Chung	41,142	8,184

Macari, Michael L	2,012	0	$12.4000	8/12/2010
	1,875	0	$7.5200	5/22/2010
	3,037	0	$19.7600	10/8/2010
	1,250	0	$19.7600	10/8/2010
	3,412	0	$27.1200	1/15/2011
	1,125	0	$12.4000	5/20/2011
	1,875	0	$12.4000	5/20/2011
	1,096	0	$12.0000	8/5/2011
	1,828	0	$12.0000	8/5/2011
	625	0	$12.0000	8/5/2011
	4,375	0	$12.0000	8/5/2011
	1,062	0	$10.2400	10/14/2011
	1,062	0	$10.2400	10/14/2011
	956	0	$8.9600	1/20/2012
	956	0	$8.9600	1/20/2012
	850	0	$13.4400	5/19/2012
	850	0	$13.4400	5/19/2012
	1,640	0	$13.2800	8/10/2012
	234	0	$13.2800	8/10/2012
	756	0	$13.2800	8/10/2012
	756	0	$13.2800	8/10/2012
	668	0	$11.7600	10/13/2012
	668	0	$11.7600	10/13/2012
	1,875	0	$14.0000	12/16/2012
	987	0	$14.7200	1/26/2013
	2,500	0	$14.3200	3/1/2013
	2,312	0	$16.8800	5/18/2013
	912	0	$13.2800	8/10/2013

	700	0	$13.2800	8/10/2013
	575	0	$11.8400	10/12/2013
	6,252	6,248	$2.6400	1/15/2016
	203	202	$2.0000	3/18/2016
	439	438	$2.3200	12/11/2015
	5,000	0	$12.4000	4/5/2014
	917	0	$13.2000	5/24/2014
	1,517	0	$13.2000	5/24/2014
	357	0	$12.6400	8/7/2014
	357	0	$12.6400	8/7/2014
	46	0	$8.4000	11/5/2014
	328	0	$8.4000	11/5/2014
	329	46	$5.5200	3/18/2015
	372	53	$6.0000	5/22/2015
	642	213	$5.1200	8/7/2015
	575	0	$11.8400	10/12/2013
Totals Macari	60,163	7,200

Shankar, Kris	42	70	$2.4800	5/21/2016
	57	168	$4.3200	8/6/2016
	0	5,000	$5.5200	10/8/2016
	13	87	$2.4300	12/9/2016
	2,500	7,500	$2.3200	12/11/2015
	20,005	0	$16.6400	7/23/2014
	2,414	0	$13.5200	7/27/2015
	2,930	563	$13.6000	7/20/2016
	1,915	0	$13.6000	7/20/2016
	4,118	2,257	$8.1600	8/6/2017
	4,428	5,231	$4.3200	4/21/2018
	3,176	0	$16.6400	7/23/2014
	2,414	0	$13.5200	7/27/2015
Totals Shankar	44,012	20,876

McCoy, Michael C	512	0	$12.4000	8/12/2010
	468	0	$7.5200	5/22/2010
	625	0	$19.7600	10/8/2010
	1,875	0	$19.7600	10/8/2010
	762	0	$19.7600	10/8/2010
	862	0	$27.1200	1/15/2011
	281	0	$12.4000	5/20/2011
	468	0	$12.4000	5/20/2011
	276	0	$12.0000	8/5/2011
	461	0	$12.0000	8/5/2011
	78	0	$12.0000	8/5/2011
	546	0	$12.0000	8/5/2011
	268	0	$10.2400	10/14/2011
	268	0	$10.2400	10/14/2011
	243	0	$8.9600	1/20/2012
	243	0	$8.9600	1/20/2012
	243	0	$13.4400	5/19/2012
	243	0	$13.4400	5/19/2012
	218	0	$13.2800	8/10/2012
	218	0	$13.2800	8/10/2012
	181	0	$11.7600	10/13/2012
	181	0	$11.7600	10/13/2012
	262	0	$14.7200	1/26/2013
	581	0	$16.8800	5/18/2013
	412	0	$13.2800	8/10/2013
	268	0	$11.8400	10/12/2013
	190	0	$11.0400	1/26/2014
	1,250	0	$11.0400	1/26/2014
	612	0	$13.2000	5/24/2014
	156	0	$12.6400	8/7/2014
	70	0	$8.4000	11/5/2014
Totals McCoy	13,321	0

Restricted Stock Units

	Number of Securities	Number of Securities
	Underlying	Underlying
Name	Unreleased Awards	Awards	Release Price	Expiration Date

Khatibzadeh, Mohammad Ali	0	137,500	$0.0000	None
Totals Khatibzadeh	0	137,500

Bosi, Robert	0	21,304	$0.0000	None
Totals Bosi	0	21,304

Chung, Theodore	0	18,116	$0.0000	None
Totals Chung	0	18,116

Macari, Michael L	0	18,116	$0.0000	None
Totals Macari	0	18,116

Shankar, Kris	0	1,642	$0.0000	None
	0	18,116	$0.0000	None
Totals Shankar	0	19,758

Option Exercises And Stock Vested

The following table sets forth information regarding the exercise of stock options and the vesting of restricted stock units for each of named executive officers during 2009.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

Dr. Santanu Das	1,000	1,500	—	—
Michael Macari	167	314	—	—
Kris Shankar	—	—	821	3,547

(1)
The dollar amounts shown for option awards are determined by multiplying the number of shares of the Common Stock acquired upon exercise of the option the difference between the per-share closing price of the Common Stock on the date of exercise and the exercise price of the options.

(2)
The dollar amounts shown for stock awards are determined by multiplying the number of shares or units, as applicable, that vested by the per-share closing price of the Common Stock on the vesting date.

Potential Payments upon Termination or Change-in-Control Payments

The following table sets forth information regarding payments upon termination or upon Change-in Control for named executive officers with written agreements. Terms of these agreements are given below the table.
Executive	2009 Base Salary($)	Amount of Short-Term Incentive Award during last 12 months	Total Termination or Change of Control Payment ($)(1)
M. Ali Khatibzadeh, President and Chief Executive Officer	350,000	N/A	350,000

Robert A. Bosi, Vice President and Chief Financial Officer	336,000	N/A	168,000

Kris Shankar, Vice President – Worldwide Sales and Marketing	224,360	N/A	224,360

(1)  Assumes a change of control occurred on December 31, 2009.

President and Chief Executive Officer

The Chief Executive Officer has a written employment agreement, dated November 5, 2009. The agreement is in effect for 24 months and continues each year to be in effect afterward without any further action by either party unless either party gives written notice of termination to the other not later than thirty days before the renewal date.

There are three conditions under which the Chief Executive Officer will be entitled to separation benefits in the event of a termination: (i) Termination without cause; (ii) Termination for Good Reason; and (iii) Termination as a result of Change in Control, each as further described below:

(i)
Termination without cause is any reason other than (i) termination on the termination date of the agreement, (ii) death of the Chief Executive Officer, (iii) voluntary termination by the Chief Executive Officer, (iv) disability of the Chief Executive Officer, (v) termination for cause, (vi) termination for Good Reason, and (vii) termination as result of Change in Control.

(ii)
The Chief Executive Officer may terminate the employment agreement for Good Reason, subject to certain time requirements, following the occurrence, without his prior written consent, of any of the following events (“Good Reason Event”):  (A) he is demoted from the position he held at the effective date of the agreement or the responsibilities which are assigned to him at the effective date or the titles which he holds at the effective date are materially adversely changed; or (B) there is a material reduction in his total compensation, provided such material reduction is also not made to the compensation of similarly situated executives of the Corporation.

(iii)
Termination as a result of Change in Control is termination following the occurrence of any of the following events: (A) acquisition by a third party of 51% or more of the combined voting power of the Corporation’s outstanding securities, (B) change within a two year period of the directors who constitute at least a majority of the members of the directors of the Corporation, (C) a corporate transaction including but not limited to a merger or consolidation, (D) liquidation of the Corporation and (E) certain other events as set forth in the employment agreement.

In the event the Chief Executive Officer is terminated under any of the three conditions above, the Corporation shall pay him a sum equal to the sum of (i) the entire amount of his annual base salary as in effect immediately prior to the termination, and (ii) a cash amount equal to the Short-Term Incentive Award that he earned in the last 12 months prior to termination. If the termination is within the first two years of the agreement, fifty percent of the unvested stock options and fifty percent of the unvested RSUs awarded in the Chief Executive Officer’s initial equity grant on December 9, 2009 shall vest upon termination. If the termination is on or after the first two years of the agreement, one hundred percent of the unvested stock options and one hundred percent of the unvested RSUs awarded in the Chief Executive Officer’s initial equity grant on December 9, 2009 shall vest upon termination.  The Chief Executive Officer would also have the right to continue to participate in certain health and dental plans, subject to certain limitations, upon such termination.

Vice President and Chief Financial Officer

The Vice President and Chief Financial Officer has a written executive agreement, dated February 13, 2009. The agreement continues in effect until terminated by the Corporation.

If the Vice President and Chief Financial Officer is terminated for just cause, he will not be entitled to receive any severance or other termination benefits.

At the election of the Corporation for reason other than just cause, the Corporation may immediately terminate the employment of the Vice President and Chief Financial Officer by giving written notice of its intention to terminate. In this case, the Vice President and Chief Financial Officer is entitled to severance payments equal to the sum of 6 months’ salary. In addition, the Corporation shall pay his normal post-termination benefits in accordance with the Corporation’s retirement, insurance and other benefit plans and arrangements.

Vice President – Worldwide Sales and Marketing

The Vice President – Worldwide Sales and Marketing has a written executive agreement, dated October 27, 2008. The agreement continues in effect until October 24, 2010. This agreement incorporates provisions from the Change of Control Severance Agreement between the Vice President – Worldwide Sales and Marketing and Centillium Communications, Inc., signed August 28, 2006,

Under the terms of the agreement, if the Vice President – Worldwide Sales and Marketing is involuntarily terminated on or before April 24, 2010 other than for cause, or for voluntary termination for Good Reason on or before April 24, 2010, he will be entitled to the following separation benefits:

(i)	A lump sum severance payment equal to 100% of the his annual base salary in effect on October 24, 2008 or the date of termination, whichever is greater, payable within 30 days of separation;

(ii)	Accelerated vesting by twelve months in addition to the vesting under the relevant vesting schedule of any options, restricted stock, or restricted stock units granted after August 28, 2006;

(iii)
Corporation-paid health, dental, and vision benefits substantially similar to those he was receiving immediately prior to August 28, 2006 until the earlier of twelve months from the date of termination or until the date under which he becomes covered under another employer’s group health plan.

If the Vice President – Worldwide Sales and Marketing is involuntarily terminated during the period of April 24, 2010 to October 24, 2010, he will receive three months’ severance pay in addition to the standard severance benefit in effect at such time. The severance pay will be based on the rate of his salary in effect on his last date of employment and will be paid at the Corporation’s discretion in either a lump sum or in accordance with the Corporation’s payroll practices.

If the Vice President – Worldwide Sales and Marketing is involuntarily terminated after October 24, 2010, he will receive four months’ severance pay.

THE RIGHTS OFFERING

The Subscription Rights

We are distributing to the record holders of our common stock as of 5:00 p.m., Eastern Time, on [— ], 2010,  subscription rights to purchase shares of our common stock at a price of $[— ] per share. The subscription rights entitle the holders of our common stock to purchase an aggregate of approximately  [— ] shares of our common stock for an aggregate purchase price of $10 million.

Each holder of record of our common stock will receive one subscription right for each full share of our common stock owned by such holder as of 5:00 p.m., Eastern Time, on [— ], 2010. Each subscription right entitles the holder to a basic subscription right to purchase [— ] shares and an over-subscription privilege.

We are not requiring an overall minimum subscription to complete the rights offering. We may cancel the rights offering at any time for any reason before the rights offering expires. If we cancel the rights offering, we will issue a press release notifying stockholders of the cancellation, and the subscription agent will return all subscription payments to the subscribers, without interest or penalty, as soon as practicable.

Basic Subscription Rights

You may purchase [—] shares of our common stock per basic subscription right, subject to delivery of the required documents and payment of the subscription price of $[— ] per share, before the rights offering expires. You may exercise all or a portion of your basic subscription rights, or you may choose not to exercise any of your subscription rights. If you do not exercise all of your basic subscription rights in full, you will not be entitled to purchase any shares under your over-subscription privilege.

We will not issue or pay cash in place of fractional rights or fractional shares. Instead, we will round up any fractional rights to the nearest whole right, or any resulting fractional shares to the nearest whole share. We will deliver certificates representing shares or credit your account at your record holder with shares of our common stock that you purchased with your basic subscription rights as soon as practicable following the expiration of the rights offering.

Over-Subscription Privilege

If you purchase all of the shares available to you pursuant to your basic subscription rights, you may also choose to purchase a portion of any shares that other stockholders do not purchase by exercising their basic subscription rights. If sufficient shares are available, we will seek to honor the over-subscription requests in full. If over-subscription requests exceed the number of shares available, however, we will allocate the available shares pro rata among the stockholders exercising the over-subscription privilege in proportion to the number of shares of our common stock each of those stockholders owned on the record date, relative to the number of shares owned on the record date by all stockholders exercising the over-subscription privilege. If this pro rata allocation results in any stockholder receiving a greater number of shares than the stockholder subscribed for pursuant to the exercise of the over-subscription privilege, then such stockholder will be allocated only that number of shares for which the stockholder oversubscribed, and the remaining shares will be allocated among all other stockholders exercising the over-subscription privilege on the same pro rata basis described above. The proration process will be repeated until all shares have been allocated.

Computershare Trust Company, N.A., our subscription agent for the rights offering, will determine the over-subscription allocation based on the formula described above.

To properly exercise your over-subscription privilege, you must deliver the subscription payment related to your over-subscription privilege before the rights offering expires. Because we will not know the total number of unsubscribed shares before the rights offering expires, if you wish to maximize the number of shares you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of shares that may be available to you (i.e., for the maximum number of shares available to you, assuming you exercise all of your basic subscription rights and are allotted the full amount of your over-subscription without reduction).

We can provide no assurances that you will actually be entitled to purchase the number of shares issuable upon the exercise of your over-subscription privilege in full at the expiration of the rights offering. We will not be able to satisfy any orders for shares pursuant to the over-subscription privilege if all of our stockholders exercise their basic subscription rights in full, and we will only honor an over-subscription privilege to the extent sufficient shares are available following the exercise of basic subscription rights.

To the extent the aggregate subscription price of the actual number of unsubscribed shares available to you pursuant to the over-subscription privilege is less than the amount you actually paid in connection with the exercise of the over-subscription privilege, you will be allocated only the number of unsubscribed shares available to you, and any excess subscription payments will be returned to you, without interest or penalty, as soon as practicable.

To the extent the amount you actually paid in connection with the exercise of the over-subscription privilege is less than the aggregate subscription price of the maximum number of unsubscribed shares available to you pursuant to the over-subscription privilege, you will be allocated the number of unsubscribed shares for which you actually paid in connection with the over-subscription privilege.

We will deliver certificates or DRS statements representing shares or credit the account of your record holder with shares of our common stock that you purchased with the over-subscription privilege as soon as practicable after the expiration of the rights offering.

Limitation on the Purchase of Shares

You may only purchase the number of whole shares of common stock purchasable upon exercise of the number of basic subscription rights distributed to you in the rights offering, plus the maximum amount of over- subscription privilege shares available, if any. Accordingly, the number of shares of common stock that you may purchase in the rights offering is limited by the number of shares of our common stock you held on the record date and by the extent to which other stockholders exercise their subscription rights and over-subscription privileges, which we cannot determine prior to completion of the rights offering.  We reserve the right to reject any or all subscriptions not properly submitted or the acceptance of which would, in the opinion of our counsel, be unlawful or trigger the “poison pill” through the purchase of 15% or more of our outstanding common stock as set forth in our rights agreement dated as of October 1, 2001, as amended on February 24, 2006 with Computershare Trust Company, N.A., as rights agent.

Determination of Subscription Price

We established a special committee, comprising of three members of our board of directors, all of whom are independent directors. In determining the subscription price, the special committee is considering a number of factors, including: the price at which our shareholders might be willing to participate in the rights offering, historical and current trading prices for our common stock, the need for capital and alternatives available to us for raising capital, potential market conditions, and the desire to provide an opportunity to our shareholders to participate in the rights offering on a pro rata basis. In conjunction with its review of these factors, the special committee also reviewed our history and prospects, including our past and present earnings, our prospects for future earnings, and the outlook for our industry, our current financial condition and considered data relating to a range of discounts to market value represented by the subscription prices in various prior rights offerings.  The special committee determined that the subscription price should be designed to provide an incentive to our current stockholders to exercise their rights.  The special committee also obtained advice from Needham & Company, LLC, our financial advisor with respect to financing alternatives, including the rights offering, on a number of these issues.

The subscription price does not necessarily bear any relationship to any other established criteria for value. You should not consider the subscription price as an indication of value of the Company or our common stock. You should not assume or expect that, after the rights offering, our shares of common stock will trade at or above the subscription price in any given time period. The market price of our common stock may decline during or after the rights offering, and you may not be able to sell the underlying shares of our common stock purchased during the rights offering at a price equal to or greater than the subscription price. You should obtain a current quote for our common stock before exercising your subscription rights and make your own assessment of our business and financial condition, our prospects for the future, and the terms of this rights offering.

Reasons for the Rights Offering

The purpose of this rights offering is to raise equity capital in a cost-effective manner that gives all of our shareholders the opportunity to participate.  The net proceeds will be used for working capital and other general corporate purposes. Working capital and other general corporate purposes may include research and development expenditures, capital expenditures and any other purpose that we may specify in any prospectus supplement, including the repayment of up to $7.5 million principal amount outstanding of certain indebtedness of the Company under our 5.45% Convertible Notes due 2011.

Our board of directors has chosen the structure of a rights offering to raise capital to allow existing stockholders to purchase additional shares of our common stock based on their pro rata ownership percentage.

Directors’ and Executive Officers’ Participation

We expect that our directors and executive officers, together with their affiliates, to participate in the rights offering at various levels, but they are not required to so do. We expect that one or more directors may exercise their over-subscription privileges. Directors and executive officers, as a group, have collectively committed to participate, such that we expect insider ownership to remain at or above existing levels. If the offering is fully subscribed we anticipate that directors and executive officers will purchase approximately $[— ] of common stock. Any such purchases will be made for investment purposes and not with a view to resale and will be on the same terms and conditions as applicable to any other subscriber in the offering.

Although directors and executive officers will be investing their own money in the rights offering, our board of directors is making no recommendation regarding your exercise of the subscription rights. You are urged to make your decision based on your own assessment of our common stock, our business and the rights offering. Please see “Risk Factors” for a discussion of some of the risks involved in investing in our common stock.

Effect of Rights Offering on Existing Shareholders

The ownership interests and voting interests of the existing stockholders who do not exercise their basic subscription rights will be diluted. See “Questions and Answers Related to the Rights Offering.”

Method of Exercising Subscription Rights

The exercise of subscription rights is irrevocable and may not be cancelled or modified. All questions as to the validity, form, eligibility, including times of receipt and matters pertaining to beneficial ownership, and the acceptance of rights certificates and the subscription price will be determined by us, which determinations will be final and binding. No alternative, conditional, or contingent subscriptions will be accepted. We reserve the right to reject any or all subscriptions not properly submitted or the acceptance of which would, in the opinion of our counsel, be unlawful or trigger the “poison pill” set forth in our rights agreement dated as of October 1, 2001, as amended on February 24, 2006 with Computershare Trust Company, N.A., as rights agent. You may exercise your subscription rights as follows:

Subscription by Registered Holders

If you hold a TranSwitch stock certificate, the number of shares you may purchase pursuant to your basic subscription rights is indicated on the enclosed rights certificate. You may exercise your subscription rights by properly completing and executing the rights certificate and forwarding it, together with your full payment, to the subscription agent at the address given below under “—Subscription Agent,” to be received before 5:00 p.m., Eastern Time, on [— ], 2010.  Rights holders who fully exercise all basic subscription rights issued to them may participate in the over-subscription right by indicating on their rights certificate the number of shares they are willing to acquire. If sufficient remaining shares are available after the basic subscription, all over-subscriptions will be honored in full. Otherwise, remaining shares will be allocated on a pro rata basis as described under “Over-Subscription Privilege” above.

Subscription by Beneficial Owners

If you are a beneficial owner of shares of our common stock that are registered in the name of a broker, dealer, custodian bank or other nominee, you will not receive a rights certificate. Instead, the Company will issue one subscription right to the nominee record holder for each share of our common stock that you own at the record date. If you are not contacted by your nominee, you should promptly contact your nominee in order to subscribe for shares in the rights offering and follow the instructions provided by your nominee.

Payment Method

Payments must be made in full in U.S. currency by check or bank draft payable to “Computershare Trust Company, N.A.(acting as Subscription Agent for TranSwitch Corporation)”, drawn upon a U.S. bank.

Payment received after the expiration of the rights offering will not be honored, and the subscription agent will return your payment to you, without interest, as soon as practicable. The subscription agent will be deemed to receive payment upon:

•	clearance of any uncertified check deposited by the subscription agent; or

•	receipt by the subscription agent of any certified check or bank draft, drawn upon a U.S. bank.

If you elect to exercise your subscription rights, you should consider using a certified check or bank draft to ensure that the subscription agent receives your funds before the rights offering expires. If you send an uncertified check, payment will not be deemed to have been received by the subscription agent until the check has cleared. The clearinghouse may require five or more business days. Accordingly, holders who wish to pay the subscription price by means of an uncertified personal check should make payment sufficiently in advance of the expiration of the rights offering to ensure that the payment is received and clears by that date. If you send a certified check or bank draft, drawn upon a U.S. bank, payment will be deemed to have been received by the subscription agent immediately upon receipt of such instrument.

You should read the instruction letter accompanying the rights certificate carefully and strictly follow it. DO NOT SEND RIGHTS CERTIFICATES OR PAYMENTS DIRECTLY TO US.  We will not consider your subscription received until the subscription agent has received delivery of a properly completed and duly executed rights certificate and payment of the full subscription amount. The risk of delivery of all documents and payments is borne by you or your nominee, not by the subscription agent or us.

The method of delivery of rights certificates and payment of the subscription amount to the subscription agent will be at the risk of the holders of subscription rights. If sent by mail, we recommend that you send those certificates and payments by registered mail, properly insured, with return receipt requested, and that you allow a sufficient number of days to ensure delivery to the subscription agent and clearance of payment before the rights offering expires.

Medallion Guarantee May Be Required

Your signature on your rights certificate must be guaranteed by an eligible institution, such as a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States, subject to standards and procedures adopted by the subscription agent, unless:

•	you provide on the rights certificate that shares are to be delivered to you as record holder of those subscription rights; or

•	you are an eligible institution.

Missing or Incomplete Rights Certificate or Payment

If you fail to complete and sign the required rights certificates or otherwise fail to follow the subscription procedures that apply to the exercise of your subscription rights before the rights offering expires, the subscription agent will reject your subscription or accept it to the extent of the payment received. Neither we nor our subscription agent undertakes any responsibility or action to contact you concerning an incomplete or incorrect rights certificate, nor are we under any obligation to correct such forms. We have the sole discretion to determine whether a subscription exercise properly complies with the subscription procedures.

If you send a payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not specified in the forms, the payment received will be applied to exercise your subscription rights to the fullest extent possible based on the amount of the payment received, subject to the availability of shares under the over-subscription privilege and the elimination of fractional shares. Any excess subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable following the expiration of the rights offering.

Expiration Date and Cancellation Rights

The subscription period, during which you may exercise your subscription rights, expires at 5:00 p.m., Eastern Time, on [—], 2010, which is the expiration of the rights offering. If you do not exercise your subscription rights before that time, your subscription rights will expire and will no longer be exercisable. We will not be required to issue shares to you if the subscription agent receives your rights certificate or your subscription payment after that time. We have the option to extend the rights offering, although we do not presently intend to do so. We may extend the rights offering by giving oral or written notice to the subscription agent before the rights offering expires, but in no event will we extend the rights offering beyond [— ], 2010. If we elect to extend the rights offering, we will issue a press release announcing the extension no later than 9:00 a.m., Eastern Time, on the next business day after the most recently announced expiration date of the rights offering.

If you hold your shares of common stock in the name of a broker, dealer, custodian bank or other nominee, the nominee will exercise the subscription rights on your behalf in accordance with your instructions. Please note that the nominee may establish a deadline that may be before the 5:00 p.m., Eastern Time, [— ], 2010, expiration date that we have established for the rights offering.

We may cancel the rights offering at any time and for any reason prior to the time the rights offering expires. If we cancel the rights offering, we will issue a press release notifying stockholders of the cancellation, and the subscription agent will return all subscription payments to subscribers, without interest or penalty, as soon as practicable.

 Unexercised Subscription Rights

In the event all or any portion of the subscription rights are not exercised prior to the expiration of the rights offering, any such unexercised rights will terminate automatically and have no value. Thereafter, no additional shares of common stock will be issued by the Company in connection with this rights offering.

Subscription Agent

The subscription agent for this offering is Computershare Trust Company, N.A.. The address to which rights certificates and payments should be mailed or delivered by overnight courier is provided below. If sent by mail, we recommend that you send documents and payments by registered mail, properly insured, with return receipt requested, and that you allow a sufficient number of days to ensure delivery to the subscription agent and clearance or payment before the rights offering expires. Do not send or deliver these materials to us or the Bank.

By mail:	By overnight courier:
Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer P.O. Box 43011 Providence, RI 02940-3011	Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer 250 Royall Street Suite V Canton, MA 02021

If you deliver subscription documents or rights certificates in a manner different than that described in this prospectus, we may not honor the exercise of your subscription rights.

Information Agent

The Company’s information agent for the rights offering is Georgeson, Inc.. If you have any questions regarding the rights offering, completing a rights certificate or submitting payment in the rights offering, please contact Georgeson, Inc. at (888) 867-6856 (toll-free) or, for banks and brokers, at (212) 440-9800 (call collect).

Any questions regarding the Company may be directed to Robert Bosi, our Chief Financial Officer, at (3203) 929-8810, Monday through Friday between 8:00 a.m. and 5:00 p.m., Eastern Time.

Fees and Expenses

We will pay all fees charged by the subscription agent, which we estimate will total $[—].

You are responsible for paying any other commissions, fees, taxes or other expenses that you may incur in connection with the exercise of your subscription rights.

No Fractional Shares

All shares will be sold at a purchase price of $[—] per share. We will not issue fractional shares.

Notice to Nominees

If you are a broker, custodian bank or other nominee holder that holds shares of our common stock for the account of others on the record date, you should notify the beneficial owners of the shares for whom you are the nominee of the rights offering as soon as possible to learn their intentions with respect to exercising their subscription rights. You should obtain instructions from the beneficial owners of our common stock. If a beneficial owner of our common stock so instructs, you should complete the rights certificate and submit it to the subscription agent with the proper subscription payment by the expiration date. You may exercise the number of subscription rights to which all beneficial owners in the aggregate otherwise would have been entitled had they been direct holders of our common stock on the record date, provided that you, as a nominee record holder, make a proper showing to the subscription agent by submitting the form entitled “Nominee Holder Certification,” which is provided with your rights offering materials. If you did not receive this form, you should contact the company’s information agent to request a copy.

Beneficial Owners

If you are a beneficial owner of shares of our common stock and will receive your subscription rights through a broker, custodian bank or other nominee, we will ask your nominee to notify you of the rights offering. If you wish to exercise your subscription rights, you will need to have your nominee act for you, as described above. To indicate your decision with respect to your subscription rights, you should follow the instructions of your nominee. If you wish instead to obtain a separate rights certificate, you should contact your nominee as soon as possible and request that a rights certificate be issued to you. You should contact your nominee if you do not receive notice of the rights offering, but you believe you are entitled to participate in the rights offering. We are not responsible if you do not receive the notice by mail or otherwise from your nominee or if you receive notice without sufficient time to respond to your nominee by the deadline established by your nominee, which may be before the 5:00 p.m., Eastern Time, [— ], 2010, expiration date.

 The Rights are Not Tradable, but are Transferable

 The subscription rights may be sold, transferred or assigned in whole or in part. Subscription rights, however, will not be listed for trading on the NASDAQ Capital Market, any other stock exchange or market, or on the OTC Bulletin Board. Any transferee of any of your subscription rights must exercise those rights in the same way and subject to the same conditions as apply to when exercising the transferred rights.

Subscription rights, whether or not transferred, must be exercised prior to the expiration of the rights offering or they will terminate. It should be noted that the resale restrictions of Rule 144 will apply to the transfer of subscription rights by affiliates of the Company and to recipients of rights transferred from such affiliates. The resale restrictions of Rule 144 also will apply to shares of common stock purchased by affiliates as a result of the exercise of rights associated with restricted shares. Please see the section of this prospectus entitled “The Rights Offering - Rule 144” for additional information.  Practically speaking, the subscription agent must receive a proper transfer of a rights certificate from a transferor by [—], 2010 for the transferee to be able to properly exercise the transferee’s own re-issued rights certificate by [—], 2010.

Rule 144

The common stock sold in this offering will be transferable without restrictions or further registration under the Securities Act of 1933, as amended, except for any of our shares purchased by an affiliate which will be subject to the resale limitations of Rule 144 promulgated under the Act. The resale restrictions of Rule 144 also will apply to the transfer of subscription rights by affiliates of the Company and to recipients of rights transferred from such affiliates.

Restricted securities may be sold in the public market only if their sales are registered under the Securities Act or are sold pursuant to an exemption from registration under Rule 144 under the Securities Act. Shares held by our affiliates may be sold subject to compliance with Rule 144 of the Securities Act. In general, under Rule 144 as currently in effect, a person who is not as “affiliate,” as that term is defined in Rule 144, of the Company at any time during the three months preceding a sale, and who has beneficially owned restricted shares of our common stock to be sold for at least six months, would be entitled to sell an unlimited number of such shares, provided current public information about us is available. In addition, under Rule 144, a person who is not one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned restricted shares of our common stock to be sold for at least one year, would be entitled to sell an unlimited number of shares immediately upon the closing of this offering without regard to whether current public information about us is available.

Our affiliates who have beneficially owned shares of our common stock for at least six months are entitled to sell within any three-month period a number of shares that does not exceed the greater of:

•	one percent of the number of shares of our common stock then outstanding; and
•	the average weekly trading volume of our common stock on The NASDAQ Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Validity of Subscriptions

We will resolve all questions regarding the validity and form of the exercise of your subscription rights, including time of receipt and eligibility to participate in the rights offering. Our determination will be final and binding. Once made, subscriptions and directions are irrevocable, and we will not accept any alternative, conditional or contingent subscriptions or directions. We reserve the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the subscription period expires, unless we waive them in our sole discretion. Neither we nor the subscription agent is under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to withdraw or cancel the rights offering, only when the subscription agent receives a properly completed and duly executed rights certificate and any other required documents and the full subscription payment including final clearance of any uncertified check. Our interpretations of the terms and conditions of the rights offering will be final and binding.

Return of Funds

The subscription agent will hold funds received in payment for shares in a segregated account pending completion of the rights offering. The subscription agent will hold this money in escrow until the rights offering is completed or is withdrawn and cancelled. If the rights offering is cancelled for any reason, all subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable.

Shareholder Rights

You will have no rights as a holder of the shares of our common stock you purchase in the rights offering until certificates representing the shares of our common stock are issued to you, or your account at your nominee is credited with the shares of our common stock purchased in the rights offering.

No Revocation or Change

Once you submit the rights certificate or have instructed your nominee of your subscription request, you are not allowed to revoke or change the exercise or request a refund of monies paid. All exercises of subscription rights are irrevocable, even if you learn information about us that you consider to be unfavorable. You should not exercise your subscription rights unless you are certain that you wish to purchase shares at the subscription price.

Foreign Shareholders

We will not mail this prospectus or rights certificates to stockholders with addresses that are outside the United States or that have a military post office or a foreign post office address. The subscription agent will hold these rights certificates for their account. To exercise subscription rights, our foreign stockholders must notify the subscription agent prior to 11:00 a.m., Eastern Time, at least three business days prior to the expiration of the rights offering and demonstrate to the satisfaction of the subscription agent that the exercise of such subscription rights does not violate the laws of the jurisdiction of such stockholder.

U.S. Federal Income Tax Treatment of Rights Distribution

For U.S. federal income tax purposes, you should not recognize income or loss upon receipt or exercise of these subscription rights to purchase our shares for the reasons described below in “Certain U.S. Federal Income Tax Consequences.”

No Recommendation to Rights Holders

Our board of directors is not making a recommendation regarding your exercise of the subscription rights. Shareholders who exercise subscription rights risk investment loss on money invested. The market price for our common stock may decline to a price that is less than the subscription price and, if you purchase shares at the subscription price, you may not be able to sell the shares in the future at the same price or a higher price. You should make your decision based on your assessment of our business and financial condition, our prospects for the future and the terms of this rights offering. Please see “Risk Factors” for a discussion of some of the risks involved in investing in our common stock.

Shares of Our Common Stock Outstanding After the Rights Offering

As of April 9, 2010, 20,619,417 shares of our common stock were issued and outstanding. If the rights offering is fully subscribed through the exercise of the subscription rights, then an additional [—] shares of our common stock will be issued and outstanding after the closing of the rights offering, for a total of [—] shares of common stock outstanding. The preceding sentence assumes that, during the rights offering, we issue no other shares of our common stock and that no options for our common stock are exercised.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of certain United States federal income tax consequences to U.S. holders (as defined below) of the receipt, ownership and disposition of the subscription rights acquired in the rights offering and the ownership of shares of common stock received upon exercise of the subscription rights or, if applicable, upon exercise of the over-subscription privilege. This discussion is based upon the provisions of the United States Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated by the Treasury Department thereunder, and administrative rulings and judicial decisions, in each case as of the date hereof. These authorities are subject to differing interpretations and may be changed, perhaps retroactively, resulting in United States federal income tax consequences different from those discussed below. We have not sought any ruling from the United States Internal Revenue Service (“IRS”) with respect to the statements made and the conclusions reached in this discussion, and there can be no assurance that the IRS will agree with such statements and conclusions. This discussion applies only to U.S. holders who acquire the subscription rights in the rights offering. Further, this discussion assumes that the subscription rights or shares of common stock issued upon exercise of the subscription rights or, if applicable, the over-subscription privilege will be held exclusively as capital assets within the meaning of Section 1221 of the Code. In addition, this summary does not address all tax considerations that may be applicable to your particular circumstances or to you if you are a U.S. holder that may be subject to special tax rules, including, without limitation:

•	banks, insurance companies or other financial institutions;

•	regulated investment companies;

•	real estate investment trusts;

•	dealers in securities or commodities;

•	traders in securities that elect to use a mark-to-market method of accounting for securities holdings;

•	tax-exempt organizations;

•	persons liable for alternative minimum tax;

•	persons that hold shares of common stock as part of a straddle or a hedging or conversion transaction;

•	retirement plans, individual retirement accounts, or other tax deferred accounts;

•	partnerships or other entities treated as partnerships for United States federal income tax purposes; or

•	persons whose “functional currency” is not the United States dollar

You are a U.S. holder if you are a beneficial owner of subscription rights or shares of common stock and you are:

•	an individual citizen or resident of the United States,

•
a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

•	an estate whose income is subject to United States federal income tax regardless of its source, or

•
a trust if it (1) is subject to the primary supervision of a court within the United States and one or more “United States persons,” as defined in the Code, have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury Department regulations to be treated as a United States person.

If a partnership (including any entity treated as a partnership for United States federal income tax purposes) receives the subscription rights or holds shares of common stock received upon exercise of the subscription rights or the over-subscription privilege, the tax treatment of a partner in a partnership generally will depend upon the status of the partner and the activities of the partnership. Such a partner or partnership should consult its own tax advisor as to the United States federal income tax consequences of the receipt and ownership of the subscription rights or the ownership of shares of common stock received upon exercise of the subscription rights or, if applicable, upon exercise of the over-subscription privilege.

This discussion addresses only certain aspects of United States federal income taxation. This discussion also does not address any federal non-income, state, local or foreign tax considerations to U.S. holders, nor does it address any tax considerations to persons other than U.S. holders.  You should consult your own tax advisor regarding the United States federal, state, local, non-U.S. and other tax consequences of the receipt, ownership and disposition of the subscription rights acquired in the rights offering and the ownership of shares of common stock received upon exercise of the subscription rights or, if applicable, upon exercise of the over-subscription privilege.

Taxation of Subscription Rights

Receipt of Subscription Rights

Your receipt of subscription rights in the rights offering should be treated as a nontaxable distribution for United States federal income tax purposes under Section 305(a) of the Code because the distribution of the subscription rights should not be deemed a “disproportionate distribution” under Section 305(b), as described below.  This position is not binding on the IRS, or the courts, however.  If this position is finally determined by the IRS or a court to be incorrect, the fair market value of the subscription rights would be taxable to holders of our common stock as a dividend to the extent of the holder’s pro rata share of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain. The distribution of the subscription rights would be taxable under Section 305(b) of the Code if it were a distribution or part of a series of distributions, including deemed distributions, that have the effect of the receipt of cash or other property by some of our shareholders and an increase in the proportionate interest of other shareholders in our assets or earnings and profits, if any. Distributions having this effect are referred to as “disproportionate distributions.”

The discussion below assumes that the receipt of subscription rights will be treated as a nontaxable distribution.

Tax Basis and Holding Period of Subscription Rights

Your tax basis of the subscription rights for United States federal income tax purposes will depend on the fair market value of the subscription rights you receive and the fair market value of your existing shares of common stock on the date you receive the subscription rights.

•
If the fair market value of the subscription rights you receive is 15% or more of the fair market value of your existing shares of common stock on the date you receive the subscription rights, then you must allocate the tax basis of your existing shares of common stock between the existing shares of common stock and the subscription rights you receive in proportion to their respective fair market values determined on the date you receive the subscription rights.

•
If the fair market value of the subscription rights you receive is less than 15% of the fair market value of your existing shares of common stock on the date you receive the subscription rights, the subscription rights will be allocated a zero tax basis, unless you elect to allocate the tax basis of your existing shares of common stock between the existing shares of common stock and the subscription rights you receive in proportion to their respective fair market values determined on the date you receive the subscription rights. If you choose to allocate the tax basis between your existing shares of common stock and the subscription rights, you must make this election on a statement included with your United States federal income tax return for the taxable year in which you receive the subscription rights. Such an election is irrevocable.

The fair market value of the subscription rights on the date the subscription rights are distributed is uncertain, and we have not obtained, and do not intend to obtain, an appraisal of the fair market value of the subscription rights on that date. In determining the fair market value of the subscription rights, you should consider all relevant facts and circumstances, including any difference between the subscription price of the subscription rights and the trading price of our common stock on the date that the subscription rights are distributed, the length of the period during which the subscription rights may be exercised and the fact that the subscription rights are transferable.

Your holding period of the subscription rights will include your holding period of the shares of common stock with respect to which the subscription rights were distributed.

Exercise of Subscription Rights

You generally will not recognize gain or loss upon exercise of the subscription rights. The tax basis of the shares of common stock you receive upon exercise of the subscription rights or, if applicable, upon exercise of the over-subscription privilege generally will equal the sum of (i) the subscription price and (ii) the tax basis, if any, of the subscription rights as determined above. Your holding period of the shares of common stock you receive upon exercise of the subscription rights or, if applicable, upon exercise of the over-subscription privilege will begin on the date the subscriptions rights are exercised.

Expiration of Subscription Rights

If you do not exercise the subscription rights, you should not recognize a gain or loss for United States federal income tax purposes and any portion of the tax basis of your existing shares of common stock previously allocated to the subscription rights not exercised, if any, will be re-allocated to the existing common stock.

Sale or Other Disposition of Subscription Rights

If you sell or otherwise dispose of the subscription rights received in the rights offering prior to the expiration date, you will recognize capital gain or loss equal to the difference between (a) the proceeds of sale and (b) your tax basis, if any, in the subscription rights being sold or otherwise disposed of (determined as described above).  Any capital gain or loss will be long-term capital gain or loss if the holding period for the subscription rights, determined as described in “—Tax Basis and Holding Period of the Subscription Rights” above, exceeds one year at the time of disposition.

Taxation of Common Stock

Distributions with respect to shares of common stock received upon exercise of the subscription rights or the over-subscription privilege will be taxable as dividend income when actually or constructively received to the extent of our current or accumulated earnings and profits, if any, as determined for United States federal income tax purposes. To the extent that the amount of a distribution exceeds our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital to the extent of your adjusted tax basis of such shares of common stock and thereafter as capital gain.

Subject to certain exceptions for short-term and hedged positions, distributions constituting dividend income received by certain non-corporate U.S. holders, including individuals, in respect of the shares of common stock in taxable years beginning before January 1, 2011 are generally taxed at a maximum rate of 15%. Similarly, subject to similar exceptions for short-term and hedged positions, distributions on the shares of common stock constituting dividend income paid to U.S. holders that are domestic corporations generally will qualify for the dividends-received deduction. You should consult your own tax advisor regarding the availability of the reduced dividend tax rate and the dividends-received deduction in light of your particular circumstances.

If you sell or otherwise dispose of any shares of the common stock, you will generally recognize capital gain or loss equal to the difference between your amount realized and your adjusted tax basis of such shares of common stock. Such capital gain or loss will be long-term capital gain or loss if your holding period for such shares of common stock is more than one year. Long-term capital gain of a non-corporate U.S. holder, including individuals, that is recognized in taxable years beginning before January 1, 2011 is generally taxed at a maximum rate of 15%. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

In general, payments made to you of proceeds from the sale of subscription rights or rights shares may be subject to information reporting to the IRS and possible U.S. federal backup withholding (currently at a rate of 28%). Backup withholding will not apply if you furnish a correct taxpayer identification number (certified on the IRS Form W-9) or otherwise establish that you are exempt from backup withholding. Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability. You may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

You should consult your own tax advisor regarding your qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable.

THIS SUMMARY IS ONLY A GENERAL DISCUSSION AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, LEGAL, OR TAX ADVICE.  THE U.S. FEDERAL INCOME TAX TREATMENT OF THE SUNSCRIPTION RIGHTS IS COMPLEX AND POTENTIALLY UNFAVORABLE TO U.S. HOLDERS.  ACCORDINGLY, EACH U.S. HOLDER WHO ACQUIRES RIGHTS IS STRONGLY URGED TO CONSULT HIS, HER OR ITS OWN TAX ADVISER WITH RESPECT TO THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN INCOME, ESTATE AND OTHER TAX CONSEQUENCES OF THE ACQUISITION OF THE RIGHTS, WITH SPECIFIC REFERENCE TO SUCH PERSON’S PARTICULAR FACTS AND CIRCUMSTANCES.

USE OF PROCEEDS

We currently intend to use the estimated net proceeds from the sale of these securities for working capital and other general corporate purposes. Working capital and other general corporate purposes may include research and development expenditures, capital expenditures and any other purpose that we may specify in any prospectus supplement, including repayment of $7.5 million principal amount outstanding as of March 31, 2010 of certain indebtedness of the Company under our 5.45% Convertible Notes due 2011. We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities. Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities. Our plans to use the estimated net proceeds from the sale of these securities may change, and if they do, we will update this information in a prospectus supplement.

PLAN OF DISTRIBUTION

Overview

We will distribute the subscription rights certificates and copies of this prospectus to individuals who owned shares of our common stock at 5:00 p.m. Eastern Time on [●], 2010. If you wish to exercise your subscription rights and purchase shares, you should complete the rights certificate and return it with payment for the shares to the subscription agent at the following address:

By mail:	By overnight courier:
Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer P.O. Box 43011 Providence, RI 02940-3011	Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer 250 Royall Street Suite V Canton, MA 02021

See “The Rights Offering—Method of Exercising Subscription Rights.” If you have any questions about whether your completed rights certificate or payment has been received, you may call our information agent, Georgeson, Inc., at (888) 867-6856 (toll-free) or, for banks and brokers, at (212) 440-9800 (call collect).

Financial Advisor

We have not engaged any dealer-manager or any broker-dealer to engage in solicitation of the exercise of rights or to underwrite the rights offering.  However, we have engaged Needham & Company, LLC as our financial advisor in connection with financing alternatives, including the rights offering, for which it will be paid a customary fee. Needham & Company has not prepared any report or opinion constituting a recommendation to us or any subscriber for our shares of common stock., nor has  Needham & Company prepared an opinion as to the purchase price or terms of the rights offering.  Needham & Company expresses no opinion and makes no recommendation to the holders of our common stock as to the purchase by any person of any shares of our common stock. Needham & Company also expresses no opinion as to the prices at which common stock to be distributed in connection with the rights offering may trade if and when they are issued or at any future time.

Needham & Company does not have any obligation or commitment to sell any shares of common stock in the rights offering or to acquire any shares for its own account or with a view to their distribution or otherwise act in any other capacity whatsoever as an underwriter or agent.

We have agreed to indemnify Needham & Company against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments that Needham & Company may be required to make in respect of these liabilities.

Directors, Executive Officers and Employees

We are offering shares directly to you pursuant to the rights offering. Our directors and executive officers may participate in the solicitation of our stockholders for the exercise of subscription rights for the purchase of shares. We will reimburse these persons for their reasonable out-of-pocket expenses incurred in connection with any solicitation. Other employees of TranSwitch may assist in the rights offering in ministerial capacities, providing clerical work in effecting an exercise of subscription rights or answering questions of a ministerial nature. Other questions from prospective purchasers will be directed to our executive officers. Our other employees have been instructed not to solicit the exercise of subscription rights for the purchase of shares or to provide advice regarding the exercise of subscription rights. None of our officers, directors or employees will be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on the transactions in the subscription rights or shares.

DESCRIPTION OF COMMON STOCK

The following summary of the terms of our common stock is subject to and qualified in its entirety by reference to our amended and restated certificate of incorporation, as amended, and by-laws, copies of which are on file with the SEC as exhibits to previous SEC filings. This summary may not contain all the information that is important to you.  Please refer to “Where You Can Find More Information” below for directions on obtaining these documents.

We currently have authority to issue 301,000,000 shares of stock: 300,000,000 shares of common stock par value of $0.001 per share and 1,000,000 shares of preferred stock par value of $0.01 per share.  As of April 9, 2010, we had 20,619,417 shares of common stock outstanding.  We have proposed an amendment to our amended and restated certificate of incorporation, as amended to our stockholders for their consideration at our annual meeting of stockholders to be held on May 20, 2010 to reduce the number of shares of our authorized capital stock from 301,000,000 shares to 37,625,000 to reflect the reverse stock split effected on November 23, 2009.

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available for payment of dividends, as the board may from time to time determine. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Our certificate of incorporation does not provide for cumulative voting for the election of directors, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election. The common stock is not subject to conversion or redemption. Each outstanding share of common stock offered by this prospectus will, when issued, be fully paid and nonassessable.

Rights Plan

We entered into a rights agreement on October 1, 2001, which was subsequently amended on February 24, 2006, pursuant to which our board of directors enacted a stockholder rights plan and declared a dividend of one preferred share purchase right for each outstanding share of our common stock outstanding at the close of business on October 1, 2001 to the stockholders of record on that date. Each stockholder of record as of October 1, 2001 received a summary of the rights and any new stock certificates issued after the record date contain a legend describing the rights. Each preferred share purchase right entitles the registered holder to purchase from us one one-thousandth of a share of our Series A Junior Participating Preferred Stock, par value $0.01 per share, at a price of $400.00 per one one-thousandth of a Preferred share of Preferred Stock, subject to adjustment, upon the occurrence of certain triggering events, including the purchase of 15% or more of our outstanding common stock by a third party. Until a triggering event occurs, the common stockholders have no right to purchase shares under the stockholder rights plan. If the right to purchase the preferred stock is triggered, the common stockholders will have the ability to purchase a sufficient amount of stock to significantly dilute the 15% or greater holder.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. Its telephone number is (781) 575-2000.

Listing

Our common stock is listed on The NASDAQ Capital Market under the symbol “TXCC.”

The following paragraphs summarize certain provisions of the Delaware General Corporation Law and our certificate of incorporation and by-laws. The summary is subject to and qualified in its entirety by reference to the Delaware General Corporation Law and to our certificate of incorporation and by-laws, copies of which are on file with the SEC. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents.

CERTAIN ANTI-TAKEOVER PROVISIONS OF OUR  CERTIFICATE OF INCORPORATION AND BY-LAWS AND DELAWARE LAW

Blank Check Preferred Stock.

We have shares of preferred stock available for future issuance without stockholder approval. The existence of authorized but unissued shares of preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of us or our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

Section 203 of the Delaware General Corporation Law

Section 203 of the Delaware General Corporation Law is applicable to corporate takeovers of Delaware corporations. Subject to exceptions enumerated in Section 203, Section 203 provides that a corporation shall not engage in any business combination with any “interested stockholder” for a three-year period following the date that the stockholder becomes an interested stockholder unless:

•	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, though some shares may be excluded from the calculation; and

•
on or subsequent to that date, the business combination is approved by the board of directors of the corporation and by the affirmative votes of holders of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Except as specified in Section 203, an interested stockholder is generally defined to include any person who, together with any affiliates or associates of that person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, any time within three years immediately prior to the relevant date. Under some circumstances, Section 203 makes it more difficult for an interested stockholder to effect various business combinations with a corporation for a three-year period. Our certificate of incorporation and by-laws do not exclude TranSwitch from the restrictions imposed under Section 203. We expect that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors. These provisions may have the effect of deterring hostile takeovers or delaying changes in control of TranSwitch, which could depress the market price of our stock and which could deprive stockholders of opportunities to realize a premium on shares of our stock held by them.

Certain Provisions in our Certificate of Incorporation and By-laws

The following is a summary of certain provisions of  our certificate of incorporation and our by-laws. This summary does not purport to be complete and is qualified in its entirety by reference to the corporate law of Delaware and our certificate of incorporation and by-laws.

Our certificate of incorporation and by-laws contain various provisions intended to promote the stability of our stockholder base and render more difficult certain unsolicited or hostile attempts to take us over that could disrupt TranSwitch, divert the attention of our directors, officers and employees and adversely affect the independence and integrity of our business.

Pursuant to our certificate of incorporation, the number of directors is fixed by our board of directors. Pursuant to our by-laws, directors elected by stockholders at an annual meeting of stockholders will be elected by a plurality of all votes cast.

Our by-laws provide that a special meeting of stockholders may be called only by the Chairman of the board of directors, a majority of the board of directors or the President of TranSwitch. Stockholders are not permitted to call, or to require that the board of directors call, a special meeting of stockholders. Moreover, the business permitted to be conducted at any special meeting of stockholders is limited to the business brought before the meeting pursuant to the notice of the meeting given by us. In addition, our certificate of incorporation provides that any action taken by our stockholders must be effected at an annual or special meeting of stockholders and may not be taken by written consent instead of a meeting. Our by-laws establish an advance notice procedure for stockholders to nominate candidates for election as directors or to bring other business before meetings of our stockholders.

Our certificate of incorporation requires the affirmative vote of the holders of at least 75% of the shares of all classes of stock entitled to vote for the election of directors, voting together as a single class, to amend or repeal any provision of our by-laws, amend or repeal the provision of our certificate of incorporation relating to amendments to our by-laws or adopt any provision inconsistent with such provisions.

Our certificate of incorporation requires the affirmative vote of the holders of at least 75% of the shares of all classes of stock entitled to vote for the election of directors, voting together as a single class, to amend or repeal the provisions of our certificate of incorporation relating to the election of directors or adopt any provision inconsistent with such provisions.

LEGAL MATTERS

Certain legal matters, including the legality of the securities offered, will be passed upon for us by Brown Rudnick LLP, Boston, Massachusetts. If the securities are distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of TranSwitch Corporation and subsidiaries (TranSwitch) as of December 31, 2009 and 2008, and for each of the years in the three-year period ended December 31, 2009, the related financial statement schedule, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009 have been included herein in reliance on the report of UHY LLP, independent registered public accounting firm, also included herein and given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a Registration Statement on Form S-1 filed by us with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the Registration Statement, including the exhibits to the Registration Statement and documents incorporated by reference. Statements contained in this prospectus concerning the provisions of such documents are summaries only and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

We file periodic reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also inspect and copy these materials at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can also obtain copies of such material at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

Our Internet address is www.transwitch.com. The information on our Internet website is not incorporated by reference in this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

We “incorporate by reference” into this prospectus information we file with the SEC, which means that we can disclose important information to you by referring you to documents incorporated by reference. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference. In the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

Other than any portions of any such documents that` are not deemed “filed” under the Securities Exchange Act of 1934 (“Exchange Act”) in accordance with the Exchange Act and applicable SEC rules, we incorporate by reference the documents listed below:

•
Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC on March 16, 2010 including information specifically incorporated by reference into our Form 10-K from our definitive Proxy Statement for our 2009 annual meeting of stockholders;

•	Current Reports on Form 8-K as filed with the SEC on January 4, 2010 and March 22, 2010; and

•	The description of our Capital Stock contained in our registration statement on Form 8-A, dated April 28, 1995.

You may request a copy of these documents, which will be provided to you at no cost, by contacting:

TranSwitch Corporation
Three Enterprise Drive
Shelton, Connecticut 06484
 Attn: Investor Relations Department
 (203) 929-8810

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

TRANSWITCH CORPORATION AND SUBSIDIARIES

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

AND FINANCIAL STATEMENT SCHEDULE

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors
TranSwitch Corporation

We have audited the accompanying consolidated balance sheets of TranSwitch Corporation and subsidiaries (the Company) as of December 31, 2009 and 2008, and the related consolidated statements of operations, stockholders' equity and comprehensive loss, and cash flows for each of the years in the three-year period ended December 31, 2009.  Our audit also included the financial statement schedule listed in the Index at Item 8. We have also audited the Company’s internal control over financial reporting as of December 31, 2009, based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).  These financial statements and schedule are the responsibility of the Company's management.  Further, the Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting included in Management’s Annual Report on Internal Control over Financial Reporting under Item 9A. Our responsibility is to express an opinion on these financial statements and schedules, and an opinion on the Company’s internal control over financial reporting based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances.  We believe that our audits provide a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2009 and 2008, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.  Also in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein. Further, in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

As discussed in Note 12, the Company adopted, as required, new accounting standards for uncertain tax positions effective January 1, 2007.

/s/ UHY LLP

New Haven, Connecticut
March 16, 2010

TRANSWITCH CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except par value)

	December 31, 2009	December 31, 2008
ASSETS

Current assets:
Cash and cash equivalents	$2,343	$7,462
Restricted cash	2,732	4,852
Short-term investments	-	2,970
Accounts receivable (net of allowance for doubtful accounts of $516 in 2009 and $536 in 2008)	11,667	12,865
Inventories	4,183	4,504
Prepaid expenses and other current assets	2,299	2,526

Total current assets	23,224	35,179

Property and equipment, net	1,268	2,029
Goodwill	14,144	25,079
Other intangible assets, net	9,840	11,454
Investments in non-publicly traded companies	2,989	2,963
Deferred financing costs, net	193	403
Other assets	1,298	1,320

Total assets	$52,956	$78,427

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$4,949	$4,240
Accrued expenses and other current liabilities	15,977	22,231
Current portion of 5.45% Convertible Notes due 2011	5,004	-

Total current liabilities	25,930	26,471

Restructuring liabilities	10,593	19,664
5.45% Convertible Notes due 2010	-	10,013
5.45% Convertible Notes due 2011, less current portion	3,758	-

Total liabilities	40,281	56,148

Commitments and contingencies
Stockholders’ equity:
Common stock, $.001 par value: authorized - 300,000,000 shares; issued - 20,012,521 shares at December 31, 2009 and 19,834,292 shares at December 31, 2008	20	20
Additional paid-in capital	382,935	381,523
Accumulated other comprehensive income – currency translation	551	36
Common stock held in treasury (20,794 shares), at cost	(118)	(118)
Accumulated deficit	(370,713)	(359,182)

Total stockholders’ equity	12,675	22,279

Total liabilities and stockholders’ equity	$52,956	$78,427

See accompanying notes to consolidated financial statements.

TRANSWITCH CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Years ended December 31,
	2009	2008	2007
Net revenues:
Product revenues	$50,709	$40,003	$29,310
Service revenues	5,398	1,931	3,255

Total net revenues	56,107	41,934	32,565
Cost of revenues:
Cost of product revenues	21,393	16,730	10,514
Provision for excess and obsolete inventories	678	316	443
Cost of service revenues	2,552	994	1,437

Total cost of revenues	24,623	18,040	12,394

Gross profit	31,484	23,894	20,171
Operating expenses:
Research and development	19,132	24,568	21,703
Marketing and sales	10,413	8,816	10,223
General and administrative	8,038	6,678	5,617
Restructuring (credits) charges, net	(6,257)	3,804	1,428
Impairment of goodwill	10,075	—	—
Reversal of accrued royalties	(197)	(198)	—

Total operating expenses	41,204	43,668	38,971

Operating loss	(9,720)	(19,774)	(18,800)
Other (expense) income:
Other (expense) income	(750)	81	—
Impairment of investments in non-publicly traded companies	(31)	—	(109)
Change in fair value of derivative liability	—	(347)	980
Gain (loss) on extinguishment of debt	—	4,491	(351)
Interest:
Interest income	122	934	2,457
Interest expense	(787)	(1,941)	(3,606)

Interest expense, net	(665)	(1,007)	(1,149)

Total other (expense) income, net	(1,446)	3,218	(629)

Loss before income taxes	(11,166)	(16,556)	(19,429)
Income taxes	365	490	283

Net loss	$(11,531)	$(17,046)	$(19,712)

Basic and diluted loss per common share:
Net loss	$(0.58)	$(0.99)	$(1.19)

Basic and diluted average common shares outstanding	19,938	17,260	16,566

See accompanying notes to consolidated financial statements.

TRANSWITCH CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
AND COMPREHENSIVE LOSS
(dollars in thousands)

	Common stock		Common stock held in	Additional paid-in	Accumulated other comprehensive	Accumulated
	Shares	Amount	treasury	capital	income	deficit	Total
Balance at December 31, 2006	16,014,152	$16	$—	$346,058	$404	$(322,424)	$24,054

Comprehensive loss:
Net loss						(19,712)	(19,712)
Currency translation adjustment					454	—	454

Total comprehensive loss							(19,258)

Stock compensation	10,679	—	—	1,980	—	—	1,980
Shares of common stock issued in connection with business acquisition	468,339	1	—	5,544	—	—	5,545
Shares of common stock issued under stock option and stock purchase plans	144,134	—	—	1,347	—	—	1,347

Balance at December 31, 2007	16,637,304	$17	$—	$354,929	$858	$(342,136)	$13,668

Comprehensive loss:
Net loss						(17,046)	(17,046)
Currency translation adjustment					(822)	—	(822)

Total comprehensive loss							(17,868)

Stock compensation	49,136	—	—	1,516	—	—	1,516
Shares of common stock issued in connection with business acquisition	3,125,000	3	—	24,947	—	—	24,950
Shares of common stock issued under stock option and stock purchase plans	22,852	—	—	131	—	—	131
Repurchase of 20,794 shares of common stock	—	—	(118)	—	—	—	(118)

Balance at December 31, 2008	19,834,292	$20	$(118)	$381,523	$36	$(359,182)	$22,279

Comprehensive loss:
Net loss						(11,531)	(11,531)
Currency translation adjustment					515	—	515

Total comprehensive loss							(11,016)

Stock compensation	97,895	—	—	1,305	—	—	1,305
Shares of common stock issued under stock option and stock purchase plans	39,234	—	—	108	—	—	108
Shares of common stock issued under restricted stock plan	41,352	—	—	—	—	—	—
Payout of fractional shares as a result of reverse stock split	(252)	—	—	(1)	—	—	(1)

Balance at December 31, 2009	20,012,521	$20	$(118)	$382,935	$551	$(370,713)	$12,675

See accompanying notes to consolidated financial statements.

TRANSWITCH CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)

	Years ended December 31,
	2009	2008	2007
Operating activities:
Net loss	$(11,531)	$(17,046)	$(19,712)
Adjustments required to reconcile net loss to net cash flows used by operating activities, net of effects of acquisitions:
Depreciation and amortization	2,669	4,020	4,527
Amortization of debt discount and deferred financing fees	210	569	1,536
(Gain) loss on extinguishment of debt	—	(4,491)	351
(Benefit) provision for doubtful accounts	(20)	(87)	150
Provision for excess and obsolete inventories	678	316	443
Non-cash restructuring (credits) charges, net	(6,257)	3,762	1,428
Stock-based compensation expense	1,305	1,516	1,970
Impairment of investments in non-publicly traded companies	31	—	109
Impairment of goodwill	10,075	—	—
Change in fair value of derivative liability	—	179	(980)
Loss on retirement of property and equipment	—	74	—
Reversal of accrued royalties	(197)	(198)	—
Other non-cash items	26	15	—
Changes in operating assets and liabilities:
Accounts receivable	1,218	(3,452)	(1,166)
Inventories	(357)	437	146
Prepaid expenses and other assets	248	505	(118)
Accounts payable	709	747	435
Accrued expenses and other current liabilities	(1,219)	(2,131)	(124)
Obligation under deferred revenue	(28)	146	37
Restructuring liabilities	(6,682)	(3,427)	(1,793)

Net cash used by operating activities	(9,122)	(18,546)	(12,761)

Investing activities:
Capital expenditures	(348)	(592)	(3,884)
Investments in non-publicly traded companies	(57)	(65)	(42)
Acquisition of business, net of cash acquired	—	7,369	(1,650)
Change in restricted cash	2,120	(2,286)	—
Purchases of short and long-term investments	—	(10,630)	—
Proceeds from sales and maturities of short and long-term investments	2,970	8,658	—

Net cash provided (used) by investing activities	4,685	2,454	(5,576)

Financing activities:
Issuance of common stock under employee stock plans	108	131	1,346
Payments to extinguish debt	—	(9,900)	(8,908)
Principal payments on 5.45% Convertible Notes due 2011	(1,251)	—	—
Proceeds from issuance of debt (net of fees)	—	—	1,901
Purchase of 20,794 shares of common stock for treasury	—	(118)	—

Net cash used by financing activities	(1,143)	(9,887)	(5,661)

Effect of exchange rate changes on cash and cash equivalents	461	(657)	373

Change in cash and cash equivalents	(5,119)	(26,636)	(23,625)
Cash and cash equivalents at beginning of year	7,462	34,098	57,723

Cash and cash equivalents at end of year	$2,343	$7,462	$34,098

See accompanying notes to consolidated financial statements.

TRANSWITCH CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(Tabular dollars in thousands, except share and per share amounts)

Note 1.    Business and Summary of Significant Accounting Policies

Description of Business

TranSwitch Corporation was incorporated in Delaware on April 26, 1988 and is headquartered in Shelton, Connecticut. TranSwitch Corporation and its subsidiaries (collectively, “TranSwitch” or the “Company”) design, develop and supply innovative highly-integrated semiconductor solutions that provide core functionality for voice, data and video communications network equipment.  TranSwitch customers, for these semiconductor products, are the original equipment manufacturers (“OEMs”) who supply wire-line and wireless network operators who provide voice, data and video services to end users such as consumers, corporations, municipalities etc. The Company’s system-on-a-chip products incorporate digital and mixed-signal semiconductor technology and related embedded software. In addition to its system-on-a-chip products, the Company has been in the business of licensing intellectual property cores to both OEMs as well as other semiconductor companies.  TranSwitch also licenses proprietary video interconnect technology that enables the transmission and reception of both HDMI and DisplayPort.

Principles of Consolidation

The consolidated financial statements include the accounts of TranSwitch Corporation and its subsidiaries. All significant intercompany accounts and transactions have been eliminated.

Use of Estimates

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and revenues and expenses during the period reported. Actual results could differ from those estimates. Estimates relate to uncollectable accounts receivable, excess or slow-moving or obsolete inventories, impairment of assets, product warranty allowances, depreciation and amortization, income taxes, sales returns and allowances, stock rotation allowances and contingencies. Estimates and assumptions are reviewed periodically, and the effects of revisions are reflected in the consolidated financial statements in the period they are determined to be necessary.

Liquidity

 The Company has incurred significant operating losses and used cash in its operating activities for the past several years. Operating losses have resulted from inadequate sales levels for the cost structure. The Company has made business acquisitions in each of the past three years prior to 2009 to increase revenue. In addition, in the fourth quarter of 2008 and the first quarter of 2010, the Company executed restructurings to eliminate cost redundancies and enhance operating effectiveness. The Company’s management believes it now has an appropriate cost structure for its anticipated sales. Management believes that operating expenses have been reduced to the point where the Company can break even, excluding stock compensation costs and amortization of purchased intangibles, at the rate of sales of $13.0 million per quarter. As such, management believes that the Company will provide sufficient cash flows to fund its operations in the ordinary course of business through at least the next twelve months. There can be no assurance that the anticipated sales level will be achieved. In addition, the Company entered into a bank financing agreement which provides for $5,000,000 of borrowing capacity based on specified levels of eligible accounts receivable (see Note 20).

Cash, Cash Equivalents and Investments

All highly liquid investments with an original maturity of three months or less when purchased are considered cash equivalents. Cash equivalents consist of money market funds as of December 31, 2009 and 2008. The majority of the Company’s cash and cash equivalents balances are maintained with a limited number of major financial institutions. Cash and cash equivalents balances at institutions may, at times, be above the Federal Deposit Insurance Corporation insured limit of $0.25 million per account.

Short-term investments as of December 31, 2008 consist of government bonds which are all due within one year. Such investments are classified as held-to-maturity. Held-to-maturity securities are those securities which the Company has both the ability and intent to hold to maturity. Held-to-maturity securities are stated at amortized cost. Amortized cost and accrued interest as of December 31, 2008 approximate market value.

TRANSWITCH CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(Tabular dollars in thousands, except share and per share amounts)

Fair Value of Financial Instruments

The carrying amounts for cash and cash equivalents, short-term investments, accounts receivable, and accounts payable approximate fair value. The fair value of the outstanding 5.45% Convertible Notes due 2011 was estimated at approximately $8.8 million as of December 31, 2009 based on current market conditions and the fair value of the outstanding 5.45% Convertible Notes due 2010 was estimated at approximately $6.6 million as of December 31, 2008 based on market conditions.  The fair value of investments in non-publicly traded companies is not readily determinable.

Inventories

Inventories are carried at the lower of cost (determined on a weighted-average cost basis) or estimated net realizable value.

Product Licenses

All product licenses were fully amortized as of December 31, 2008. Prior thereto product licenses were amortized using the greater of: (1) the amount computed using the ratio of a product’s current gross revenues to the product’s total of current and estimated future gross revenues; or (2) the straight-line method over the estimated useful life of the asset, generally three to five years, not to exceed the term of the license.

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation and amortization. Any gain or loss resulting from sale or retirement is included in the consolidated statement of operations. Repairs and maintenance are expensed as incurred while renewals and betterments are capitalized.

Goodwill

Goodwill represents the excess of the purchase price over the fair value of identifiable net assets of the business acquired.  The Company reviews goodwill for potential impairment at least annually.

Other Intangible Assets

Other intangible assets consist of purchased customer relationships and developed technology and are stated at cost, less accumulated amortization. Customer relationships and developed technology are being amortized by the straight line method over their estimated economic useful lives ranging from five to ten years.

Deferred Financing Costs

Deferred financing costs are being amortized using the interest method over the term of the related debt. Unamortized deferred financing fees were $0.2 million and $0.4 million as of December 31, 2009 and 2008, respectively. Amortization, included in the consolidated statement of operations as a component of interest expense, was $0.2 million, $0.6 million, and $0.5 million for 2009, 2008 and 2007, respectively.

Impairment of Intangibles and Long-Lived Assets

The Company reviews long-lived and intangible assets (including goodwill) for impairment at least annually, or whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. When factors indicate that a long-lived asset should be evaluated for possible impairment, an estimate of the related asset’s undiscounted future cash flows over the remaining life of the asset is made to measure whether the carrying value is recoverable. Any impairment is measured based upon the excess of the carrying value of the asset over its estimated fair value which is generally based on an estimate of future discounted cash flows. A significant amount of management judgment is used in estimating future discounted cash flows.

The Company’s impairment reviews of goodwill were performed using a fair-value method and discounted cash flow models with estimated cash flows based on internal forecasts which included terminal values based on current market valuation metrics.  The fair value represents the amount at which a reporting unit could be bought or sold in a current transaction between willing parties on an arms-length basis.  In estimating fair value, the Company used its common stock’s market price to determine fair value and other valuation metrics. In addition, the Company performed discounted cash flow analysis on the reporting units to determine fair value.  During the fourth quarter of 2009, impairment testing performed by the Company indicated that the estimated fair values of two reporting units tested were less than their corresponding carrying amounts. As a result of the analyses performed, the Company recorded a goodwill impairment charge of $10.1 million. The impaired goodwill related to business acquisitions in 2007 and 2006.

TRANSWITCH CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(Tabular dollars in thousands, except share and per share amounts)

Investments in Non-Publicly Traded Companies

The Company has minority investments in certain non-publicly traded companies. Depending on the Company’s level of ownership and whether or not the Company has the ability to exercise significant influence, these investments are accounted for by either the cost or equity method. All such investments as of December 31, 2009 and 2008 are accounted for by the cost method.  These investments are reviewed periodically for impairment.

Revenue Recognition

Net revenues from product sales are recognized at the time of product shipment when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) ownership and risk of loss transfers to the customer; (3) the selling price is fixed or determinable; and (4) collectability is reasonably assured.

Agreements with certain distributors provide price protection and return and allowance rights. With respect to recognizing revenues from distributors: (1) the prices are fixed at the date of shipment from the Company’s facilities; (2) payment is not contractually or otherwise excused until the product is resold; (3) the Company does not have any obligations for future performance relating to the resale of the product; and (4) the amount of future returns, allowances, refunds and costs to be incurred can be reasonably estimated and are accrued at the time of shipment.

At the time of shipment, the Company records a reduction to revenue (with a related liability) to accrue for future price protection. This liability is established based on historical experience, contractually agreed-to provisions and future shipment forecasts. Such accruals have been insignificant for the last three years.

The Company also accrues, at the time of shipment, a reduction to revenue (with a related liability) and an inventory asset against product cost of revenues in order to establish a provision for the gross margin related to future returns under the Company’s distributor stock rotation program. Such accruals related to reductions of revenue were $0.6 million and less than $0.1 million at December 31, 2009 and 2008, respectively.  The accruals related to inventory assets are insignificant to the Company’s financial position and results of operations for all periods presented.  Should actual experience differ from estimated liabilities, there could be adjustments (either favorable or unfavorable) to the Company’s net revenues, cost of revenues and gross profits.

Service revenues are recognized when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) services have been performed in accordance with the contractual obligations; (3) the fee is fixed or determinable; and (4) collectability is reasonably assured.

The Company licenses HDMI and other intellectual property.  Revenues from licensing arrangements generally consist of multiple elements such as license, implementation and maintenance services. The items (deliverables) included in the arrangement are evaluated to determine whether they represent separate units of accounting. The Company performs this evaluation at the inception of an arrangement and as the Company delivers each item in the arrangement.

Generally, the Company accounts for a deliverable (or a group of deliverables) separately if (1) the delivered item(s) has standalone value to the customer, (2) there is objective and reliable evidence of the fair value of the undelivered items included in the arrangement, and (3) if the Company has given the customer a general right of return relative to the delivered items, delivery or performance of the undelivered items or services are probable and substantially in the Company’s control.

 The Company recognizes revenue from royalties upon notification of sale by its licensees. The terms of the royalty agreements generally require licensees to give notification to the Company and to pay royalties within 45 days of the end of the quarter during which the sales by its licensees take place.

Allowance for Doubtful Accounts

The Company records allowances for doubtful accounts for estimated losses based upon specifically identified amounts that it believes to be uncollectible along with the Company’s assessment of the general financial condition of its customer base. If the Company’s actual collections experience changes, revisions to its allowances may be required. The Company has a limited number of customers with individually large amounts due at any given balance sheet date. Any unanticipated change in one of those customers’ creditworthiness or other matters affecting the collectability of amounts due from such customers could have a material effect on the Company’s results of operations in the period in which such changes or events occur.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents, and accounts receivable.

TRANSWITCH CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(Tabular dollars in thousands, except share and per share amounts)

Cash and cash equivalents are held by high-quality financial institutions, thereby reducing credit risk concentrations. In addition, the Company limits the amount of credit exposure to any one financial institution.

At December 31, 2009 and 2008, approximately 57% and 53% of accounts receivable were due from five customers. The majority of the Company’s sales are to customers in the telecommunications and data communications industries. The Company performs ongoing credit evaluations of its customers and generally does not require collateral.

Supplier Concentrations

The Company relies on a limited number of suppliers for wafer fabrication capacity. In 2009 one outside wafer foundry supplied approximately 85% of our semiconductor wafer requirements. Although the Company would likely be able to find alternative manufacturing sources, the Company would experience substantial delays or interruptions in the shipment of products if these suppliers were to cease operations.

Product Warranties

The Company provides warranties on its products for up to one year from the date of shipment. A liability is recorded for estimated costs to be incurred under product warranties, which is based on various inputs including historical experience. Estimated warranty expense is recorded as cost of revenues as products are shipped.   Product warranty costs are nominal for all periods presented.

Research and Development Costs

Research and development costs are expensed as incurred.

Income Taxes

Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and for operating loss and tax credit carry forwards. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided to the extent that it is more likely than not that the Company will not be able to utilize deferred income tax assets in the future.

Stock-Based Compensation

The Company recognizes share-based compensation expense for the fair value of the awards on the date granted on a straight-line basis over their vesting term.

Compensation expense is recognized only for share-based payments expected to vest. The Company estimates forfeitures at the date of grant based on the Company’s historical experience and future expectations.

As of December 31, 2009, the unrecognized stock-based compensation cost related to non-vested option awards was $0.7 million and such amount will be recognized in operations over a weighted average period of 2.06 years.  As of December 31, 2009, the unrecognized stock-based compensation cost related to non-vested stock awards was $1.2 million and such amount will be recognized in operations over a weighted average period of 3.17 years.

Stock compensation charged to operations was $1.3 million in 2009, $1.5 million in 2008 and $2.0 million in 2007.

Loss Per Common Share

The basic and diluted loss per common share amount is based upon the weighted average common shares outstanding during the periods. All “in-the-money” stock options and shares issuable upon the conversion of the 5.45% Convertible Notes due 2010 and the 5.45% Convertible Notes due 2011 were anti-dilutive.

TRANSWITCH CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(Tabular dollars in thousands, except share and per share amounts)

Foreign Currency Translation

Substantially all foreign subsidiaries use their local currency as their functional currency. Therefore, assets and liabilities of foreign subsidiaries are translated at exchange rates in effect at the balance sheet date and revenue and expense accounts are translated at average exchange rates during the year. The resulting translation adjustments are recorded in accumulated other comprehensive income (loss). Translation gains and losses related to monetary assets and liabilities denominated in a currency different from a subsidiary’s functional currency are included in the consolidated statements of operations.

Derivatives and Hedging Activities

Fluctuating foreign exchange rates may significantly impact the Company’s operating results and cash flows.  During 2008, the Company periodically hedged forecasted foreign currency transactions related to certain operating expenses.  All derivatives are recorded in the balance sheet at fair value.  For a derivative designated as a fair value hedge, the effective portion of changes in the fair value of the derivative and of the hedged item attributable to the hedged risk are recognized in operations.  For a derivative designated as a cash flow hedge, the effective portions of changes in the fair value of cash flow hedges are recorded in other comprehensive income.  If the derivative used in an economic hedging activity is not designated in an accounting hedging relationship or if it becomes ineffective, changes in the fair value of the derivative are recognized in operations.

FASB Establishes Accounting Standards Codification

On September 30, 2009, the Company adopted Accounting Standards Update No. 2009-01, “Generally Accepted Accounting Principles” (ASC Topic 105), The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles (“the Codification” or “ASC”). The Codification combines the previous U.S. GAAP hierarchy which included four levels of authoritative accounting literature distributed among a number of different sources. The Codification does not by itself create new accounting standards but instead reorganizes thousands of pages of existing U.S. GAAP accounting rules into approximately 90 accounting topics. All existing accounting standard documents are superseded by the Codification and all other accounting literature not included in the Codification is now considered non-authoritative. The Codification explicitly recognizes the rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under federal securities laws as authoritative GAAP for SEC registrants. The Codification is now the single source of authoritative nongovernmental accounting standards in the U.S.

As a result of the Codification, the references to authoritative accounting pronouncements included herein in this Annual Report on Form 10-K now refer to the Codification topic section rather than a specific accounting rule as was past practice and all references to pre-codified U.S. GAAP have been removed from this Form 10-K. The adoption of the Codification had no effect on any reported amounts.

Recent Accounting Pronouncements

The Company continually assesses any new accounting pronouncements to determine their applicability to the Company.  In the case where it is determined that a new accounting pronouncement effects the Company’s financial reporting, the Company undertakes a study to determine the consequence of the change to its financial reporting, and assures that there are proper controls in place to ascertain that the Company’s financials properly reflect the change. New pronouncements assessed by the Company are discussed below:

In December 2007, the FASB issued new guidance related to ASC Topic 810, “Accounting for Noncontrolling Interests” (ASC 810). ASC 810 clarifies the classification of noncontrolling interests in consolidated balance sheets and reporting transactions between the reporting entity and holders of noncontrolling interests. Under this statement, noncontrolling interests are considered equity and reported as an element of consolidated equity. Further, net income encompasses all consolidated subsidiaries with disclosure of the attribution of net income between controlling and noncontrolling interests. ASC 810 is effective prospectively for fiscal years beginning after December 15, 2008. Currently, there are no noncontrolling interests in any of the Company’s subsidiaries. The Company adopted this guidance on January 1, 2009 and it had no impact on its financial statements at the time of adoption.

In March 2008, the FASB issued new guidance related to ASC Topic 815, “Disclosures about Derivative Instruments and Hedging Activities” (ASC 815), which requires additional disclosures about the objectives of using derivative instruments, the method by which the derivative instruments and related hedged items are accounted for under and its related interpretations, and the effect of derivative instruments and related hedged items on financial position, financial performance, and cash flows. ASC 815 also requires disclosure of the fair values of derivative instruments and their gains and losses in a tabular format. ASC 815 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early adoption encouraged. The Company adopted this guidance on January 1, 2009 and it had no impact on its financial statements at the time of adoption.

TRANSWITCH CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(Tabular dollars in thousands, except share and per share amounts)

In April 2008, the FASB issued new guidance related to ASC Topic 350, “Intangibles – Goodwill and Other” (ASC 350), to improve the consistency between the useful life of a recognized intangible asset and the period of expected cash flows used to measure the fair value of the intangible asset. The new guidance amends the factors to be considered when developing renewal or extension assumptions that are used to estimate an intangible asset’s useful life. The guidance in the new staff position is to be applied prospectively to intangible assets acquired after December 31, 2008 and increases the disclosure requirements related to renewal or extension assumptions. The Company adopted this guidance on January 1, 2009 and it had no impact on its financial statements at the time of adoption.

In June 2008, the FASB ratified ASC 815, “Determining Whether an Instrument (or an Embedded Feature) Is Indexed to an Entity’s Own Stock”. ASC 815 provides that an entity should use a two step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument’s contingent exercise and settlement provisions. It also clarifies on the impact of foreign currency denominated strike prices and market-based employee stock option valuation instruments on the evaluation. The Company adopted this guidance on January 1, 2009 and it had no impact on its financial statements at the time of adoption.

In May 2009, the FASB issued FASB ASC Topic 855, “Subsequent Events Topic” (ASC 855). This standard is intended to establish general standards of accounting for and the disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. ASC Topic 855 is effective for fiscal years and interim periods ended after June 15, 2009, to be applied prospectively. There was no financial reporting impact due to the adoption of this standard. The Company has evaluated subsequent events through March 16, 2010, the date of issuance of the consolidated financial position and results of operations.

In October 2009, the FASB issued an update related to ASC Topic 605, “Revenue Recognition — Multiple Deliverable Revenue Arrangements” (ASC 605). This update removes the objective-and-reliable-evidence-of-fair-value criterion from the separation criteria used to determine whether an arrangement involving multiple deliverables contains more than one unit of accounting, replaces references to “fair value” with “selling price” to distinguish from the fair value measurements required under the “Fair Value Measurements and Disclosures”  guidance, provides a hierarchy that entities must use to estimate the selling price, eliminates the use of the residual method for allocation, and expands the ongoing disclosure requirements. This update is effective for fiscal years beginning on or after June 15, 2010, and can be applied prospectively or retrospectively. The Company is currently evaluating the effect that adoption of this update will have, if any, on its consolidated financial statements.

Note 2.    Fair Value Measurements

In September 2006, the FASB issued ASC Topic 820 “Fair Value Measurements” (ASC 820).  The Company adopted ASC 820 as of January 1, 2008 for financial assets and liabilities only. The adoption of this statement did not have an impact on our results of operation, financial position or cash flow, but required additional disclosures. ASC 820 defines fair value, establishes a framework for measuring the fair value of assets and liabilities, and expands disclosure requirements regarding the fair value measurement. It does not expand the use of fair value measurements, but specifies a hierarchy of valuation techniques which requires an entity to maximize the use of observable inputs that may be used to measure fair value:

Level 1 – Quoted prices in active markets are available for identical assets and liabilities.

Level 2 – Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities or other inputs that are observable or can be corroborated by observable market data.

Level 3 – Unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

As of December 31, 2009, the Company’s financial assets included investments in non-publicly traded companies. The Company considers net realizable value for its investments in non-publicly traded companies for purposes of determining asset impairment losses. For the year ended December 31, 2009, impairment losses on investments in non-publicly traded companies were less than $0.1 million.

Note 3.    Reverse Stock Split

On November 9, 2009, the Company announced that its Board of Directors had approved the implementation of a one-for-eight reverse stock split of the Company's common stock.  The reverse stock split, which was authorized by the stockholders at the Company's 2009 annual meeting of stockholders on May 21, 2009, took effect at 11:59 p.m. (Eastern time) on November 23, 2009 (the "Effective Time"). Retroactive restatement has been given to all share numbers in this report, and accordingly, all amounts including per share amounts are shown on a post-split basis.

TRANSWITCH CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(Tabular dollars in thousands, except share and per share amounts)

Note 4.    Acquisitions

On October 24, 2008, the Company acquired Centillium Communications, Inc. (“Centillium), a Delaware corporation. Centillium was a global company with headquarters in Fremont, CA and delivered highly innovative communications processing technology. The acquisition was financed with the issuance of 3,125,000 shares of the Company’s common stock with an approximate fair value of $25.0 million and $15.0 million of cash. The Company incurred transaction costs of approximately $2.6 million which resulted in a total purchase price of approximately $42.6 million. In connection with the acquisition of Centillium, the Company implemented a worldwide reduction in Centillium’s workforce which was implemented and concluded during the fourth quarter of 2008 and the first quarter of 2009. As such, the Company to incurred cash expenditures of approximately $3.4 million primarily for employee related costs and such costs were added to the Company’s purchase price of Centillium and allocated to the net assets acquired. The results of operations of Centillium have been included in the Company's consolidated financial results from October 24, 2008. All significant inter-company balances and transactions have been eliminated. The acquisition was accounted for by the purchase method of accounting. The Company has allocated the cost to acquire Centillium to its identifiable tangible and intangible assets and liabilities, with the remaining amount classified as goodwill.  None of the amount allocated to goodwill is expected to be deductible for income tax reporting purposes.

On January 11, 2007, the Company acquired the ASIC Design Center Division of Data – JCE, an Israel-based publicly held electronics components distribution company.  The ASIC Design Center develops and sells customer-specific semiconductor products. The acquisition was financed with the issuance of 468,339 shares of the Company’s common stock with an approximate fair value of $5.5 million and $1.4 million of cash. The Company incurred transaction costs of approximately $0.3 million which resulted in a total purchase price of approximately $7.2 million. Under the earn-out provisions of the ASIC Design Center acquisition agreement, the Company may have been required to pay up to an additional $14.5 million in the form of TranSwitch common stock or cash, at its option, if the ASIC Design Center achieved stipulated revenue and operating profit for 2007.  Such targets were not achieved. The results of operations of the ASIC Design Center have been included in the Company's consolidated financial results from January 11, 2007. All significant inter-company balances and transactions have been eliminated. The acquisition was accounted for by the purchase method of accounting. The Company has allocated the cost to acquire the ASIC Design Center to its identifiable tangible and intangible assets and liabilities, with the remaining amount classified as goodwill.  None of the amount allocated to goodwill is expected to be deductible for income tax reporting purposes.

The total purchase price of the Company’s acquisitions has been allocated in the Company's consolidated financial statements as follows:

	Centillium 2008	ASIC Design Center 2007
Current assets	$34,246	$400
Property, plant and equipment	709	36
Long-term investments	992	—
Other intangible assets (1)	10,600	1,756
Goodwill	15,004	5,183
Obligation under deferred revenue	(23)	(180)
Accounts payable & accrued expenses	(14,158)	—
Restructuring reserve	(4,798)	—
Purchase price	42,572	7,195
Less:
Common stock issued	(24,950)	(5,545)

Cash and cash equivalents acquired	(24,991)	—
Net cash (provided by) used for acquisitions	$(7,369)	$1,650

(1)
The valuation of Centillium’s customer relationships of $7.8 million was determined based on their estimated fair value at the acquisition date. The excess earnings methodology of the income approach was the technique used to value such relationships. The value assigned to Centillium’s customer relationships is being amortized ratably over ten years, which represents the estimated average remaining useful life.

The valuation of developed technology of Centillium of $2.8 million was determined based on its estimated fair value at the acquisition date. A form of the income approach known as the relief-from-royalty method was the technique used to value developed technology.  The developed technology is being amortized ratably over five to seven years, which represents the estimated average remaining useful life.

The valuation of existing customer relationships of the ASIC Design Center of $1.8 million was determined based on their estimated fair value at the acquisition date.  The income approach, which includes an analysis of the cash flows and risks associated with achieving such cash flows, was the primary technique used to value such contracts.  The value assigned to the ASIC contracts is generally being amortized ratably over five years, which represents the estimated contract average remaining useful life.

TRANSWITCH CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(Tabular dollars in thousands, except share and per share amounts)

Unaudited pro forma results for 2008 and 2007 assuming that Centillium was acquired as of January 1, 2007:  Net revenues of $58.3 million and $48.4 million, respectively; net loss of $(31.3) million and $(46.5) million, respectively; and basic and diluted loss per common share of $(1.58) and $(2.36), respectively.

Note 5.  Restricted Cash

At December 31, 2009, the Company’s liquidity is affected by restricted cash balances of approximately $2.7 million, which are included in current assets and are not available for general corporate use. The Company has pledged approximately $2.7 million of such cash as collateral for stand-by letters of credit that guarantee certain long-term property lease obligations and to support customer credit requirements.

At December 31, 2008, the Company had restricted cash balances of approximately $4.9 million. The Company pledged $3.1 million of cash as collateral for stand-by letters of credit that guaranteed certain long-term property lease obligations and to support customer credit requirements.  The other $1.8 million of restricted cash was being held in escrow for one year as security for certain indemnification obligations of Centillium as a result of an asset sale agreement which Centillium had entered into in February of 2008.

Note 6.    Investments in Non-Publicly Traded Companies and Venture Capital Funds

The Company owns convertible preferred stock of Opulan Technologies Corp. (“Opulan”), a 3% limited partnership interest in Neurone II, a venture capital fund organized as a limited partnership and a 0.42% limited partnership interest in Munich Venture Partners Fund (“MVP”).  The Company accounts for these investments at cost.  The financial condition of these companies is subject to significant changes resulting from their operating performance and their ability to obtain financing.  The Company continually evaluates its investments in these companies for impairment. In making this judgment, the Company considers the investee’s cash position, projected cash flows (both short and long-term), financing needs, most recent valuation data, the current investing environment, management/ownership changes, and competition. This evaluation process is based on information that the Company requests from these privately held companies. This information is not subject to the same disclosure and audit requirements as the reports required of U.S. public companies, and as such, the reliability and accuracy of the data may vary.

As of December 31, 2006, the Company’s cost method investments were approximately $3.0 million, $2.7 million of which was in Opulan and $0.3 million of which was in Neurone II.

During 2007, the Company made additional investments of less than $0.1 million and recognized an impairment of $0.1 million on its investment in Neurone II.

During 2008, the Company made additional investments of approximately $0.1 million in MVP.

During 2009, the Company made additional investments of less than $0.1 million and recognized an impairment of less than $0.1 million on its investment in Neurone II. As of December 31, 2009, the Company’s cost method investments were approximately $3.0 million.

Note 7.    Inventories

The components of inventories follow:

	December 31,
	2009	2008
Raw material	$199	$315
Work-in-process	1,188	1,503
Finished goods	2,796	2,686

Total inventories	$4,183	$4,504

TRANSWITCH CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(Tabular dollars in thousands, except share and per share amounts)

Note 8.    Property and Equipment, Net

The components of property and equipment follow:

		December 31,
	Estimated Useful Lives	2009	2008

Purchased computer software	1-3 years	$14,647	$28,200
Computers and equipment	3-7 years	10,853	13,730
Furniture	3-7 years	2,163	2,488
Leasehold improvements	Lease term*	924	938
Construction-in-progress (software and equipment)		25	25

Gross property and equipment		28,612	45,381
Accumulated depreciation and amortization		(27,344)	(43,352)

Property and equipment, net		$1,268	$2,029

*	Estimated useful life of improvement if shorter.

Depreciation expense was $1.1 million, $3.3 million, and $3.9 million, for 2009, 2008 and 2007, respectively.

Note 9.    Goodwill and Other Intangible Assets

Changes in the carrying amounts of goodwill and information about intangible assets follow:

Goodwill

Balance at December 31, 2007	$10,075
Business acquisition - Centillium	15,004
Balance at December 31, 2008	25,079
Purchase price allocation adjustments (1)	(860)
Impairment of goodwill (2)	(10,075)
Balance at December 31, 2009	$14,144

(1)	Relates to tax refunds received and accrual adjustments in connection with the acquisition of Centillium Communications, Inc. consummated in October 2008.

(2)
During the fourth quarter of 2009, impairment testing performed by the Company indicated that the estimated fair values of two reporting units tested were less than their corresponding carrying amounts. As a result the Company recorded a goodwill impairment charge.

	Other Intangible Assets
	Developed Technology	Customer Relationships	Total

Balances at December 31, 2009
Cost	$3,014	$9,557	$12,571
Accumulated amortization	(752)	(1,979)	(2,731)
	$2,262	$7,578	$9,840

Balances at December 31, 2008
Cost	$3,014	$9,557	$12,571
Accumulated amortization	(293)	(824)	(1,117)
	$2,721	$8,733	$11,454

2008
Cost	$2,800	$7,800	$10,600
Weighted average amortization period	6.3 years	10 years	9 years

TRANSWITCH CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(Tabular dollars in thousands, except share and per share amounts)

Amortization expense related to “Other intangible assets” was $1.6 million in 2009, $0.6 million in 2008 and $0.4 million in 2007.  Future estimated aggregate amortization expense for such assets for each of the five years succeeding December 31, 2009 follows:  2010 - $1.6 million; 2011 - $1.6 million; 2012 - $1.2 million, 2013 - $1.2 million and 2014 - $1.1 million.

Note 10.    Accrued Expenses and Other Current Liabilities

The components of accrued and other current liabilities follow:

	December 31,
	2009	2008
Accrued and other current liabilities	$4,939	$5,578
Accrued royalties	5,578	6,664
Accrued compensation and benefits	3,264	3,815
Restructuring liabilities	1,775	5,725
Obligation under deferred revenue	421	449

Total accrued and other current liabilities	$15,977	$22,231

The Company periodically evaluates any contingent liabilities in connection with any payments to be made for any potential intellectual property infringements, asserted or unasserted. The Company’s accrued royalties as of December 31, 2009 and 2008 represents the contingent payments for asserted or unasserted claims that are probable as of the respective balance sheet dates based on the applicable patent law.

Note 11.    Segment and Major Customer Information

The Company has one business segment: communication semiconductor products.  Its VLSI semiconductor devices provide core functionality of communications network equipment. The integration of various technologies and standards in these devices result in a homogeneous product line for management and measurement purposes.

Enterprise-wide Information

Enterprise-wide information provided on geographic net revenues is based on billing locations. Long-lived asset information is based on the physical location of the assets. The following tables present net revenues and long-lived assets information for geographic areas:

	Years Ended December 31,
	2009	2008	2007
Net revenues:
United States	$16,631	$6,122	$6,943
Japan	11,228	4,813	501
Korea	7,299	2,467	1,773
Israel	5,344	10,937	5,193
China	5,112	6,943	7,468
Hong Kong	3,654	1,495	71
Italy	2,098	1,324	224
Germany	438	1,163	4,055
Other countries	4,303	6,670	6,337

Total	$56,107	$41,934	$32,565

TRANSWITCH CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(Tabular dollars in thousands, except share and per share amounts)

	As of December 31,
	2009	2008	2007
Long-lived tangible assets:
United States	$680	$1,261	$3,952
Other countries	1,888	2,089	2,071

Total	$2,568	$3,350	$6,023

Information about Major Customers

The Company ships its products to distributors and directly to end customers. The following table sets forth the percentage of net revenues attributable to the Company’s significant customers:

	Years ended December 31,
	2009	2008	2007
Significant Customers:
Alcatel-Lucent	22%	18%	17%
OKI Electric Industry	18%	*	*
Inbrics	11%	*	*
PMC Sierra Israel	*	21%	*
Nokia Siemens	*	*	16%

*	Revenues were less than 10% of the Company’s net revenues in these years.

Note 12.    Income Taxes

The Company adopted a new accounting standard for uncertain income tax positions, effective January 1, 2007.  The new standard clarifies and sets forth consistent rules for accounting for uncertain income tax positions.  There was no cumulative effect of applying the provisions of this standard upon adoption due to the net operating loss and valuation allowance positions of the Company.  Changes in unrecognized income tax benefits follow:

Balance at January 1, 2008	$6,103
Increases related to prior year tax positions	141
Decreases related to prior year tax positions	(351)
Balance at December 31, 2008	$5,893
Decreases related to prior year tax positions	(4)
Balance at December 31, 2009	$5,889

TRANSWITCH CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(Tabular dollars in thousands, except share and per share amounts)

Due to the Company’s net operating loss position in the U.S., any subsequent recognition of these tax benefits would not likely change the Company’s effective tax rate.  The Company does not reasonably expect any significant changes in the amount of unrecognized tax benefits to occur within the next twelve months.

Historically the Company has not accrued or paid significant interest and penalties for underpayments of income taxes due to its net operating loss position.  Interest and penalties related to underpayment of income taxes would be classified as a component of income tax expense in the consolidated statement of operations.  Approximately $132,000 of interest has been recognized in the balance sheet of the Company through December 31, 2009. This amount has been recorded as a part of goodwill, therefore, no interest expense related to this uncertainty has been included in the consolidated statement of operations.

The Company files income tax returns in the U.S. and several foreign countries and has not extended the statute of limitations to assess additional taxes for any of these jurisdictions.  The Company has effectively settled U.S. Federal tax positions taken through 2002.  However, the Company is subject to adjustment in each of these periods, to the extent of its net operating loss carry forwards.  The open tax years for foreign jurisdictions are 2002 through 2009 and 1997 through 2009 for U.S. state and local jurisdictions.

The components of the loss before income taxes follow:

	Years Ended December 31,
	2009	2008	2007
U.S. loss	$(11,996)	$(17,405)	$(19,874)
Foreign income (loss)	830	849	445

Loss before income taxes	$(11,166)	$(16,556)	$(19,429)

The provision for income taxes consists exclusively of current foreign income taxes.

A reconciliation of the U.S. federal statutory rate to the effective income tax rate follows:

	Years Ended December 31,
	2009	2008	2007
U.S. federal statutory tax rate	(35.0)%	(35.0)%	(35.0)%
State taxes	-	(9.5)	0.6
Disallowed interest deduction	-	-	3.6
Goodwill write down	15.3	-	-
Change in valuation allowance	17.1	42.0	27.4
Permanent differences, tax credits and other adjustments	5.7	4.4	4.7

Effective income tax rate	3.1%	1.9%	1.3%

TRANSWITCH CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(Tabular dollars in thousands, except share and per share amounts)

The tax effects of temporary differences that give rise to deferred income taxes follow:

	2009	2008
Deferred income tax assets:
Property and equipment	$843	$1,882
Other nondeductible accruals	795	388
Restructuring accrual	4,607	10,031
Capitalized research and development for tax purposes	11,589	21,296
Net operating loss carry-forwards	162,797	142,678
Capital losses	1,004	15,263
Research and development and other credits	21,334	21,762
Debt discount	—	68
Inventories	14,383	14,735
Stock compensation	2,230	2,242
Other	2,717	360

Total gross deferred income tax assets	222,299	230,705
Valuation allowance	(221,207)	(229,586)

Net deferred income tax assets	1,092	1,119

Deferred income tax liabilities:
Other	(1,092)	(1,119)
Net deferred income tax liabilities	(1,092)	(1,119)

Net deferred income taxes	$—	$—

The Company continually evaluates its deferred income tax assets to determine whether it is more likely than not that such assets will be realized. In assessing the realizability, management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies. Based on this assessment, management believes that significant uncertainty exists concerning the recoverability of the deferred income tax assets. As such, a valuation allowance has been provided for deferred income tax assets as of December 31, 2009 and 2008. Of the $221.2 million valuation allowance at December 31, 2009, subsequently recognized income tax benefits, if any, in the amount of $4.7 million will be applied directly to additional paid-in capital and $72.1 million to goodwill.

At December 31, 2009, the Company had available, for federal income tax purposes, net operating loss (“NOL”) carry-forwards of approximately $439.4 million and research and development tax credit carry-forwards of approximately $21.3 million expiring in varying amounts from 2009 through 2029. For state income tax purposes, the Company had available NOL carry-forwards of approximately $163.5 million and state tax credit carry-forwards of $7.7 million expiring in varying amounts from 2009 to 2029.  Additionally, the Company has generated $20.3 million of NOL’s in foreign jurisdictions which can be carried forward indefinitely.

Certain transactions involving the Company’s beneficial ownership have occurred in prior years, which resulted in a stock ownership change for purposes of Section 382 of the Internal Revenue Code of 1986, as amended. Consequently, approximately $189.2 million of the NOL carry-forwards and $11.6 million of research and development tax credit carry-forwards are subject to these limitations. The Company has not yet determined if any of the NOL and credits generated through 2009 will be subject to limitation under Section 382.

Note 13.    Stockholders’ Rights Plan

 The Board of Directors enacted a stockholder rights plan and declared a dividend of one preferred share purchase right for each outstanding share of TranSwitch common stock outstanding at the close of business on October 1, 2001 to the stockholders of record on that date. Each stockholder of record as of October 1, 2001 received a summary of the rights and any new stock certificates issued after the record date contain a legend describing the rights. Each preferred share purchase right entitles the registered holder to purchase from the Company one one hundred and twenty-fifth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company, at a price of $400.00 per one one hundred and twenty-fifth of a Preferred Share, subject to adjustment, upon the occurrence of certain triggering events, including the purchase of 15% or more of the Company’s outstanding common stock by a third party. Until a triggering event occurs, the common stockholders have no right to purchase shares under the stockholder rights plan. If the right to purchase the preferred stock is triggered, the common stockholders will have the ability to purchase sufficient stock to significantly dilute the 15% or greater holder.

TRANSWITCH CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(Tabular dollars in thousands, except share and per share amounts)

 Note 14.    Employee Benefit Plans

Employee Stock Purchase Plans

Under the Company’s employee stock purchase plans, eligible employees may purchase a limited number of shares of common stock at 85% of the fair market value at either the date of enrollment or the date of purchase, whichever is less. The 1995 Employee Stock Purchase Plan was closed effective December 31, 2004. On May 19, 2005 the Company’s shareholders approved the 2005 Employee Stock Purchase Plan (the 2005 ESPP). Under the 2005 ESPP, the Company is authorized to issue 125,000 shares of common stock. Shares issued under the 2005 ESPP in 2009, 2008, and 2007 were 10,172, 10,273, and 12,730 respectively.

 Stock Option and Award Plans

As of December 31, 2009, the Company has three stock options plans: the 1995 Stock Plan, as amended (the “1995 Plan”), 2000 Stock Option Plan as amended (the “2000 Plan”), and the 2008 Equity Incentive Plan (the ‘2008 Plan”). The 1995 Non-Employee Director Stock Option Plan, as amended (the “Director Plan”) expired during 2005.

Under the 1995 Plan, 3,925,000 shares of the Company’s common stock are available to grant to employees in the form of incentive stock options. Also, non-qualified stock options and stock awards may be granted to employees, consultants and directors. The terms of the options granted are subject to the provisions of the 1995 Plan, as determined by the Compensation Committee of the Board of Directors.  The exercise price of options under the 1995 Plan must be equal to the fair market value of the common stock on the date of grant. Options granted under the 1995 Plan are generally nontransferable. The 1995 Plan, as amended, expires March 15, 2010.  In connection with the adoption of the 2008 Plan on May 22, 2008, shares are no longer available for grant under the 1995 Plan.

The 2000 Plan provides for the granting of non-qualified options to employees and consultants to purchase up to an aggregate of 1,250,000 shares of common stock.  No member of the Board of Directors or executive officers appointed by the Board of Directors is eligible for grants of options under the 2000 Plan. The terms of the options granted are subject to the provisions of the 2000 Plan, as determined by the Compensation Committee of the Board of Directors. Each non-qualified stock option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Board of Directors may specify. The 2000 Plan will terminate in 2010. No option granted under the 2000 Plan may be exercised after the expiration of seven years from the date of grant. The exercise price of options under the 2000 Plan must be equal to the fair market value of the common stock on the date of grant. Options granted under the 2000 Plan are generally nontransferable. In connection with the adoption of the 2008 Plan on May 22, 2008, shares are no longer available for grant under the 2000 Plan.

           The 2008 Plan was approved by shareholders at the shareholder meeting held on May 22, 2008.  The purpose of this plan is to provide stock options, stock issuances, and other equity interests in the Company to employees, officers, directors, consultants, and advisors to the Company and its subsidiaries or any future parent corporation. The 2008 Plan is to be administered by the Board of Directors of the Company who will have sole discretion and authority to interpret and correct the provisions of the Plan and any Award. The Board will also have sole authority to determine the terms and provisions of the respective Stock Option Agreements and Awards, which need not be identical.  The aggregate number of shares of Common Stock of the Company that may be issued pursuant to the 2008 Plan is 3,196,250. As of December 31, 2009, there were 1,128,418 shares available for grant under the 2008 Plan.

Information regarding stock options follows:

	Number of options outstanding	Weighted average exercise price per share

Outstanding at December 31, 2006	3,030,895	$61.49
Granted and assumed	244,151	11.93
Exercised	(131,357)	9.33
Canceled, forfeited or expired	(707,821)	139.36
Outstanding at December 31, 2007	2,435,868	37.71
Granted and assumed	1,406,963	9.66
Exercised	(12,576)	5.54
Canceled, forfeited or expired	(962,137)	61.28
Outstanding at December 31, 2008	2,868,118	15.33
Granted	461,650	2.97
Exercised	(29,064)	2.93
Canceled, forfeited or expired	(815,570)	24.97
Outstanding at December 31, 2009	2,485,134	$10.02

TRANSWITCH CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(Tabular dollars in thousands, except share and per share amounts)

Information regarding restricted stock awards follows:

Outstanding at December 31, 2007	-	$0.00
Granted	-	0.00
Assumed	181,968	0.00
Released	(2,133)	0.00
Canceled, forfeited or expired	(42,725)	0.00
Outstanding at December 31, 2008	137,110	0.00
Granted	495,502	0.00
Released	(39,225)	0.00
Canceled, forfeited or expired	(22,205)	0.00
Outstanding at December 31, 2009	571,182	$0.00

The Company has, in connection with the acquisitions of various companies, assumed the stock option plans of each acquired company.  The related options are included in the preceding table.

Options outstanding and exercisable at December 31, 2009 follow:

		Options Outstanding		Options Exercisable
Range of Exercise prices	Number Outstanding	Weighted Average Remaining Contractual Life	Weighted average exercise price	Number Exercisable	Weighted average exercise price
$2.00 to 2.32	224,506	5.84	$2.27	80,118	$2.30
2.43 to 2.43	267,540	6.89	2.43	2,119	2.43
2.48 to 5.12	253,536	5.61	4.10	151,275	4.44
5.52 to 7.36	271,067	4.46	6.22	170,272	6.57
7.37 to 11.04	260,441	4.69	9.51	227,263	9.45
11.12 to 12.40	305,613	2.37	12.00	302,780	12.00
12.41 to 13.28	345,934	3.84	13.15	343,553	13.15
13.44 to 16.88	298,935	3.59	14.77	297,442	14.77
17.04 to 27.12	252,131	2.92	22.54	251,756	22.55
30.04 to 410.00	5,431	1.58	39.97	5,431	39.97
$2.00 to 410.00	2,485,134	4.38	$10.02	1,831,989	$12.32

Stock options generally expire five, seven or ten years from the date of grant and generally vest ratably over periods ranging from immediately to four years.

As of December 31, 2009 both the fair value of options outstanding and the fair value of options exercisable were less than the exercise price.

Stock compensation charged to operations was $1.3 million in 2009, $1.5 million in 2008, and $2.0 million in 2007. Further, no compensation cost was capitalized as part of inventory, and no income tax benefit was recognized in those years. Lastly, no equity awards were settled in cash.

 Stock-Based Compensation Fair Value Disclosures

The fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions:

	2009	2008	2007

Risk-free interest rate	2.43%	1.82%	4.62%

Expected life in years	4.03	2.95	3.38
Expected volatility	89.26%	68.21%	91.98%
Expected dividend yield	—	—	—

TRANSWITCH CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(Tabular dollars in thousands, except share and per share amounts)

The weighted average fair value of stock options granted, calculated using the Black-Scholes option-pricing model, is $1.89, $0.87 and $7.45 for 2009, 2008 and 2007, respectively. The weighted average fair value of restricted stock units granted, calculated using the Black-Scholes option-pricing model, is $3.01 for 2009.  No restricted stock units were granted during 2008 or 2007. The total intrinsic value of the options exercised was $0.06 million, $0.02 million and $0.5 million for 2009, 2008 and 2007, respectively. In 2009 and 2008, restricted stock units released had an intrinsic value of $0.1 million and approximately five thousand dollars, respectively. No restricted stock units were released in 2007.

             The Company recognized compensation expense related to stock options granted to non-employees of $0.01 million in 2009, $0.03 million in 2008 and $0.1 million in 2007.

 Employee 401(k) Plan

The TranSwitch Corporation 401(k) Retirement Plan (the “Plan”) provides tax-deferred salary deductions for eligible employees. Employees may contribute an annual maximum amount as set periodically by the Internal Revenue Service. The Company provides matching contributions equal to 50% of the employees’ contributions, up to a maximum of 6% of the employee’s annual compensation. On July 1, 2009, the Company indefinitely suspended its matching contributions. Company contributions begin vesting after two years and are fully vested after three years. Contribution expense related to the Plan was $0.1 million, $0.2 million and $0.2 million for 2009, 2008 and 2007, respectively.

Note 15.    Convertible Notes

On July 6, 2007, the Company exchanged approximately $21.2 million aggregate principal amount of its then outstanding 5.45% Convertible Plus Cash Notes due September 30, 2007 (the “Plus Cash Notes”) for an equivalent principal amount of a new series of 5.45% Convertible Notes due September 30, 2010 (the “2010 Notes”).  The remaining $8.9 million balance of the 2007 Plus Cash Notes were redeemed at par value for cash at the end of September, 2007. In connection with the exchange the Company recorded an extinguishment loss of approximately $0.4 million, including a non-cash write-off of unamortized debt discount and deferred debt issuance costs.

Also on July 6, 2007, the Company issued for an equal amount of cash an additional $3.8 million aggregate principal amount of 2010 Notes. At December 31, 2007, the Company had $25.0 million of the 2010 Notes outstanding.

On December 24, 2008, the Company entered into an agreement with certain holders of its 2010 Notes to purchase $15.0 million aggregate principal amount of the 2010 Notes for $9.9 million in cash, plus accrued and unpaid interest. As a result of this transaction, the Company recorded an extinguishment gain of $4.5 million, net of a non-cash write-off of unamortized deferred debt issuance costs. As of December 31, 2008, $10.0 million of the 2010 Notes remained outstanding.

          On October 26, 2009, the Company exchanged approximately $10.0 million aggregate principal amount of its unsecured 2010 Notes for an equal principal amount of new unsecured 5.45% Convertible Notes due September 30, 2011 (the “2011 Notes”).

           The 2011 Notes are convertible at the option of the holder, at any time on or prior to maturity at an initial conversion ratio of 138.8888 per $1,000 principal amount.

           If a holder of the 2011 Notes converts such notes in connection with a corporate transaction that constitutes a change in control, as defined, at any time prior to July 6, 2011, then in addition to the conversion shares, as defined, such holder is also entitled to receive upon such conversion, a make-whole payment premium in cash.

           Commencing on October 30, 2009, the 2011 Notes are payable in monthly principal payments of $417,000 plus interest. The Company’s future principal payments are expected to be $5.0 million in 2010 and $3.8 million in 2011. The interest payments on the 2011 Notes are expected to be $0.3 million in 2010 and $0.1 million in 2011.

           The principal payments for the 2011 Notes may be paid for in shares of the Company’s common stock, solely at the Company’s option and upon the satisfaction or waiver of certain conditions by the note holder.  If the Company elects to make any payment of or provision for principal in shares of its common stock, the shares to be delivered will be valued at the lower of $0.90 (subject to adjustment) or 90% of the arithmetic average of the daily volume-weighted average price of the common stock for the ten (10) consecutive trading days ending on or including the second trading day immediately preceding the applicable interest payment date but; not be less than $0.45.

TRANSWITCH CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(Tabular dollars in thousands, except share and per share amounts)

           The Company may redeem some or all of the 2011 Notes at any time prior to maturity for cash equal to the principal amount, plus accrued and unpaid interest; provided, however, that the 2011 Notes will not be redeemable prior to maturity unless the closing price per share of the Company’s common stock exceeds 150% of the conversion price, which shall initially be $.90, for at least 20 trading days within a period of 30 consecutive trading days ending within five trading days immediately preceding notice to holders of such redemption.

           The holders of the 2011 Notes may require the Company to repurchase the 2011 Notes upon a change in control for cash at 100% of the principal amount, plus accrued and unpaid interest.

            The terms underlying the 2011 Notes contain certain customary covenants that limit, among other things, the Company’s ability to incur additional debt. The failure to comply with such covenants could cause the 2011 Notes to become due and payable immediately.

As of December 31, 2009, $8.8 million of the 2011 Notes remained outstanding.  Approximately $5.0 million of the 2011 Notes has been classified as short-term as of December 31, 2009.

Note 16.    Restructuring and Asset Impairment Charges

During 2009, the Company recorded a net restructuring benefit of approximately $6.3 million, primarily resulting from a new sublease. On March 3, 2009 the Company entered into a sublease with a major corporation to sublease 92,880 square feet of office space located in Shelton, Connecticut to the year 2014.  As a result of this sublease, the Company reversed approximately $6.7 million of accrued restructuring expense that it initially recorded in 2001. The Company also reversed approximately $0.9 million of accrued restructuring expense as a result of certain other sub-lease agreements relating to the Company’s excess facilities in Shelton, Connecticut.  These benefits were partially offset by approximately $1.3 million of charges for workforce reductions and other restructuring adjustments.

During 2008 the Company implemented restructuring plans that resulted in total restructuring costs of approximately $7.2 million, of which approximately $3.8 million was recorded as restructuring charges in its Consolidated Statements of Operations and $3.4 was recorded as a liability assumed in the acquisition of Centillium.  These restructuring plans included the elimination of approximately 76 positions, primarily in the Company’s Shelton, Connecticut, Bedford, Massachusetts, Fremont, California, Eclubens, Switzerland, New Delhi, India and Bangalore, India locations.  As a result, the Company recorded restructuring charges in its Consolidated Statements of Operations of approximately $1.7 million related to employee termination benefits, $0.8 million related to asset impairments, $0.7 million related to excess facility costs net of anticipated sublease income and $0.8 million in other restructuring charges.  These 2008 charges were partially offset by approximately $0.2 million of benefits related to adjustments to certain sublease agreements relating to the Company’s excess facilities in Shelton, Connecticut

In connection with the restructuring events of 2008, approximately $6.3 million of the $7.2 million in restructuring costs required cash expenditures. As of December 31, 2009, all but $0.2 million of the cash expenditures had been paid. The remaining $0.2 million will be paid in 2010.

During 2007 the Company recorded restructuring charges of approximately $1.5 million related to workforce reductions.

A summary of the restructuring liabilities and activity follows:

	2009 Activity
	Restructuring Liabilities December 31, 2008	Restructuring Charges	Cash Payments	Non-cash asset write- offs	Adjustments and Changes to Estimates	Restructuring Liabilities December 31, 2009
Employee Termination Benefits	$1,930	$523	$(2,437)	$—	$227	$243

Facility lease costs	22,534	—	(3,444)	—	(6,965)	12,125

Asset impairments	—	—	—	(82)	82	—

Other	925	48	(801)	—	(172)	—

Totals	$25,389	$571	$(6,682)	$(82)	$(6,828)	$12,368

TRANSWITCH CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(Tabular dollars in thousands, except share and per share amounts)

		2008 Activity
	Restructuring Liabilities December 31, 2007	Liabilities assumed in acquisition of business	Restructuring Charges	Cash Payments	Non-cash asset write-offs	Adjustments and Changes to Estimates	Restructuring Liabilities December 31, 2008

Employee Termination Benefits	$235	$3,071	$1,740	$(3,080)	$—	$(36)	$1,930

Facility lease costs	20,731	1,686	728	(346)	—	(265)	22,534

Asset impairments	—	42	835	—	(877)	—	—

Other	124	—	783	(1)	—	19	925

Totals	$21,090	$4,799	$4,086	$(3,427)	$(877)	$(282)	$25,389

 Note 17.    Commitments and Contingencies

Lease Agreements

The Company leases buildings and equipment at its headquarters in Shelton, Connecticut as well as at its subsidiaries’ locations worldwide.  Rental expense under all operating lease agreements was $1.5 million in 2009, $2.0 million in 2008 and $1.7 million in 2007.

The following table summarizes as of December 31, 2009 future minimum operating lease commitments, including contractually obligated building operating commitments that have remaining, non-cancelable lease terms in excess of one year and future anticipated sublease income:
	Operating Commitments	Less: Sublease Agreements	Net Commitments

2010	$5,506	$3,331	$2,175

2011	4,299	2,732	1,567

2012	4,238	2,581	1,657

2013	3,380	2,180	1,200

2014	3,220	1,181	2,039

Thereafter	7,393	-	7,393

	$28,036	$12,005	$16,031

TRANSWITCH CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(Tabular dollars in thousands, except share and per share amounts)

Patent Indemnity

Under the terms of substantially all of its sales agreements, the Company has agreed to indemnify its customers for costs and damages arising from claims against such customer based on, among other things, allegations that the Company’s products infringed upon the intellectual property rights of a third party. In the event of an infringement claim, the Company retains the right to (i) procure for the customer the right to continue using the product; (ii) replace the product with a non-infringing item which shall give equally good service; (iii) modify the product so that it becomes non-infringing; or (iv) remove the product and, on return of the product to the Company, the Company shall refund the buyers purchase price. Due to the nature of these indemnification agreements, the maximum potential future payments the Company could be required to make under these guarantees, when and if such claims may arise, cannot be reliably determined. No amounts have been accrued for any estimated losses with respect to these guarantees for customer indemnifications since it is not probable that a loss will be incurred. No claims have been made under these indemnity provisions.

1   Purchase Commitments

In the normal course of business, the Company makes various commitments to purchase goods or services from specific suppliers, including those related to capital expenditures. As of December 31, 2009, the Company had purchase commitments totaling $5.7 million

Note 18.    Supplemental Cash Flow Information

Supplemental cash flow information follows:
	Years Ended December 31,

	2009	2008	2007

Cash paid for interest	$712	$1,554	$1,705
Cash paid for income taxes	$194	$340	$373

During 2008, in connection with the Centillium acquisition, the Company issued 3,125,000 shares of its common stock with an approximate fair value of $25.0 million.

In connection with the ASIC Design Center acquisition in 2007 the Company issued 468,339 shares of its common stock with an approximate fair value of $5.5 million.

Note 19.   Stock Repurchase Program

On February 13, 2008 the Company announced that its Board of Directors authorized a stock repurchase program under which the Company may repurchase up to $10 million of its outstanding common stock.  The share repurchase program authorizes the Company to repurchase shares through February 2010, from time to time, through transactions in the open market or in privately negotiated transactions.  The number of shares to be purchased and the timing of the purchases will be based on market conditions and other factors.  The stock repurchase program does not require the Company to repurchase any specific dollar value or number of shares, and the Company may terminate the repurchase program at any time.

During 2008, the Company purchased 20,794 shares of its outstanding common stock at an average price of $5.44 per share or approximately $0.1 million, excluding commissions.  There were no such repurchases in 2009.

TRANSWITCH CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(Tabular dollars in thousands, except share and per share amounts)

Note 20.    Subsequent Events

        On December 31, 2009, the Company, entered into a Common Stock Purchase Agreement (the "Common Stock Purchase Agreement") with Seaside 88, LP, a Florida limited partnership ("Seaside"), relating to the offering and sale (the "Offering") of up to 1,950,000 shares (the "Shares") of the Company's common stock. The Common Stock Purchase Agreement requires the Company to issue and sell, and Seaside to purchase, up to 75,000 shares of Common Stock once every two (2) weeks, subject to the satisfaction of customary closing conditions, beginning on January 4, 2010 and ending on or about the date that is fifty (50) weeks subsequent to  closing. The offering price of the Company’s common stock at each closing is an amount equal to the lower of (i) the daily volume weighted average of actual trading prices of the common stock on the trading market (the "VWAP") for the ten consecutive trading days immediately prior to a closing date multiplied by 0.875 and (ii) the VWAP for the trading day immediately prior to a closing date multiplied by 0.90.  In the event that the 3-Day VWAP, as defined in the Common Stock Purchase Agreement, does not equal or exceed $1.00 (the "Floor"), as calculated with respect to any subsequent closing date, then such subsequent closing will not occur, and there will be one fewer subsequent closing and the aggregate number of Shares to be purchased under the Common Stock Purchase Agreement will be reduced by 75,000 shares for each subsequent closing that does not occur because the Floor has not been reached. The Common Stock Purchase Agreement provides that the Company may, upon ten days' prior written notice to Seaside, terminate the Common Stock Purchase Agreement after the fifth subsequent closing (i.e., after six closings) but prior to the sixth subsequent closing. The Common Stock Purchase Agreement contains representations and warranties and covenants for each party, which must be true and have been performed at each closing.

        As of March 15, 2010, the Company has had 6 closings with Seaside and has sold 450,000 shares of stock to Seaside for an aggregate price of approximately $0.8 million.

        On February 1, 2010, the Company announced that it recently effected a restructuring to be implemented and concluded during the first quarter of 2010. The Company expects that such restructuring and other cost reduction initiatives will result in annual savings of approximately $4.0 million, and that these savings will begin to be recognized in the first quarter of 2010.  Of this amount, the Company expects annual savings of approximately $2.4 million in reduced employee related costs, including base salary reductions, and $1.6 million from other cost savings initiatives. In connection with the restructuring, the Company expects to incur pre-tax restructuring charges of approximately $1.4 million which will be cash expenditures primarily for employee related costs. These charges are expected to be recorded in the first quarter of 2010.

        On March 12, 2010 the Company entered into a new credit facility agreement with Bridge Bank N.A., a subsidiary of Bridge Capital Holdings. The facility is for up to $5.0 million with availability determined by the Company’s outstanding accounts receivable.

Note 21.    Quarterly Information (Unaudited)

The table below shows selected unaudited quarterly information of operating results. The Company believes that this information reflects all normal recurring adjustments necessary for a fair presentation of the information for the periods presented. Interim operating results are not necessarily indicative of future period results.

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year

Year ended December 31, 2009
Net revenues	$14,247	$14,535	$15,181	$12,144	$56,107
Cost of revenues	5,937	5,983	7,050	5,653	24,623

Gross profit	8,310	8,552	8,131	6,491	31,484
Net income (loss) (2)	4,016	(1,320)	(1,497)	(12,730)	(11,531)
Net income (loss) per common share (1):
Basic	$0.20	$(0.07)	$(0.08)	$(0.64)	$(0.58)
Diluted	$0.19	$(0.07)	$(0.08)	$(0.64)	$(0.58)

Year ended December 31, 2008
Net revenues	$7,520	$8,891	$10,498	$15,025	$41,934
Cost of revenues	2,935	3,549	4,517	7,039	18,040

Gross profit	4,585	5,342	5,981	7,986	23,894
Net loss (2)	(5,494)	(4,320)	(2,956)	(4,276)	(17,046)
Net loss per common share (1):
Basic	$(0.33)	$(0.26)	$(0.18)	$(0.22)	$(0.98)
Diluted	$(0.33)	$(0.26)	$(0.18)	$(0.22)	$(0.98)

(1)
The sum of quarterly per share amounts may not equal per share amounts reported for year-to-date periods due to changes in the number of weighted average shares outstanding and the effects of rounding.

(2)
The reported net loss for 2009 and 2008 reflects stock-based compensation expense of $1.3 million (Q1 of $0.3 million, Q2 of $0.3 million, Q3 of $0.3 million and Q4 of $0.4 million) and $1.5 million (Q1 of $0.4 million, Q2 of $0.3 million, Q3 of $0.3 million and Q4 of $0.5 million), respectively.

SCHEDULE II

TRANSWITCH CORPORATION

VALUATION AND QUALIFYING ACCOUNTS
(in thousands)

		Additions
Description	Balance at Beginning of Year	Charges to Costs and Expenses	Charges to Other Accounts	Deductions	Balance at End of Year

Year ended December 31, 2009:
Allowance for losses on:
Accounts receivable	$536	$94	$—	$(114)	$516
Sales returns and allowances	151	(2)	—	—	149
Stock rotation	44	704	—	(137)	611
Deferred income tax assets valuation allowance	229,586	(8,379)	—	—	221,207

	$230,317	$(7,583)	$—	$(251)	$222,483

Year ended December 31, 2008:
Allowance for losses on:
Accounts receivable	$623	$(3)	$17	$(101)	$536
Sales returns and allowances	99	261	151	(360)	151
Stock rotation	60	27	—	(43)	44
Deferred income tax assets valuation allowance	148,250	9,263	72,073	—	229,586

	$149,032	$9,548	$72,241	$(504)	$230,317

Year ended December 31, 2007:
Allowance for losses on:
Accounts receivable	$473	$118	$32	$—	$623
Sales returns and allowances	37	322	—	(260)	99
Stock rotation	75	34	—	(49)	60
Deferred income tax assets valuation allowance	142,791	5,459	—	—	148,250

	$143,376	$5,933	$32	$(309)	$149,032

[      ] Shares of Common Stock

Subscription Rights to Purchase an Aggregate of up to [       ]
Shares of Common Stock

TranSwitch Corporation

PRELIMINARY PROSPECTUS

 [—], 2010

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.       Other Expenses of Issuance and Distribution.

SEC registration fee	$713
Accounting fees and expenses*	$25,000
Legal fees and expenses*	$80,000
Printing and engraving expenses*	$50,000
Subscription agent and registrar fees and expenses*	$25,000
Miscellaneous*	$4,287
Total*	$185,000

*    Estimated pursuant to Item 511 of Regulation S-K

Item 14.      Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law permits TranSwitch to indemnify its directors, officers, employees and agents against actual and reasonable expenses (including attorneys’ fees) incurred by them in connection with any action, suit or proceeding brought against them by reason of their status or service as a director, officer, employee or agent by or on behalf of TranSwitch and against expenses (including attorneys’ fees), judgments, fines and settlements actually and reasonably incurred by him or her in connection with any such action, suit or proceeding, if:

•	he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of TranSwitch; and
•	in the case of a criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

Except as ordered by a court, no indemnification shall be made in connection with any proceeding brought by or in the right of TranSwitch where the person involved is adjudged to be liable to TranSwitch.

Article Ten of TranSwitch’s amended and restated certificate of incorporation, as amended, contains provisions that eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty, except in certain circumstances involving certain wrongful acts, such as the breach of a director’s duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. These provisions do not limit or eliminate TranSwitch’s rights or those of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s fiduciary duty. These provisions will not alter a director’s liability under federal securities laws. TranSwitch’s certificate of incorporation also contains provisions indemnifying its directors and officers to the fullest extent permitted by Delaware law. TranSwitch maintains directors and officers’ liability insurance for the benefit of its directors and certain of its officers.

On April 3, 2009, TranSwitch entered into indemnification agreements with each of its directors.  The indemnification agreements supplement existing indemnification provisions of TranSwitch’s amended and restated certificate of incorporation, as amended, and, in general, provide for indemnification to the maximum extent permitted by Delaware law, subject to the exceptions, terms and conditions provided in the indemnification agreements. The indemnification agreements also provide that TranSwitch will advance to the indemnified person, if requested by an indemnified person, expenses incurred in connection with any proceeding arising out of such indemnified person’s service to TranSwitch, subject to reimbursement by the indemnified person should a final judicial determination be made that indemnification is not available under applicable law, and that TranSwitch may purchase and maintain insurance against any liability asserted against, and incurred by, the indemnified person arising out of their service to TranSwitch, if such insurance is available on commercially reasonable terms.

Item 15.       Recent Sales of Unregistered Securities.

On January 11, 2007, TranSwitch completed its acquisition of substantially all of the assets of the ASIC Design Center division of Data-JCE, Ltd., a publicly-held Israeli electronics components distribution company (“Data-JCE”).  In connection with the Corporation’s acquisition of substantially all the assets of  Data-JCE, TranSwitch issued an aggregate of 468,339 shares of its common stock (as adjusted to reflect the November 23, 2009 1-for-8 reverse stock split) to Data-JCE, in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

A discussion of the issuance of the Corporation’s securities in connection with the acquisition of Data-JCE is included in the Corporation’s Current Report on Form 8-K filed on January 12, 2007.

On July 6, 2007, TranSwitch, pursuant to separate exchange and purchase agreements, each dated June 29, 2007 with certain holders of the Corporation’s 5.45% Convertible Plus Cash NotesSM due 2007 (“2007 Notes”), completed its exchange of $21,246,000 aggregate principal amount of its 2007 Notes for an equal principal amount of new 5.45% Convertible Notes due September 30, 2010 (the “2010 Notes”) and issuance of an additional $3,767,000 aggregate principal amount of 2010 Notes for an equal amount of cash in a private offering pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

The 2010 Notes were issued under an indenture dated July 6, 2007 by and among the Corporation and U.S. Bank National Association, as trustee. The New Notes will mature on September 30, 2010 and are convertible into shares of the Corporation’s common stock. The issuance of the New Notes and the underlying shares of common stock have not been registered under the Securities Act in reliance on an exemption under Rule 506 of Regulation D.

A discussion of the issuance of the 2010 Notes and the Corporation’s underlying common stock is included in the Corporation’s Current Report on Form 8-K filed on July 6, 2007.

On February 13, 2008 the Corporation announced that its Board of Directors authorized a stock repurchase program under which the Corporation may repurchase up to $10 million of its outstanding common stock. The share repurchase program authorizes the repurchase of shares through February 2010, from time to time, through transactions in the open market or in privately negotiated transactions. The number of shares to be purchased and the timing of the purchases are based on market conditions and other factors. The stock repurchase program does not require the Corporation to repurchase any specific dollar value or number of shares, and may be terminated by the Corporation at any time.

The Corporation repurchased a total of 166,350 shares at an average price of $0.68 per share for approximately $0.1 million.  A discussion of the repurchase program and such repurchases can be found in the Corporation’s Quarterly Report for the quarter ended March 31, 2008 filed on May 9, 2008.

On October 26, 2009, TranSwitch, pursuant to separate exchange agreements, each dated October 20, 2009 with each of the holders of all of the Corporation’s 2010 Notes, completed the exchange of $10,013,000 aggregate principal amount of its 2010 Notes for an equal principal amount of new 5.45% Convertible Notes due September 30, 2011 (the “2011 Notes”) in a private offering pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

The 2011 Notes were issued under an indenture dated October 26, 2009 by and among the Corporation and U.S. Bank National Association, as trustee. The 2011 Notes will mature on September 30, 2011 and are convertible into shares of the Corporation’s common stock.  The issuance of the 2011 Notes and the underlying shares of common stock were not been registered under the Securities Act in reliance on Section 3(a)(9) of the Securities Act.

A discussion of the issuance of the 2011 Notes and the Corporation’s underlying common stock is included in the Corporation’s Current Report on Form 8-K filed on October 26, 2009.

Item 16.       Exhibits and Financial Statement Schedules.

Exhibit Number	Description

3.1
Amended and Restated Certificate of Incorporation, as amended to date (previously filed as Exhibit 3.1 to TranSwitch Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 and incorporated herein by reference).

3.2
Second Amended and Restated By-Laws, (previously filed as Exhibit 3.1 to TranSwitch Corporation’s Current Report on Form 8-K as filed with the SEC on October 17, 2007 and incorporated herein by reference).

3.3
Certificate of Amendment of Amended and Restated Certificate of Incorporation (previously filed as Exhibit 3.1 to TranSwitch Corporation’s Current Report on Form 8-K as filed with the SEC on November 23, 2009 and incorporated herein by reference).

3.4
Amended Certificate of Designation of Series A Junior Participating Preferred Stock of TranSwitch Corporation (previously filed as Exhibit 3.2 to TranSwitch Corporation’s Current Report on Form 8-K as filed with the SEC on November 23, 2009 and incorporated herein by reference).

4.1
Specimen certificate representing the common stock of TranSwitch Corporation (previously filed as Exhibit 4.1 to TranSwitch Corporation’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 and incorporated herein by reference).

4.2
Rights Agreement, dated as of October 1, 2001, between TranSwitch Corporation and EquiServe Trust Company, N.A., which includes the form of Rights Certificate and the Summary of Rights to Purchase Preferred Shares (previously filed as Exhibit 1 to TranSwitch Corporation’s Registration Statement No. 0-25996 on Form 8-A filed on October 2, 2001 and incorporated by reference herein).

4.3
Amendment No. 1 to the Rights Agreement, between TranSwitch Corporation and Computershare Trust Company, N.A. (formerly known as Equiserve Trust Company, N.A) as Rights Agent, dated as of February 24, 2006  (previously filed as Exhibit 4.1 to TranSwitch Corporation’s Current Report on Form 8-K as filed on February 28, 2006 and incorporated herein by reference).

4.4
2005 Employee Stock Purchase Plan, as amended  (previously filed as Exhibit 99.1 to TranSwitch Corporation’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on August 12, 2009 and incorporated herein by reference).

4.5
Form of Employee Stock Purchase Plan Enrollment Authorization Form (previously filed as Exhibit 4.3 to the Company’s Registration Statement on Form S-8 (File No. 333-126129) and incorporated herein by reference).

4.6
Form of Employee Stock Purchase Plan Change / Withdrawal Authorization Form (previously filed as Exhibit 4.4 to the Company’s Registration Statement on Form S-8 (File No. 333-126129) and incorporated herein by reference).

4.7
2008 Equity Incentive Plan, as amended (previously filed as Exhibit 4.1 to TranSwitch Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 and incorporated herein by reference).

4.8
Form of 2008 Equity Incentive Plan Stock Option Award Agreement (previously filed as Exhibit 4.3 to TranSwitch Corporation’s Registration Statement on Form S-8 (File No. 333-151113) and incorporated herein by reference).

4.9
Form of 2008 Equity Incentive Plan 102 Stock Option Award Agreement (previously filed as Exhibit 4.4 to TranSwitch Corporation’s Registration Statement on Form S-8 (File No. 333-151113) and incorporated herein by reference).

4.10
Form of Restricted Stock Award Agreement under the 2008 Equity Incentive Plan (previously filed as Exhibit 4.5 to TranSwitch Corporation’s Registration Statement on Form S-8 (File No. 333-151113) and incorporated herein by reference).

4.11
Form of Restricted Stock 102 Award Agreement under the 2008 Equity Incentive Plan (previously filed as Exhibit 4.6 to TranSwitch Corporation’s Registration Statement on Form S-8 (File No. 333-151113) and incorporated herein by reference).

4.12
Form of Non-Qualified Stock Option Award to Director Agreement under the 2008 Equity Incentive Plan (previously filed as Exhibit 4.7 to TranSwitch Corporation’s Registration Statement on Form S-8 (File No. 333-151113) and incorporated herein by reference).

4.13
Form of 2008 Equity Incentive Plan 102 Stock Award Agreement (previously filed as Exhibit 4.8 to TranSwitch Corporation’s Registration Statement on Form S-8 (File No. 333-151113) and incorporated herein by reference).

4.14
Indenture between TranSwitch Corporation and U.S. Bank National Trust (previously filed as Exhibit 4.1 to TranSwitch Corporation’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on October 26, 2009 and incorporated herein by reference).

4.15**	Form of Subscription Rights Certificate.

5.1**	Form of Opinion of Brown Rudnick LLP regarding legality of securities registered.

10.1
Third Amended and Restated 1995 Stock Option Plan, as amended (previously filed as an exhibit to TranSwitch Corporation’s Current Report on Form 8-K as filed on May 23, 2005 and incorporated herein by reference).

10.2
1995 Non-Employee Director Stock Option Plan, as amended (previously filed as Exhibit 4.4 to the TranSwitch Corporation’s Registration Statement on Form S-8 (File No. 333-89798) and incorporated herein by reference).

10.3
Form of Incentive Stock Option Agreement under the 1995 Stock Plan (previously filed as an exhibit to the TranSwitch Corporation’s Registration Statement on Form S-8 (File No. 333-94234) and incorporated herein by reference).

10.4
Form of Non-Qualified Stock Option Agreement under the 1995 Stock Plan (previously filed as an exhibit to the TranSwitch Corporation’s Registration Statement on Form S-8 (File No. 333-94234) and incorporated herein by reference).

10.5
Form of Non-Qualified Stock Option Agreement under the 1995 Non-Employee Director Stock Option Plan (previously filed as an exhibit to the TranSwitch Corporation’s Registration Statement on Form S-8 (File No. 333-94234) and incorporated herein by reference).

10.6
Lease Agreement, as amended, with Robert D. Scinto (previously filed as Exhibit 10.14 to the TranSwitch Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and incorporated herein by reference).

10.7	2000 Stock Option Plan (previously filed as Exhibit 4.2 to TranSwitch Corporation’s Registration Statement on Form S-8 (File No. 333-75800) and incorporated by reference herein).

10.8
Form of Non-Qualified Stock Option Agreement under the 2000 Stock Option Plan (previously filed as Exhibit 4.3 to TranSwitch Corporation’s Registration Statement on Form S-8 (File No. 333-75800) and incorporated by reference herein).

10.9
1999 Stock Incentive Plan of Onex Communications Corporation (previously filed as Exhibit 4.2 to TranSwitch Corporation’s Registration Statement on Form S-8 (File No. 333-70344) and incorporated by reference herein).

10.10
Form of Incentive Stock Option Agreement under the 1999 Stock Incentive Plan of Onex Communications Corporation (previously filed as Exhibit 4.3 to TranSwitch Corporation’s Registration Statement on Form S-8 (File No. 333-70344) and incorporated by reference herein).

10.11
Form of Director Non-Qualified Stock Option Agreement under the Third Amended and Restated 1995 Stock Option Plan, as amended (previously filed as Exhibit 10.1 to TranSwitch Corporation’s Current Report on Form 8-K as filed with the SEC on May 25, 2007 and incorporated herein by reference).

10.12
Agreement and Plan of Merger by and among TranSwitch Corporation, Centillium Communications, Inc., Sonnet Acquisition Corporation and Haiku Acquisition Corporation, dated as of July 9, 2008 (previously filed as Exhibit 10.1 to TranSwitch Corporation’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on July 11, 2008 and incorporated herein by reference).

10.13
Exchange Agreement by and among TranSwitch Corporation, QVT Fund LP and Quintessence Fund LP (previously filed as Exhibit 10.1 to TranSwitch Corporation’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on October 26, 2009 and incorporated herein by reference).

10.14
Exchange Agreement by and among TranSwitch Corporation, JGB Capital LP, JGB Capital Offshore Ltd. and SAMC LLC (previously filed as Exhibit 10.2 to TranSwitch Corporation’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on October 26, 2009 and incorporated herein by reference).

10.15
Employment Agreement dated November 5, 2009 between Dr. M. Ali Khatibzadeh and TranSwitch Corporation (previously filed as Exhibit 10.1 to TranSwitch Corporation’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on November 12, 2009 and incorporated herein by reference).

10.16
Common Stock Purchase Agreement dated December 31, 2009 by and between TranSwitch Corporation and Seaside 88, LP (previously filed as Exhibit 10.1 to TranSwitch Corporation’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on January 4, 2010 and incorporated herein by reference).

10.17
Form of Director Indemnification Agreement as executed with each director of TranSwitch Corporation (previously filed as Exhibit 10.1 to TranSwitch Current Report on Form 8-K as filed with the Securities and Exchange Commission on April 9, 2009 and incorporated herein by reference).

10.18
Form of Director Restricted Stock Unit Award Agreement under the 2008 Equity Incentive Plan (previously filed as Exhibit 10.1 to TranSwitch Corporation’s Current Report on Form 8-K as filed on May 27, 2009 and incorporated herein by reference).

10.19
Letter Agreement by and between TranSwitch Corporation and Robert Bosi, dated as of February 13, 2009 (previously filed as Exhibit 10.1 to TranSwitch Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 and incorporated herein by reference).

10.20
Sublease Agreement by and between TranSwitch Corporation and Sikorsky Aircraft Corporation, dated as of March 3, 2009 (previously filed as Exhibit 10.2 to TranSwitch Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 and incorporated herein by reference).

10.21
Separation Agreement by and between TranSwitch Corporation and Dr. Santanu Das, dated as of November 6, 2009 (previously filed as Exhibit 21.1 to TranSwitch Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009 and incorporated herein by reference).

10.22
Consulting Agreement by and between TranSwitch Corporation and Dr. Santanu Das, dated as of November 6, 2009 (previously filed as Exhibit 21.1 to TranSwitch Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009 and incorporated herein by reference).

10.23
Business Financing Agreement by and between TranSwitch Corporation and Bridge Bank, National Association, dated as of March 12, 2010 (previously filed as Exhibit 21.1 to TranSwitch Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009 and incorporated herein by reference).

21.1	Subsidiaries of the Registrant (previously filed as Exhibit 21.1 to TranSwitch Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009 and incorporated herein by reference).

23.1*	Consent of Independent Registered Public Accounting Firm (filed herewith).

24.1	Power of Attorney (set forth on signature page).

99.1**	Form of Instructions as to Use of TranSwitch Corporation Subscription Rights Certificates.

99.2**	Form of Letter to Clients.

99.3**	Form of Letter to Security Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.4**	Form of Nominee Holder Certification.

99.5**	Beneficial Owner Election Form.

99.6**	Form of Letter to Shareholders.

*	Filed herewith.
**	To be filed by amendment.

Item 17.         Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and

(iii)
To include any material information with respect to the plan of distribution no previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) To supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer and the terms of any subsequent reoffering thereof.

(6) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(8) For the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to rule 424(b)(1), or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shelton, in the State of Connecticut, on April 13, 2010.

TRANSWITCH CORPORATION

By:	/s/ Dr. M. Ali Khatibzadeh
Dr. M. Ali Khatibzadeh President and Chief Executive Officer
 April 13, 2010

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned named executive officers and directors of TranSwitch Corporation, hereby severally constitute and appoint Dr. M. Ali Khatibzadeh and Mr. Robert A. Bosi, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all amendments to this report, and generally to do all things in our names and on our behalf in such capacities to enable TranSwitch Corporation to comply with the provisions of the Securities Exchange Act of 1934, as amended and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Name and Signature	Title(s)	Date

/s/ Dr. M. Ali Khatibzadeh
Dr. M. Ali Khatibzadeh	President and Chief Executive Officer (principal executive officer)	April 13, 2010

/s/ Mr. Robert A. Bosi
Mr. Robert A. Bosi	Vice President and Chief Financial Officer (principal financial and accounting officer)	April 13, 2010

/s/ Mr. Gerald F. Montry
	Director and Chairman of the Board	April 13, 2010
Mr. Gerald F. Montry

/s/ Mr. Faraj Aalaei
Mr. Faraj Aalaei	Director	April 13, 2010

/s/ Mr. Thomas Baer
	Director	April 13, 2010
Mr. Thomas Baer

/s/ Mr. Herbert Chen
Mr. Herbert Chen	Director	April 13, 2010

/s/ Mr. Michael Crawford
Mr. Michael Crawford	Director	April 13, 2010

/s/ Dr. Santanu Das
Dr. Santanu Das	Director	April 13, 2010

/s/ Mr. James M. Pagos
Mr. James M. Pagos	Director	April 13, 2010

/s/ Mr. Sam Srinivasan
Mr. Sam Srinivasan	Director	April 13, 2010

Exhibits
Exhibit Number	Description

3.1
Amended and Restated Certificate of Incorporation, as amended to date (previously filed as Exhibit 3.1 to TranSwitch Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 and incorporated herein by reference).

3.2
Second Amended and Restated By-Laws, (previously filed as Exhibit 3.1 to TranSwitch Corporation’s Current Report on Form 8-K as filed with the SEC on October 17, 2007 and incorporated herein by reference).

3.3
Certificate of Amendment of Amended and Restated Certificate of Incorporation (previously filed as Exhibit 3.1 to TranSwitch Corporation’s Current Report on Form 8-K as filed with the SEC on November 23, 2009 and incorporated herein by reference).

3.4
Amended Certificate of Designation of Series A Junior Participating Preferred Stock of TranSwitch Corporation (previously filed as Exhibit 3.2 to TranSwitch Corporation’s Current Report on Form 8-K as filed with the SEC on November 23, 2009 and incorporated herein by reference).

4.1
Specimen certificate representing the common stock of TranSwitch Corporation (previously filed as Exhibit 4.1 to TranSwitch Corporation’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 and incorporated herein by reference).

4.2
Rights Agreement, dated as of October 1, 2001, between TranSwitch Corporation and EquiServe Trust Company, N.A., which includes the form of Rights Certificate and the Summary of Rights to Purchase Preferred Shares (previously filed as Exhibit 1 to TranSwitch Corporation’s Registration Statement No. 0-25996 on Form 8-A filed on October 2, 2001 and incorporated by reference herein).

4.3
Amendment No. 1 to the Rights Agreement, between TranSwitch Corporation and Computershare Trust Company, N.A. (formerly known as Equiserve Trust Company, N.A) as Rights Agent, dated as of February 24, 2006  (previously filed as Exhibit 4.1 to TranSwitch Corporation’s Current Report on Form 8-K as filed on February 28, 2006 and incorporated herein by reference).

4.4
2005 Employee Stock Purchase Plan, as amended  (previously filed as Exhibit 99.1 to TranSwitch Corporation’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on August 12, 2009 and incorporated herein by reference).

4.5
Form of Employee Stock Purchase Plan Enrollment Authorization Form (previously filed as Exhibit 4.3 to the Company’s Registration Statement on Form S-8 (File No. 333-126129) and incorporated herein by reference).

4.6
Form of Employee Stock Purchase Plan Change / Withdrawal Authorization Form (previously filed as Exhibit 4.4 to the Company’s Registration Statement on Form S-8 (File No. 333-126129) and incorporated herein by reference).

4.7
2008 Equity Incentive Plan, as amended (previously filed as Exhibit 4.1 to TranSwitch Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 and incorporated herein by reference).

4.8
Form of 2008 Equity Incentive Plan Stock Option Award Agreement (previously filed as Exhibit 4.3 to TranSwitch Corporation’s Registration Statement on Form S-8 (File No. 333-151113) and incorporated herein by reference).

4.9
Form of 2008 Equity Incentive Plan 102 Stock Option Award Agreement (previously filed as Exhibit 4.4 to TranSwitch Corporation’s Registration Statement on Form S-8 (File No. 333-151113) and incorporated herein by reference).

4.10
Form of Restricted Stock Award Agreement under the 2008 Equity Incentive Plan (previously filed as Exhibit 4.5 to TranSwitch Corporation’s Registration Statement on Form S-8 (File No. 333-151113) and incorporated herein by reference).

4.11
Form of Restricted Stock 102 Award Agreement under the 2008 Equity Incentive Plan (previously filed as Exhibit 4.6 to TranSwitch Corporation’s Registration Statement on Form S-8 (File No. 333-151113) and incorporated herein by reference).

4.12
Form of Non-Qualified Stock Option Award to Director Agreement under the 2008 Equity Incentive Plan (previously filed as Exhibit 4.7 to TranSwitch Corporation’s Registration Statement on Form S-8 (File No. 333-151113) and incorporated herein by reference).

4.13
Form of 2008 Equity Incentive Plan 102 Stock Award Agreement (previously filed as Exhibit 4.8 to TranSwitch Corporation’s Registration Statement on Form S-8 (File No. 333-151113) and incorporated herein by reference).

4.14
Indenture between TranSwitch Corporation and U.S. Bank National Trust (previously filed as Exhibit 4.1 to TranSwitch Corporation’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on October 26, 2009 and incorporated herein by reference).

4.15**	Form of Subscription Rights Certificate.

5.1**	Form of Opinion of Brown Rudnick LLP regarding legality of securities registered.

10.1
Third Amended and Restated 1995 Stock Option Plan, as amended (previously filed as an exhibit to TranSwitch Corporation’s Current Report on Form 8-K as filed on May 23, 2005 and incorporated herein by reference).

10.2
1995 Non-Employee Director Stock Option Plan, as amended (previously filed as Exhibit 4.4 to the TranSwitch Corporation’s Registration Statement on Form S-8 (File No. 333-89798) and incorporated herein by reference).

10.3
Form of Incentive Stock Option Agreement under the 1995 Stock Plan (previously filed as an exhibit to the TranSwitch Corporation’s Registration Statement on Form S-8 (File No. 333-94234) and incorporated herein by reference).

10.4
Form of Non-Qualified Stock Option Agreement under the 1995 Stock Plan (previously filed as an exhibit to the TranSwitch Corporation’s Registration Statement on Form S-8 (File No. 333-94234) and incorporated herein by reference).

10.5
Form of Non-Qualified Stock Option Agreement under the 1995 Non-Employee Director Stock Option Plan (previously filed as an exhibit to the TranSwitch Corporation’s Registration Statement on Form S-8 (File No. 333-94234) and incorporated herein by reference).

10.6
Lease Agreement, as amended, with Robert D. Scinto (previously filed as Exhibit 10.14 to the TranSwitch Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and incorporated herein by reference).

10.7	2000 Stock Option Plan (previously filed as Exhibit 4.2 to TranSwitch Corporation’s Registration Statement on Form S-8 (File No. 333-75800) and incorporated by reference herein).

10.8
Form of Non-Qualified Stock Option Agreement under the 2000 Stock Option Plan (previously filed as Exhibit 4.3 to TranSwitch Corporation’s Registration Statement on Form S-8 (File No. 333-75800) and incorporated by reference herein).

10.9
1999 Stock Incentive Plan of Onex Communications Corporation (previously filed as Exhibit 4.2 to TranSwitch Corporation’s Registration Statement on Form S-8 (File No. 333-70344) and incorporated by reference herein).

10.10
Form of Incentive Stock Option Agreement under the 1999 Stock Incentive Plan of Onex Communications Corporation (previously filed as Exhibit 4.3 to TranSwitch Corporation’s Registration Statement on Form S-8 (File No. 333-70344) and incorporated by reference herein).

10.11
Form of Director Non-Qualified Stock Option Agreement under the Third Amended and Restated 1995 Stock Option Plan, as amended (previously filed as Exhibit 10.1 to TranSwitch Corporation’s Current Report on Form 8-K as filed with the SEC on May 25, 2007 and incorporated herein by reference).

10.12
Agreement and Plan of Merger by and among TranSwitch Corporation, Centillium Communications, Inc., Sonnet Acquisition Corporation and Haiku Acquisition Corporation, dated as of July 9, 2008 (previously filed as Exhibit 10.1 to TranSwitch Corporation’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on July 11, 2008 and incorporated herein by reference).

10.13
Exchange Agreement by and among TranSwitch Corporation, QVT Fund LP and Quintessence Fund LP (previously filed as Exhibit 10.1 to TranSwitch Corporation’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on October 26, 2009 and incorporated herein by reference).

10.14
Exchange Agreement by and among TranSwitch Corporation, JGB Capital LP, JGB Capital Offshore Ltd. and SAMC LLC (previously filed as Exhibit 10.2 to TranSwitch Corporation’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on October 26, 2009 and incorporated herein by reference).

10.15
Employment Agreement dated November 5, 2009 between Dr. M. Ali Khatibzadeh and TranSwitch Corporation (previously filed as Exhibit 10.1 to TranSwitch Corporation’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on November 12, 2009 and incorporated herein by reference).

10.16
Common Stock Purchase Agreement dated December 31, 2009 by and between TranSwitch Corporation and Seaside 88, LP (previously filed as Exhibit 10.1 to TranSwitch Corporation’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on January 4, 2010 and incorporated herein by reference).

10.17
Form of Director Indemnification Agreement as executed with each director of TranSwitch Corporation (previously filed as Exhibit 10.1 to TranSwitch Current Report on Form 8-K as filed with the Securities and Exchange Commission on April 9, 2009 and incorporated herein by reference).

10.18
Form of Director Restricted Stock Unit Award Agreement under the 2008 Equity Incentive Plan (previously filed as Exhibit 10.1 to TranSwitch Corporation’s Current Report on Form 8-K as filed on May 27, 2009 and incorporated herein by reference).

10.19
Letter Agreement by and between TranSwitch Corporation and Robert Bosi, dated as of February 13, 2009 (previously filed as Exhibit 10.1 to TranSwitch Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 and incorporated herein by reference).

10.20
Sublease Agreement by and between TranSwitch Corporation and Sikorsky Aircraft Corporation, dated as of March 3, 2009 (previously filed as Exhibit 10.2 to TranSwitch Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 and incorporated herein by reference).

10.21
Separation Agreement by and between TranSwitch Corporation and Dr. Santanu Das, dated as of November 6, 2009 (previously filed as Exhibit 21.1 to TranSwitch Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009 and incorporated herein by reference).

10.22
Consulting Agreement by and between TranSwitch Corporation and Dr. Santanu Das, dated as of November 6, 2009 (previously filed as Exhibit 21.1 to TranSwitch Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009 and incorporated herein by reference).

10.23
Business Financing Agreement by and between TranSwitch Corporation and Bridge Bank, National Association, dated as of March 12, 2010 (previously filed as Exhibit 21.1 to TranSwitch Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009 and incorporated herein by reference).

21.1	Subsidiaries of the Registrant (previously filed as Exhibit 21.1 to TranSwitch Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009 and incorporated herein by reference).

23.1*	Consent of Independent Registered Public Accounting Firm (filed herewith).

24.1	Power of Attorney (set forth on signature page).

99.1**	Form of Instructions as to Use of TranSwitch Corporation Subscription Rights Certificates.

99.2**	Form of Letter to Clients.

99.3**	Form of Letter to Security Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.4**	Form of Nominee Holder Certification.

99.5**	Beneficial Owner Election Form.

99.6**	Form of Letter to Shareholders.

*      Filed herewith.
**    To be filed by amendment.